Exhibit 4.48

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) the type of information that the Registrant treats as private or confidential.

EXECUTION VERSION
CONFIDENTIAL
LICENSE AND COLLABORATION AGREEMENT
This License and Collaboration Agreement (this “Agreement”), effective as of March 17, 2023 (the “Execution Date”), is entered into by and between BioNTech SE, a public limited company in the form of a Societas Europaea organized under the laws of the Federal Republic of Germany, with its corporate seat at An der Goldgrube 12 55131 Mainz, registered with the commercial register of the Local Court of Mainz under HRB 48720 (“BioNTech”), and OncoC4, Inc., a Delaware corporation having business offices at 9640 Medical Center Drive, Rockville, MD 20850 (“OncoC4”). OncoC4 and BioNTech are each referred to herein, individually, as a “Party” and, collectively, as the “Parties.”
RECITALS
WHEREAS, OncoC4 Controls certain Patents and Know-How relating to certain antibody compounds and products including the product candidates known as “ONC-392” and “AI-061” (each, as defined below);
WHEREAS, BioNTech wishes to obtain from OncoC4 and OncoC4 wishes to grant to BioNTech, an exclusive license under the relevant Patents and Know-How Controlled by OncoC4 to Exploit the Licensed Compounds and Licensed Products comprising or containing Licensed Compounds in the Field in the Territory (as all such initially capitalized terms are defined below), in each case, in accordance with the terms and conditions more particularly set forth herein;
WHEREAS, BioNTech wishes to obtain from OncoC4 and OncoC4 wishes to grant to BioNTech, an exclusive option to obtain an exclusive license under the relevant Patents and Know-How Controlled by OncoC4 to Exploit AI-061 Products (defined below) in the Field in the Territory, in each case, in accordance with the terms and conditions more particularly set forth herein; and
WHEREAS, in connection with the foregoing, the Parties wish to enter into a collaboration for certain joint Development of Licensed Compounds and Licensed Products, in accordance with the terms and conditions more particularly set forth herein, while other Development of Licensed Compounds and Licensed Products (including any Development of combinations of ONC-392 with other products owned or controlled by BioNTech) would, as between the Parties, be conducted by BioNTech.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
Unless otherwise specifically set forth herein or the context otherwise requires, the following capitalized terms have the respective meanings set forth below (and derivative forms of such terms shall be interpreted accordingly):

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1.1.“Accounting Standards” means, with respect to a Person, GAAP (generally accepted accounting principles as practiced in the United States) or IFRS (International Financial Reporting Standards), in each case, as generally and consistently applied by such Person and its Affiliates.
1.2.“[***]” means, collectively, [***].
1.3.“Action” means any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, and whether civil or criminal), assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding of, to, from, by or before any Governmental Authority.
1.4.“Affiliate” means, with respect to a Person, any entity controlling, controlled by or under common control with such first Person at the time that the determination of affiliation is made and for as long as such control exists. For purposes of this definition, “control” means (a) direct or indirect ownership of fifty percent (50%) or more of the stock or shares having the right to vote for the election of directors of such Person (or if the jurisdiction where such Person is domiciled prohibits foreign ownership of such entity, the maximum foreign ownership interest permitted under such Laws; provided, that such ownership interest provides actual control over such Person), (b) status as a general partner in any partnership, or (c) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Affiliates of a Party will exclude Persons who are financial investors of such Party or under common control of such financial investors other than such Party and its subsidiary entities.
1.5.“AI-025” means the Anti-PD-1 Antibody Developed by [***] and known as “AI-025,” as of the Execution Date, [***].
1.6.“AI-025 Know-How” means any Know-How relating to AI-025 licensed or assigned to OncoC4 pursuant to the AI License.
1.7.“AI-025 Patent” means [***].
1.8.“AI-061” means the biopharmaceutical composition containing as its sole active ingredients both ONC-392 and AI-025, [***] that is known as “AI-061,” as of the Execution Date, as further described on Schedule 1.8.
1.9.“AI-061 Product” means any biopharmaceutical composition containing as its sole active ingredients both ONC-392 and AI-025, [***] including, any biopharmaceutical composition containing as its sole active ingredient AI-061.
1.10.“AI Agreements” means, collectively, those certain (a) AI-025/AI-061 License and Assignment Agreement, dated on or about the Execution Date, between [***] and OncoC4 (the “AI License”); (b) 392 Collaboration Termination and Assignment Agreement, dated on or about the Execution Date, between [***] and OncoC4 (“392 Collaboration Termination”) and (c) 392 License Termination and Assignment Agreement, dated on or about the Execution Date between [***] and OncoC4 (“392 License Termination”).

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1.11.“Antibody” means:
[***]
1.12.“Anti-CTLA-4 Antibody” means [***].
1.13.“Anti-PD-1 Antibody” means [***].
1.14.“BioNTech Competitor” means [***].
1.15.“BioNTech Product” means any product owned or controlled by BioNTech or i1ts Affiliate (for clarity, other than pursuant to this Agreement) that is (a) an Other Active used in a Combination Product with the Licensed Compound or (b) is used as part of a combination regimen with the Licensed Compound.
1.16.“BioNTech Technology” means any Patents or Know-How (a) conceived, discovered, developed, reduced to practice, or otherwise made by or on behalf of BioNTech, its Affiliates and Sublicensees under this Agreement, or (b) to the extent not otherwise covered in subsection (a), Controlled by BioNTech, its Affiliates or Sublicensees as of the Effective Date or during the Term, and is necessary or reasonably useful for OncoC4 to perform its obligations under the CDP; provided, that [***].
1.17.“Biosimilar Competition” means, [***].
1.18.“Biosimilar Material Competition” means [***].
1.19.“Biosimilar Product” means, [***].
1.20.“BLA” means: a Biologics License Application (as more fully described in 21 C.F.R. Part 601, or its successor regulation) filed with the FDA; including, all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect thereto.
1.21.“BNT PD-1 License” has the meaning set forth in Section 3.1(b).
1.22.“Business Day” means any day, other than a Saturday, a Sunday, or any day on which commercial banks in New York, New York or Mainz, Germany, are authorized or required by applicable Law to remain closed.
1.23.“Calendar Quarter” means each of the three month periods ending on March 31, June 30, September 30, and December 31 of any Calendar Year; provided, that: (a) the first Calendar Quarter of the Term will extend from the Effective Date to the end of the Calendar Quarter in which the Effective Date occurs; and (b) the last Calendar Quarter of the Term will extend from the beginning of the Calendar Quarter in which this Agreement expires or terminates until the effective date of such expiration or termination.
1.24.“Calendar Year” means, for the first Calendar Year of the Term, the period beginning on the Effective Date and ending on December 31 of the year in which the Effective Date occurs, and for each Calendar Year thereafter each twelve (12) month period commencing

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on January 1 and ending on December 31, except that the last Calendar Year of the Term will commence on January 1 of the year in which this Agreement expires or terminates and end on the effective date of such expiration or termination.
1.25.“CD80/CD86 Compound” means [***].
1.26.“Change of Control” means, with respect to a Party, (a) a merger, consolidation, reorganization, amalgamation, arrangement, share exchange, tender or exchange offer, private purchase, business combination or other transaction of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity or the parent or ultimate parent of the surviving entity immediately after such merger or consolidation, or the foregoing occurs with respect to a parent or ultimate parent company of such Party, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates (if any), becomes the direct or indirect beneficial owner of more than fifty percent (50%) of the combined voting power of the outstanding securities of such Party or any Affiliate directly or indirectly controlling such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s assets. Notwithstanding the foregoing, any transaction or series of transactions effected for the primary purpose of financing the operations of the applicable Party or changing the form or jurisdiction of organization of such Party will not be deemed a “Change of Control” for purposes of this Agreement, provided, that if the transaction would otherwise fall within clause (a) or (b) of this definition, the entity with direct or indirect beneficial ownership of fifty percent (50%) or more of the combined voting power of the surviving entity or the parent or ultimate parent of the surviving entity is a financial investor that is not an operating pharmaceutical or biopharmaceutical company and is not controlled by or under common control with such an entity.
1.27.“Claims” means, with respect to a particular item or product and a particular Patent, that such Patent claims the composition of such item or product or any of its ingredients or formulations; a method of making or using it or them; or an item used or present in the manufacture of such item or product (including plasmids, vectors, cell lines, and chemical intermediates, as applicable).
1.28.“Clinical Data” means the original human subject data and case report forms (CRFs) collected or generated with respect to Clinical Trials of any Licensed Product, together with all analysis, reports, and results with respect thereto.
1.29.“Clinical Trial” means a study in which human subjects or patients are dosed with a drug or biologic, whether such drug or biologic is approved or investigational.
1.30.“Combination Product” means [***].
1.31.“Commercialization” means any and all activities related to the commercialization of a product, including the pre-marketing, launching, marketing, promotion (including advertising and detailing), market research, labeling, bidding and listing, pricing and reimbursement, distribution, storage, handling, Manufacturing for commercial sale (including inventory build to support launch), offering for sale, selling, having sold, importing and

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exporting for sale, having imported and exported for sale, distribution, having distributed, order processing, handling returns and recalls, customer service and support, and post-marketing safety surveillance and reporting of a product, as well all regulatory compliance and conduct of administrative functions with respect to the foregoing. For clarity, “Commercialization” includes all pre-launch marketing and other launch preparation activities, including training of personnel who will conduct Commercialization activities, as well as Manufacturing activities in preparation for and to establish and maintain commercial sales. When used as a verb, “Commercialize” means to engage in Commercialization.
1.32.“Commercially Reasonable Efforts” means [***].
1.33.“Compulsory License” means, with respect to a Licensed Product and a given country or jurisdiction, a right for a Third Party to develop, make, have made, use, sell, offer for sale or import a Licensed Product where such right has been obtained as a result of a licensing requirement or obligation under applicable Law or an order of a Governmental Authority in such country or jurisdiction.
1.34.“Confidential Information” means (i) all trade secrets or confidential or proprietary information (including any tangible materials embodying any of the foregoing) of the disclosing Party or its Affiliates provided or disclosed to the other Party in connection with this Agreement; and (ii) the terms and conditions of this Agreement; provided, however, that Confidential Information will not include information that:
(a)    has been published by a Third Party or otherwise is or hereafter becomes publicly known by public use, publication, general knowledge or the like through no breach of this Agreement on the part of the receiving Party;
(b)    has been in the receiving Party’s possession prior to disclosure by the disclosing Party hereunder, and not through a prior disclosure by the disclosing Party, without any obligation of confidentiality with respect to such information (as evidenced by the receiving Party’s or such Affiliate’s written records or other competent evidence);
(c)    is subsequently received by the receiving Party from a Third Party who is not known by the receiving Party to be under an obligation of confidentiality to the disclosing Party under any agreement between such Third Party and the disclosing Party; or
(d)    has been independently developed by or for the receiving Party without reference to, or use or disclosure of, the disclosing Party’s Confidential Information (as evidenced by the receiving Party’s or such Affiliate’s written records or other competent evidence);
provided, further, that clauses (b) through (d) above will not apply to the terms and conditions of this Agreement.
Licensed Know-How, unpublished Licensed Patents, [***] and the terms and conditions of this Agreement shall be deemed the Confidential Information of both Parties, with each Party treated as the receiving Party in respect thereof.

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1.35.“Control” or “Controlled” means, with respect to any Know-How, Patent, Regulatory Material, Regulatory Approval or other property right, the legal authority or right (whether by ownership, license (other than a license granted pursuant to this Agreement) or otherwise) of a Person or its Affiliate to grant access, a license, or a sublicense of or under such Know-How, Patent, Regulatory Material, Regulatory Approval or other property right, without breaching the terms of any agreement with a Third Party. Notwithstanding the foregoing, Patents and Know-How licensed to OncoC4 under the Upstream Agreement(s) shall be deemed to be “Controlled” by OncoC4 for purposes of this Agreement to the same extent that such Patents and Know-How are licensed to OncoC4 and otherwise fall within the definition of Licensed Patents and Licensed Know-How, respectively.
1.36.“Cover,” “Covering” or “Covered” mean, [***].
1.37.“CTLA-4” means [***].
1.38.“Development” means non-clinical, pre-clinical, and clinical drug research and development activities, whether before or after Regulatory Approval, including drug metabolism and pharmacokinetics, translational research, toxicology, pharmacology, test method development and stability testing, process and packaging development and improvement, process validation, process scale-up, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, conduct of Clinical Trials, regulatory affairs, the preparation and submission of Regulatory Materials, Clinical Trial regulatory activities, and any other activities directed towards obtaining or maintaining Regulatory Approval of any Licensed Product, including Manufacturing in support of any of the foregoing. Development includes use and importation of the relevant Licensed Product to conduct such Development activities. For clarity, “Development” will not include Commercialization activities. When used as a verb, “Develop” means to engage in Development.
1.39.“Dollars” means United States dollars.
1.40.“EU” means the European Union, as its membership may be constituted from time to time, and any successor thereto, and the United Kingdom.
1.41.“Exploit” means, with respect to a pharmaceutical or biologic product, to Develop, Manufacture, make, have made (subject to the terms of this Agreement, if applicable), Commercialize, use, sell, offer for sale, import, export, and otherwise exploit such Licensed Product.
1.42.“FDA” means the United States Food and Drug Administration or any successor agency thereto.
1.43.“FFDCA” means the U.S. Federal Food, Drug and Cosmetic Act.
1.44.“Field” means [***].
1.45.“First Commercial Sale” means [***].

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1.46.“FTE” means the equivalent of a full-time individual’s work time for a twelve (12) month period devoted to Development (excluding management and indirectly related personnel’s time), where “full-time” is determined by [***] hours per Calendar Year. In the event that any individual who works full-time during a given Calendar Year works partially on the activities under this Agreement and partially on other work outside this Agreement, then the full-time equivalent to be attributed to such individual’s work hereunder for such Calendar Year shall be equal to the percentage of such individual’s total work time in such Calendar Year that such individual spent working on activities under this Agreement. For avoidance of doubt, FTE shall exclude individuals responsible for managerial, secretarial, clerical and administrative activities.
1.47.“FTE Costs” means, with respect to a Party for any period, the applicable FTE Rate multiplied by the applicable number of FTEs of such Party performing Development activities during such period in accordance with the CDP.
1.48.“FTE Rate” means [***] per FTE per Calendar Year; provided, that the FTE Rate will be prorated for the period beginning on the Effective Date and ending on December 31, 2023 [***].
1.49.“Fully Burdened Manufacturing Costs” or “FBMC” means the costs incurred by or on behalf of the Parties or their Affiliates in connection with Manufacturing or purchasing from a Third Party, as applicable, the Licensed Compound or Licensed Products (or components thereof). For quantities Manufactured by a Party or its Affiliate, FBMC shall be comprised of the following elements calculated in accordance with the applicable Accounting Standard: [***].
1.50.“GCP” means all applicable then-current standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Trials, including, as applicable, (a) as set forth in the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products, (b) the Declaration of Helsinki (2013) as last amended at the 64th World Medical Association in October 2013 and any further amendments or clarifications thereto, (c) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), and (d) the equivalent applicable Laws in any relevant country, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, safety, and confidentiality of trial subjects.
1.51.“GLP” means all applicable then-current standards for laboratory activities for pharmaceuticals, as set forth in the FDA’s Good Laboratory Practice regulations as defined in 21 C.F.R. Part 58, or the Good Laboratory Practice principles of the Organization for Economic Co-Operation and Development (OECD), and such standards of good laboratory practice as are required by the equivalent applicable Laws in the relevant country and other organizations and governmental agencies in countries in which the Licensed Product is intended to be sold by the Party that is subject to such standards.

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1.52.“GMP” means all applicable then-current standards for Manufacturing, including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. §§ 210, 211 and 600-680 and all applicable FDA guidelines and requirements, (b) European Directive 2003/94/EC for medicines and investigational medicines for human use and the applicable guidelines stated in the EudraLex guidelines, (c) the principles detailed in the applicable ICH guidelines, (d) the conduct of an inspection by a Qualified Person (as defined therein) and the execution by such Qualified Person of an appropriate certification of inspection; and (e) the equivalent applicable Laws in any relevant country, each as may be amended and applicable from time to time.
1.53.“Governmental Authority” means any national, multinational, supranational, federal, state, local, provincial, municipal, foreign or other entity, office, commission, bureau, agency, political subdivision, instrumentality, branch, department, authority, board, court, arbitral or other tribunal, official or officer, in any case, exercising executive, judicial, legislative, police, regulatory, administrative or taxing authority, or functions of any nature pertaining to government.
1.54.“ICH” means the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.
1.55.“IND” means an application filed with a Regulatory Authority for authorization to commence Clinical Trials, including (a) an Investigational New Drug Application as defined in the FFDCA or any successor application or procedure filed with the FDA, (b) any equivalent thereof in other countries or jurisdictions, (e.g., a Clinical Trial Application (CTA) in the EU) and (c) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.
1.56.“Indemnified Party” means a Person entitled to indemnification under ARTICLE XI.
1.57.“Indemnifying Party” means a Party from whom indemnification is sought under ARTICLE XI.
1.58.“Indication” means, [***].
1.59.“Initiation” means, with respect to a Clinical Trial, the date upon which the first patient or subject is dosed in such Clinical Trial.
1.60.“Joint Development Costs” means, [***].
1.61.“Joint Development Program” means the joint program of Development to be conducted under the CDP.
1.62.“Know-How” means all inventions, practices, methods, protocols, formulae, knowledge, know-how, trade secrets, instructions, processes, procedures, assays, skills, experiences, techniques, information, works of authorship, drawings, assembly procedures, computer programs, apparatuses, specifications, and Materials.

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1.63.“Law” means any applicable federal, state, local, national, multinational, supranational, provincial, municipal, foreign, or other law, statute, legislation, constitution, principle of common law, code, treaty ordinance, regulation, rule, or order of any kind put into place by or under the authority of any Governmental Authority, together with any rules, regulations, or compliance guidance promulgated thereunder. For clarity, “Laws” include the applicable regulations and guidance of the FDA and European Union (and national implementations thereof) that constitute GLP, GMP, and GCP (and, if and as appropriate under the circumstances, ICH guidance or other comparable regulations and guidance of any other applicable Governmental Authority).
1.64.“Licensed Compound” means each of (a) ONC-392, and (b) any and all Anti-CTLA-4 Antibodies Controlled by OncoC4 as of the Execution Date or during the Term (whether such Antibodies exist as of the Execution Date or arise during the Term) (including the ONC-392 backup molecules described on Schedule 1.64), in each case (clauses (a) and (b)), either in protein form or as a nucleotide sequence encoding the Antibody.
1.65.“Licensed Know-How” means any and all Know-How existing as of the Execution Date or arising during the Term and Controlled by OncoC4 or its Affiliates as of the Execution Date or during the Term that is necessary or reasonably useful for the Exploitation of the Licensed Compound and Licensed Products in the Field in the Territory; provided, that (a) the Licensed Know-How shall not include Know-How relating solely to an Other Active (other than AI-025) of a Combination Product unless otherwise mutually agreed by the Parties separately in writing, and (b) if BioNTech does not exercise the Option in accordance with Section 2.2, then upon and following the expiration of the Option Period, the Licensed Know-How shall exclude any Know-How relating solely to AI-061 or AI-025 unless otherwise mutually agreed by the Parties separately in writing.
1.66.“Licensed Patents” means (a) the Listed Patents and (b) any other Patents existing as of the Execution Date or arising during the Term that are Controlled by OncoC4 or its Affiliates as of the Execution Date or during the Term and that are necessary or reasonably useful for the Exploitation of the Licensed Compound and Licensed Products in the Field in the Territory; provided, that (i) Licensed Patents shall not include Patents solely claiming or solely covering an Other Active (other than AI-025) of a Combination Product unless otherwise mutually agreed by the Parties separately in writing, and (ii) if BioNTech does not exercise the Option in accordance with Section 2.2, then upon and following the expiration of the Option Period, the Licensed Patents shall exclude any Patents solely claiming or solely covering AI-061 or AI-025 unless otherwise mutually agreed by the Parties separately in writing.
1.67.“Licensed Product” means (i) any pharmaceutical or biologic product or composition that contains any Licensed Compound, including Combination Products, and (ii) subject to the terms and conditions of Section 2.2, the AI-061 Product; provided, that if BioNTech does not exercise the Option in accordance with Section 2.2 and Section 7.2 prior to the expiration of the Option Period, then upon and following the expiration of the Option Period, the AI-061 Product shall no longer be a Licensed Product under this Agreement unless otherwise mutually agreed by the Parties separately in writing. It is understood that Licensed Products may be in the following forms, presentations or applications: (a) a form consisting of the Licensed Compound as a single therapeutically active ingredient (“Licensed Single Product”); or (b) a Combination Product.

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1.68.“Listed Patents” means (a) the Patents listed in Schedule 1.68; (b) all patents and patent applications (including provisional applications), including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, re-issues, additions, renewals, extensions, confirmations, registrations, any other pre- or post-grant forms of any of the foregoing, (c) any confirmation patent or registration patent or patent of addition, utility models, patent term extensions, and supplemental protection certificates or requests for continued examinations, foreign counterparts, and the like of any of the foregoing, (d) any and all patents that have issued or in the future issue from the foregoing patent applications, including author certificates, utility models, petty patents, innovation patents and design patents and certificates of invention.
1.69.“Losses” means damages, losses, liabilities, costs (including costs of investigation, defense), fines, penalties, taxes, expenses, or amounts paid in settlement (in each case, including reasonable attorneys’ and experts’ fees and expenses), in each case resulting from an Action.
1.70.“MAA” means, with respect to a product and a country or jurisdiction, an application for marketing authorization for Commercialization of such product in such country or jurisdiction, including a BLA in the United States.
1.71.“Major Market” means any of the following countries: [***].
1.72.“Manufacturing” means all activities related to the production of Licensed Compound or Licensed Product, or any component or intermediate thereof, including the making, synthesis, conjugation, production, manufacture, having manufactured, processing, filling, finishing, packaging, labeling, shipping and holding of any intermediate thereof, including process development, process qualification and validation, scale-up, commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control. When used as a verb, “Manufacture” means to engage in Manufacturing activities. References to a Person engaging in Manufacturing activities will include having any or all of the foregoing activities performed by a Third Party to the extent such performance is permitted hereunder.
1.73.“Materials” means chemical and biological materials, including plasmids, constructs, and cell lines.
1.74.“[***] Agreement” means [***].
1.75.“Net Sales” means, with respect to any Licensed Product, the gross amount invoiced on sales of such Licensed Product by BioNTech or any of its Affiliates or Sublicensees to a Third Party, less the following customary deductions, determined in accordance with the Accounting Standards, to the extent allocated to the sale of such Licensed Product and actually taken, paid, accrued, allowed, or included in the gross sales prices or specifically allocated in its financial statements with respect to such sales:
[***]
Notwithstanding the foregoing, sales of the Licensed Product for clinical study purposes, bona fide charitable purposes, “compassionate use sales,” named patient sales (unpaid or at cost

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or a no-profit price) or similar use, in each case, at or below cost, shall not constitute Net Sales. Sales and other transfers of Licensed Product between any of BioNTech, its Affiliates and Sublicensees (for clarity, including distributors) will not give rise to Net Sales, but rather the subsequent sale of Licensed Product to Third Parties will give rise to Net Sales. Net Sales will be determined in accordance with the Accounting Standards.
In the event that a Licensed Product is sold in any country in the form of a Combination Product, Net Sales of such Combination Product shall be adjusted by multiplying actual Net Sales of such Combination Product in such country during the relevant Calendar Quarter calculated pursuant to the foregoing definition of “Net Sales” by the fraction A/(A+B), where “A” is the average invoice price in such country of any Licensed Product that contains the Licensed Compound, as applicable, as its sole active ingredient(s), if sold separately in such country, and “B” is the average invoice price in such country of each product that contains Other Active(s) contained in such Combination Product as its sole active ingredient(s), if sold separately in such country. If either a Licensed Product that contains the Licensed Compound, as applicable, as its sole active ingredient or a product that contains Other Active in the Combination Product as its sole active ingredient(s) is not sold separately in a given country during the relevant Calendar Quarter, prior to the date of the First Commercial Sale of such Combination Product, then: (a) if they are each sold separately in any Major Market, BioNTech shall be entitled to apply worldwide the ratio obtained by using the prices in such Major Market in the A/(A+B) formula; or (b) if (a) is not the case then the Parties shall negotiate in good faith and seek to reach mutual agreement on a reasonable adjustment to Net Sales in such country that takes into account the medical contribution to the Combination Product of, and all other factors reasonably relevant to the relative value of, the Licensed Compound, as applicable, on the one hand, and Other Active(s), on the other hand. If the Parties do not reach written agreement as to such adjustment within thirty (30) days after BioNTech requests in writing such negotiations, then BioNTech may invoke and the Parties shall follow the Expert Valuation procedure set forth in Schedule 1.75 to determine such adjustment. Notwithstanding the foregoing or anything contained herein, for purposes of calculating Net Sales, AI-061 Products shall be deemed to be a Licensed Single Product (except where combined with [***] or more Other Actives) and shall not be deemed to be a Combination Product. For purposes of calculating royalties due under an Upstream Agreement, the definition of Net Sales shall not be adjusted for purposes of calculating Net Sales hereunder and the amounts due by BioNTech under this Agreement. However, recognizing that OncoC4 may owe royalties under an Upstream Agreement based on a different Net Sales definition, BioNTech shall provide or cause to be provided to OncoC4 such information as OncoC4 may reasonably request to enable OncoC4 to properly report and pay royalties under, and otherwise comply with, the Upstream Agreements.
1.76.“Non-Rare Cancer Indication” means an Indication in oncology for a cancer that is not a Rare Cancer.
1.77.“ONC-392” means the monoclonal Anti-CTLA-4 Antibody Developed by OncoC4 and known as “ONC-392,” as of the Execution Date, the amino acid sequence of which is set forth on Schedule 1.77.
1.78.“Option Period” means the period commencing on the Effective Date and ending on the date [***] following Completion of the first Phase 1 Trial of AI-061. As used herein, “Completion of the first Phase 1 Trial of AI-061” means the date upon which the final subject

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enrolled in such Clinical Trial completed the safety and the efficacy assessment (as such Clinical Trial is described in the initial CDP), whether the Clinical Trial concluded according to the pre-specified protocol or was terminated; provided, that if the protocol for such Clinical Trial is amended to significantly increase the number of subjects or otherwise become a “Phase 2 Trial” (including a “Phase 1/2” Clinical Trial), then “Completion of the first Phase 1 Trial of AI-061” shall be deemed to be the earlier of (i) the date upon which the final subject enrolled in the “Phase 1” portion of such Clinical Trial completed the safety and the efficacy assessment, and (ii) the date upon which the first subject in the “Phase 2” portion of such Clinical Trial is dosed. As used in this definition, “completed the safety and the efficacy assessment” means, with respect to the final subject enrolled in a Clinical Trial, (A) the first date upon which both Parties have received Clinical Data from the first tumor response assessment for such final subject in such Clinical Trial or the relevant portion thereof and (B) a first summary of all safety, efficacy, pharmacokinetic and biomarker data collected as of the first tumor response assessment for such final subject in such Clinical Trial or the relevant portion thereof is available.
1.79.“[***]” means [***].
1.80.“Out-of-Pocket Costs” means, with respect to a Party, costs and expenses paid by such Party or its Affiliate to Third Parties (or payable to Third Parties and accrued in accordance with Accounting Standards), other than employees of such Party or its Affiliates.
1.81.“Patents” means (a) all patents and patent applications (including provisional applications), including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, re-issues, additions, renewals, extensions, confirmations, registrations, any other pre- or post-grant forms of any of the foregoing, (b) any confirmation patent or registration patent or patent of addition, utility models, patent term extensions, and supplemental protection certificates or requests for continued examinations, foreign counterparts, and the like of any of the foregoing, (c) any and all patents that have issued or in the future issue from the foregoing patent applications, including author certificates, utility models, petty patents, innovation patents and design patents and certificates of invention.
1.82.“PD-1” means programmed cell death protein 1 and is also known as “CD279” or the cluster of differentiation 279.
1.83.“PD-1 Product” means any biopharmaceutical composition that contains an Anti-PD-1 Antibody.
1.84.“Person” means any natural person, corporation, general partnership, limited partnership, joint venture, proprietorship or other business organization or a Governmental Authority.
1.85.“Phase 1 Trial” means a Clinical Trial of a Licensed Product that generally provides for the first introduction into humans of such Licensed Product, with the primary purpose of determining metabolism, pharmacokinetic properties, the maximum tolerated dosage, and side effects of such product, in a manner that is generally consistent with 21 C.F.R. § 312.21(a), or a similar clinical study prescribed by the Regulatory Authorities in a country or jurisdiction outside the United States, excluding any investigator-initiated Clinical Trials. For

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clarity, Phase 1 Trial includes any Clinical Trial (or portion thereof) designated as a “Phase 1a” Clinical Trial or “Phase 1b” Clinical Trial.
1.86.“Phase 2 Trial” means a Clinical Trial of a Licensed Product conducted on a sufficient number of subjects for evaluating (and the principal purpose of which is to evaluate) the effectiveness of such Licensed Product for its particular intended use and obtaining (and to obtain) information about side effects and other risks associated with the drug, in a manner that is generally consistent with 21 C.F.R. § 312.21(b), or a similar clinical study prescribed by the Regulatory Authorities in a country or jurisdiction outside the United States, to permit the design of further Clinical Trials of such Licensed Product, excluding any investigator-initiated Clinical Trials. For clarity, Phase 2 Trial includes any Clinical Trial (or portion thereof) designated as a “Phase 2a” Clinical Trial or “Phase 2b” Clinical Trial.
1.87.“Phase 3 Trial” means a Clinical Trial of a Licensed Product with a defined dose or a set of defined doses of such Licensed Product and conducted on a sufficient number of subjects for ascertaining (and that is designed to ascertain) the overall risk-benefit relationship of the Licensed Product for its intended use and determining (and to determine) warnings, precautions, and adverse reactions that are associated with such Licensed Product in the dosage range to be prescribed, in a manner that is generally consistent with 21 C.F.R. § 312.21(c), or a similar clinical study prescribed by the Regulatory Authorities in a country or jurisdiction outside the United States, which trial is necessary to support Regulatory Approval of such Licensed Product, excluding any investigator-initiated Clinical Trials. For clarity, Phase 3 Trial includes any Clinical Trial (or portion thereof) designated as a “Phase 3a” Clinical Trial.
1.88.“Pivotal Trial” means a Clinical Trial that is prospectively designed to demonstrate that a Licensed Product is safe and effective for use in a particular Indication in a manner sufficient to evaluate the overall benefit-risk relationship of the Licensed Product and to provide an adequate basis for physician labeling, and which, at the time of the initiation of such Clinical Trial, is intended and expected to be the basis for Regulatory Approval by the FDA and/or the European Commission after EMA opinion in the EU of such Licensed Product for such Indication, based on discussions with the relevant Regulatory Authority. For clarity, Pivotal Trial shall (a) always include Phase 3 Trials, and (b) include “Phase 2b/3” Clinical Trials (or the appropriate portion thereof), Phase 2 Trials, “Phase 1/2” Clinical Trials, or other Clinical Trials, if the conditions of this definition are met. In some cases, it may not be known whether a given Phase 2 Trial will be treated by the governing Regulatory Authority as a Pivotal Trial until after it is completed. In these cases, if such a Phase 2 Trial is ultimately agreed by the governing Regulatory Authority to be a Pivotal Trial, then from such point forward it will be treated as a Pivotal Trial for purposes of this Agreement, and any milestones hereunder that become due based on such status will be deemed achieved only as of the date of such agreement from such governing Regulatory Authority (and any associated payment due hereunder will not be considered late based on earlier events in relation to such Clinical Trial prior to such agreement from such governing Regulatory Authority to treat it as a Pivotal Trial).
1.89.“Pricing and Reimbursement Approval” means, with respect to a Licensed Product, the governmental approval, agreement, determination or decision establishing the price or level of reimbursement for such Licensed Product, in a given country in the Territory.

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1.90.“Prosecution” means, in relation to any Patents (a) to prepare and file patent applications, including re-examinations or re-issues thereof, and represent applicants or assignees before relevant patent offices or other relevant Governmental Authorities during examination, re-examination and re-issue thereof, in appeal processes and interferences, or any equivalent proceedings, (b) to defend all such applications against Third Party oppositions or other challenges, (c) to secure the grant of any patents arising from such patent application, (d) to maintain in force any issued patent (including through payment of any relevant maintenance fees), and (e) to make all decisions with regard to any of the foregoing activities. When used as a verb, “Prosecute” means to engage in Prosecution activities.
1.91.“Rare Cancer” means any cancer that affects fewer than 40,000 people per year in the U.S. based on NCI data.
1.92.“Regulatory Approval” means the final or conditional approval of the applicable Regulatory Authority necessary for the marketing and sale of the Licensed Product in the Field in a country or jurisdiction in the Territory, including BLA approval in the United States, but excluding any separate Pricing and Reimbursement Approval.
1.93.“Regulatory Authority” means any national, multinational, supranational, federal, state, local, provincial, municipal, foreign or other regulatory agency, department, bureau or other Governmental Authority with authority over the clinical development, manufacture, marketing or sale of the Licensed Product in a country.
1.94.“Regulatory Commitments” means activities to be performed by or on behalf of a Party or its Affiliates in connection with seeking Regulatory Approval of a Licensed Product in the Territory, but excluding, for clarity, any post-marketing commitments as mandated or agreed to be conducted with a Regulatory Authority for such Licensed Product.
1.95.“Regulatory Materials” means, with respect to a Licensed Product, (a) all INDs, MAAs, BLAs, establishment license applications, drug master files, applications for designation as an “Orphan Product” under the Orphan Drug Act, for “Fast Track” status under Section 506 of the FFDCA (21 U.S.C. § 356) or for a Special Protocol Assessment under Section 505(b)(4)(B) and (C) of the FFDCA (21 U.S.C. § 355(b)(4)(B) and (C)) and all other similar filings (including counterparts of any of the foregoing in any country in the Territory), (b) any applications for Regulatory Approval and other applications, filings, dossiers, or similar documents (e.g., pediatric investigation plans) submitted to a Regulatory Authority in any country for the purpose of obtaining Regulatory Approval from that Regulatory Authority, (c) all supplements and amendments to any of the foregoing, and (d) all data, including Clinical Data, and other information contained in, and Regulatory Authority correspondence relating to, any of the foregoing.
1.96.“Senior Officers” means: (a) with respect to OncoC4, the Chief Executive Officer or any other officer on the management team (such as Chief Operating Officer or the Chief Medical Officer) of OncoC4 or his/her designee or successor with appropriate decision-making authority; and (b) with respect to BioNTech, the Senior Vice-President (or any more senior position thereto) of BioNTech or his/her designee or successor with appropriate decision-making authority.

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1.97.“Service Provider” means, with respect to OncoC4, any Third Party service provider acting on behalf of OncoC4 or its Affiliate, on a fee for service basis, in the performance of activities conducted in accordance with the CDP; provided, that “Service Providers” shall not include (a) Third Parties engaged to supply Licensed Compounds or Licensed Products to either Party, (b) Third Parties performing material services expected to receive consideration from either Party in excess of [***] in any Calendar Year, (c) any Third Party that has failed to satisfy a quality audit required under a customary quality agreement in place between the Parties or their Affiliates and such failure has not been cured within sixty (60) days of notice to the Third Party of such failure or (d) Third Parties engaged to apply for regulatory approvals or authorized to make payments or other transfers of value to other Third Parties, in particular, but not limited to, government officials, public authorities, healthcare organizations, healthcare professionals, patient advocacy groups or patients.
1.98.“Stage 2” means that second portion of the Phase 3 Trial for the NSCLC 2L Monotherapy described in the CDP utilizing a single recommended dose of the Licensed Product, subject to approval by the independent data monitoring committee (DMC) overseeing such Phase 3 Trial, or otherwise requested or recommended by the FDA.
1.99.“Sublicense” means a grant of rights from BioNTech to a Sublicensee under any of the rights licensed to BioNTech by OncoC4 under Section 2.1, for clarity excluding contract research organizations, contract manufacturing organizations, and other service providers that do not obtain commercial rights (i.e., the right to sell to anyone but BioNTech, a BioNTech Affiliate or an entity deriving rights from them).
1.100.“Sublicensee” means, with respect to a Party, a Third Party sublicensee of rights granted to such Party under this Agreement, or any further sublicensee of such rights (regardless of the number of tiers, layers or levels of sublicenses of such rights), for clarity excluding grants to contract research organizations, contract manufacturing organizations, and other service providers that do not obtain commercial rights (i.e., the right to sell to anyone but BioNTech, a BioNTech Affiliate or an entity deriving rights from any of them).
1.101.“Territory” means the entire world.
1.102.“Third Party” means any Person other than a Party or their respective Affiliates.
1.103.“Trademark” means all registered and unregistered trademarks, service marks, trade dress, trade names, logos, insignias, domain names, symbols, designs, and combinations thereof.
1.104.“United States” or “U.S.” mean the United States of America and its territories and possessions.
1.105.“Upstream Agreements” means the agreements set forth on Schedule 1.105 pursuant to which OncoC4 obtains a license from a Third Party under certain Licensed Patents or Licensed Know-How. Complete copies of the Upstream Agreements and any amendments or modifications thereto have been provided to BioNTech prior to the execution of this Agreement.
1.106.“Valid Claim” means [***].

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1.107.“VAT and Indirect Taxes” means any value added, sales, purchase, turnover or consumption tax as may be applicable in any relevant jurisdiction.
1.108.“[***]” means, [***].
1.109.“[***] Agreements” means agreements between [***] and OncoC4 with respect to the Licensed Compound or Licensed Products, but not including the [***] License.
1.110.“[***] License” means [***].
1.111.Additional Definitions. The following terms have the respective meanings set forth in the Sections indicated below:

Definition	Section
392 Collaboration Termination	1.10
392 License Termination	1.10
[***] Guangzhou	1.2
Agreement	Preamble
AI-025 Inventions	8.1(d)
AI-025 Label License	2.1(a)
AI-061 Conditions	2.1(a)
AI License	1.10
Allegedly Breaching Party	13.3(a)
Alliance Manager	6.7(a)
Audited Site	4.1(f)
Auditor	7.8(a)
BioNTech	Preamble
BioNTech Development Plan	3.1(b)
BioNTech Foreground Invention	8.1(c)(i)
BioNTech Foreground Patents	8.1(c)(i)
BioNTech Indemnified Parties	11.1
BioNTech Product Invention	8.1(c)(ii)
BioNTech Product Patents	8.1(c)(ii)
Biosimilar Application	8.3(f)(i)
Breaching Party	13.3(a)
CAPA	4.1(f)
CDP	3.1(a)(i)
[***] License	Schedule 10.2(i)
Commercialization Plan	5.3(b)

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Competing Program	2.6(b)
Completion of first Phase 1 Trial of AI-061	1.78
Covered Period	3.1(a)(i)
Development Milestone Event	7.4(a)
Development Milestone Payment	7.4(a)
DOJ	15.18
Effective Date	15.18
Enforcement or Defense Action	15.18
Excess Development Costs	3.2(b)
Exclusive License	2.1(a)
Execution Date	Preamble
First Indication	1.58
FTC	15.18
GOVERNMENT OFFICIAL	15.17(c)
HSR Act	15.18
Incremental Withholding	7.9(a)
Infringement Claim	8.4
IP Notice	8.3(a)
Joint Development Budget	3.1(a)(i)
[***]	8.1(b)(i)
[***]	8.1(b)(i)
JSC	6.1
Licensed Single Product	1.67
Mediation Period	Schedule 13.4(d)
[***]	10.2(l)
Mono/PD-1 Combinations	3.1(a)(i)
New Affiliate	2.6(b)
Non-Breaching Party	13.3(a)
OncoC4	Preamble
OncoC4 Indemnified Parties	11.2
[***]	10.2(p)
Option	2.2
Option Effective Date	2.2(b)
Option Exercise Fee	7.2
Option Exercise Notice	2.2(a)
[***] License	Schedule 1.105

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[***] Settlement	Schedule 1.105
[***]	2.7
Other Active	1.30
Other Combinations	3.1(b)
Party and Parties	Preamble
Party Vote	4.3
Patent Extension	8.2(d)
Pharmacovigilance Agreement	2.9
PROHIBITED CONDUCT	15.17(a)
Proviso Covenant	2.1(a)
Reduction Floor	7.7(f)
Representatives	9.1(b)
Reserved Financial Decision	6.5(a)(i)
Reserved Rights	2.5
Reversion Agreement	Schedule 13.4(d)
Reversion Products	13.4(b)
Royalty Term	7.5(b)
Rules	14.2
Sales Milestone Event	7.4(b)
Sales Milestone Payment	7.4(b)
Securitization Transaction	15.1(a)(ii)
Shared CDP Liability Claims	11.1
Subcommittee	6.6
Supply Agreement	5.1(a)
Technology Transfer	5.2(a)
Term	13.1
Terminated Product	13.4(e)
Terminated Product Agreement	13.4(e)
Third Party Action	11.1
Third Party Claim	11.3(a)
Withholding Action	7.9(a)

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ARTICLE II
LICENSE GRANTS
2.1    License Grants.
(a)License Grant to BioNTech. Subject to the terms and conditions of this Agreement, OncoC4 hereby grants to BioNTech an exclusive (but not to the exclusion of OncoC4’s Reserved Rights), non-transferable (except in accordance with Section 15.1), sublicensable (through multiple tiers, subject to Section 2.3), (i) royalty-bearing license under the Licensed Know-How, Licensed Patents, and [***], to Exploit Licensed Compounds and Licensed Products in the Field in the Territory and (ii) royalty-free license under any AI-025 Patents or any AI-025 Know-How, the Licensed Know-How, Licensed Patents, and [***], to Exploit AI-025 not co-formulated with ONC-392, but used in combination with ONC-392 (whether co-packaged, co-indicated, co-labeled or any other combined use) (for clarity, not including in AI-061 or AI-061 Products), (such license under clause (ii), the “AI-025 Label License”) in the Field in the Territory (clause (i) and (ii), collectively, the “Exclusive License”). Notwithstanding the foregoing, (A) unless and until BioNTech exercises the Option in accordance with Section 2.2, despite the Exclusive License granted to BioNTech under this Section 2.1(a) with respect to AI-061, AI-061 Products and AI-025, BioNTech hereby covenants that its Exploitation of AI-061, AI-025 and AI-061 Products: (I) shall be limited to conducting Development and Manufacturing activities with respect to AI-061 or AI-061 Products solely in accordance with the CDP during the Option Period, and (II) shall not include the sale, offer for sale, distribution, promotion, marketing or other Commercialization of AI-061 or AI-061 Products (or any other Licensed Product containing AI-061) (the limitations described in clauses (I) and (II) are referred to herein as the “AI-061 Conditions”), and (B) in all instances BioNTech hereby covenants that its Exploitation of AI-025 shall not include the Exploitation of AI-025 other than within the context of and as part of AI-061 (the “Proviso Covenant”). The AI-061 Conditions shall no longer apply on or after the Option Effective Date in the event BioNTech exercises the Option. For the avoidance of doubt, unless otherwise agreed upon in writing by the Parties in the form of an amendment or restatement of this Agreement or a new license agreement, the rights granted to BioNTech with respect to AI-025 are limited to the AI-025 Label License, subject always to the Proviso Covenant, and Exploitation of AI-025 solely within the context of and as part of AI-061 or AI-061 Products (including the right to manufacture AI-025 in order to Exploit AI-061 or AI-061 Products as a Licensed Product), and under no circumstances will BioNTech or its Affiliates obtain any right or license to use AI-025 as a monotherapy or in combination with any other therapeutically active ingredient except as expressly contemplated hereby with respect to the AI-025 Label License, subject always to the Proviso Covenant, and the use of AI-025 solely within the context of and as part of AI-061 or AI-061 Products as a combination product. It is understood that for purposes of this Agreement, despite being a product that combines two (2) active ingredients, AI-061 and AI-061 Products are deemed to be a “Licensed Single Product” rather than a “Combination Product.” However, BioNTech retains the right (unless it allows the Option to lapse without exercise) to include AI-061 or an AI-061 Product in a Combination Product, and if BioNTech Develops AI-061 or an AI-061 Product in a Combination Product with [***] or more Other Actives, in such case, AI-061 or such AI-061 Product shall be treated as the Licensed Product component of such Combination Product.

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(b)License Grant to OncoC4. Subject to the terms and conditions of this Agreement, BioNTech hereby grants to OncoC4, a non-exclusive, non-transferable (except in accordance with Section 15.1), sublicensable (through multiple tiers) to subcontractors, only with BioNTech’s prior written consent, except that such written consent will not be required for sublicenses to OncoC4’s Affiliates, Service Providers or any subcontractors listed on Schedule 2.1(b), royalty-free license under the BioNTech Technology and [***] to carry out OncoC4’s obligations under the CDP. For clarity, OncoC4 shall not be permitted to sublicense the entirety of its co-development obligations under the CDP to any Affiliate or Third Party.
2.2    AI-061 Option. OncoC4 hereby grants BioNTech the exclusive option (the “Option”) exercisable during the Option Period to be released from its covenant as to the AI-061 Conditions restricting its practice of the Exclusive License with respect to AI-061 Products, including that BioNTech shall be released from its covenants not to exercise the right to sell, offer for sale, distribute, promote, market and otherwise Commercialize AI-061 (or any other Licensed Product containing AI-061). The Option shall be exercisable as follows:
(a)At any time during the Option Period, BioNTech may exercise the Option by delivery of written notification to OncoC4 of its decision to exercise the Option (the “Option Exercise Notice”).
(b)Following the delivery of the Option Exercise Notice, BioNTech shall pay the Option Exercise Fee to OncoC4 as set forth in Section 7.2. Subject to BioNTech’s compliance with this Section 2.2 and Section 7.2, the date on which OncoC4 receives the Option Exercise Fee will thereafter be the “Option Effective Date” hereunder.
(c)Effective upon the Option Effective Date, the AI-061 Conditions and BioNTech’s covenants in Section 2.1(a) with respect thereto shall terminate and, subject to the terms and conditions of this Agreement, BioNTech shall have the right to practice its Exclusive License with respect to AI-061 and AI-061 Products under Section 2.1(a), and following the Option Effective Date and for the remainder of the Term AI-061 Products shall be considered a Licensed Product and a Mono/PD-1 Combination hereunder, all of the foregoing happening automatically and without the need for any further action by the Parties.
(d)Notwithstanding anything contained herein, effective upon the Option Effective Date and thereafter during the Term: (i) for any Development of AI-061 Products as a Mono/PD-1 Combination (i.e., not in combination with any other therapeutically active ingredient), the AI-061 Product shall be deemed to be a Licensed Single Product for purposes of calculating milestone payments and royalties under Sections 7.4 through 7.7; and (ii) if an AI-061 Product is included in a Combination Product that is not a Mono/PD-1 Combination (e.g., an AI-061 Product in combination with a therapeutically active ingredient that is not a PD-1 Product), such Licensed Product shall not trigger any Development Milestone Payments set forth in Section 7.4(a), but shall be eligible to trigger Sales Milestone Payments under Section 7.4(b) and OncoC4 shall be eligible to receive royalties for the sales of any such Licensed Product.
(e)If BioNTech does not exercise the Option prior to the expiration of the Option Period in accordance with Section 2.2 and Section 7.2, then (i) the AI-061 Conditions and BioNTech’s covenant with respect thereto shall remain in effect, (ii) AI-025 shall be excluded

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from the definition of Licensed Compound, and BioNTech will no longer have any option, license or right to AI-025 (including, for clarity, AI-025 included in AI-061 Products, but without otherwise limiting BioNTech’s Exclusive License with respect to ONC-392 and Anti-CTLA-4 Antibodies) as of the date of the expiration of the Option Period, (iii) neither AI-061 nor any AI-061 Product will be a Licensed Product hereunder and BioNTech will no longer have the right to pursue AI-061 or AI-061 Products as a Licensed Product or as a Mono/PD-1 Combination hereunder for lack of rights to AI-025 provided that BioNTech shall still have its Exclusive License to ONC-392, including the right to exclude others from Exploiting ONC-392 as included in AI-061 or AI-061 Products, and (iv) all rights granted to BioNTech with respect to AI-025 (including, for clarity, rights to AI-025 included in AI-061 or AI-061 Products and the AI-025 Label License) shall terminate. [***]
2.3    Sublicensing of Rights by BioNTech.
(a)BioNTech Right to Sublicense. Subject to the requirements of Section 2.3(b), BioNTech will have the right to grant Sublicenses (through one or multiple tiers) of the rights granted to BioNTech pursuant to Section 2.1(a) to its Affiliates and Third Parties without the need in any case to obtain the prior written consent of OncoC4.
(b)Sublicense Requirements. Each Sublicense granted by BioNTech to a Third Party pursuant to Section 2.3(a) will be in writing and will be subject and subordinate to, and consistent with, the terms and conditions of this Agreement. No Sublicense will diminish, reduce or eliminate any obligation of either Party under this Agreement. BioNTech will be liable for any act or omission of any Sublicensee that is in breach of any of BioNTech’s obligations under this Agreement as though the same were a breach by BioNTech, and OncoC4 will have the right to proceed directly against BioNTech without any obligation to first proceed against such Sublicensee. Each Sublicense will contain the following provisions: (i) a requirement that the Sublicensee comply with all applicable terms of this Agreement (including confidentiality and intellectual property provisions consistent with those set forth herein) and the Upstream Agreements, (ii) without limiting the foregoing, if such Sublicense contains a right to Commercialize any of the Licensed Products, such Sublicense will also contain the following provisions: (A) a requirement that the Sublicensee submit applicable reports to BioNTech to the extent necessary or relevant to allow BioNTech to prepare or keep the reports required to be made or records required to be maintained under this Agreement, and (B) a requirement that allows BioNTech to perform an audit of such Sublicensee consistent with the audit requirement set forth in Section 7.8, with the results thereof to be reportable to OncoC4. Any Sublicense granted hereunder that is inconsistent with this Section 2.3(b) will be null and void. [***]
2.4    Performance by Contractors. Each Party may contract or delegate any portion of its obligations hereunder to a Third Party contractor subject to Section 15.8; provided, that (i) the contractor undertakes in writing commercially reasonable obligations of confidentiality and non-use regarding Confidential Information that are substantially the same as those undertaken by the Parties with respect to Confidential Information pursuant to ARTICLE IX hereof; and (ii) the contractor undertakes in writing to assign or exclusively license back (with the right to sublicense) all intellectual property with respect to the Licensed Compound or a Licensed Product developed in the course of performing any such work to the Party retaining such contractor. In addition, notwithstanding the foregoing, any such contracting or delegation by OncoC4 shall be only with BioNTech’s advance, written consent, except with respect to any

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OncoC4 Affiliate, Service Provider or subcontractor listed on Schedule 2.1(b); provided, that the performance by any Service Provider of activities involving a BioNTech Product hereunder shall be subject to the satisfactory completion of any customary and reasonable vendor qualification process requested by BioNTech and approved by the JSC.
2.5    Reservation of Rights. The Exclusive License and the rights granted under Section 2.1(a) are subject to the retained, non-exclusive right of OncoC4 and its Affiliates to use and practice the Licensed Know-How, Licensed Patents, [***] to perform its obligations under this Agreement and the Upstream Agreements (collectively, the “Reserved Rights”) and do not include any rights not expressly granted to BioNTech hereunder. No rights, other than those expressly set forth in this Agreement, are granted to either Party under this Agreement, and no additional rights beyond those expressly set forth herein will be deemed granted to either Party by implication, estoppel or otherwise, with respect to any intellectual property rights. All rights not expressly granted by either Party or its Affiliates to the other Party under this Agreement are reserved. Neither Party nor any of its Affiliates will use or practice any Know-How or Patents licensed or provided to such Party or any of its Affiliates under this Agreement outside the scope of or otherwise not in compliance with the rights and licenses granted to such Party and its Affiliates under this Agreement. For clarity, the Exclusive License and the rights granted under Section 2.1(a) shall not include any right or license under the Licensed Know-How or Licensed Patents to any Other Active which Other Active is Claimed by any Patent Controlled by OncoC4 and where such Claim applies to such Other Active independently of its inclusion in a Combination Product. If requested by either Party, the Parties will negotiate in good faith, either as a separate written agreement or an amendment to this Agreement, with respect to any other product Controlled by OncoC4 or its Affiliates that is used in combination with the Licensed Compound, if any. For further clarity, to the extent that a Licensed Patent is directed to the combination of a Licensed Compound or Licensed Product with an Other Active, the foregoing sentences are not intended to limit BioNTech’s rights to such Patent as it relates to such combination or BioNTech’s rights to Exploit such combination; provided, in each case, that BioNTech’s rights to Exploit such Other Active in such combination are derived independently of OncoC4, its Affiliates and the CDP. Moreover, it is understood that for any Patents that are Controlled by OncoC4 or its Affiliate that Claim combination therapies or protocols that include a Licensed Compound or Licensed Product, such Patents are included in the Licensed Patents (subject to this Section 2.5) and nothing in this Section is intended to prevent BioNTech from Developing or Commercializing any Licensed Product for or with a label for use in such combination; provided, in each case, that any rights BioNTech or its Affiliate have or may need to Exploit the other product(s) in such combination (i.e., other than a Licensed Compound or Licensed Product) are derived independently of OncoC4, its Affiliates and this Agreement.
2.6    Exclusivity.
(a)Obligations. Other than in the performance of activities under this Agreement, during the period commencing on the Execution Date and ending on the date of the First Commercial Sale of the first Licensed Product in any country in the Territory: (i) OncoC4 shall collaborate exclusively with BioNTech for the Development, Manufacturing and Commercialization of Licensed Products; and (ii) OncoC4 shall not (and will not permit its Affiliates to and hereby covenants that they shall not), Exploit, either alone or directly or indirectly with any Third Party, collaborate with, enter into an arrangement with, work for the benefit of, grant any license to (or assign, sell or transfer rights to) or otherwise knowingly

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enable any Third Party to Exploit, any Anti-CTLA-4 Antibody, or any product with a mechanism of action that is the same as an Anti-CTLA-4 Antibody. It is understood that such product may have one or more additional mechanisms of action, in addition to that of an Anti-CTLA-4 Antibody, such as but not limited to the cases of a protein with multiple targeting moieties and/or with a targeting moiety and a payload. For the avoidance of doubt, the exclusivity covenants set forth in this Section 2.6(a) shall not apply to CD80/CD86 Compounds, and nothing contained in this Section 2.6 shall prohibit, limit or otherwise restrict OncoC4 or its Affiliates from Exploiting CD80/CD86 Compounds during or following the Term.
(b)Exceptions. Notwithstanding Section 2.6(a), if a Third Party becomes an Affiliate of OncoC4 through merger, acquisition, consolidation or other similar transaction (a “New Affiliate”) and such New Affiliate, as of the effective date of such transaction, is engaged in Exploitation activities that, if conducted by OncoC4, would be in breach of its exclusivity obligations set forth in Section 2.6(a) (such Exploitation activities, a “Competing Program”) then:
(i)If such transaction results in a Change of Control of OncoC4, then such New Affiliate shall have the right to continue such Competing Program and such continuation shall not constitute a breach by OncoC4 of its exclusivity obligations set forth in Section 2.6(a); provided, that (A) such New Affiliate conducts such Competing Program independently of the activities under this Agreement and does not use any Licensed Know-How, [***], BioNTech Technology or any Confidential Information of BioNTech in the conduct of such Competing Program; (B) OncoC4 and such New Affiliate institute commercially reasonable technical and administrative procedures and safeguards designed to ensure that the requirements set forth in the foregoing clause (A) are met, including by creating “firewalls” between (X) the personnel working under such Competing Program and (Y) the personnel working on activities under the CDP; provided, further, that senior management personnel may review and evaluate plans and information regarding the research, development and commercialization of such Competing Program in connection with product portfolio decision-making, but shall not disclose information regarding Development, Commercialization, or any Licensed Product under this Agreement to the personnel directly working on the Competing Program; and (C) OncoC4 shall continue to co-fund Development under the CDP, but (1) the JSC shall disband, (2) BioNTech shall only be required to provide an annual, high level summary report as to its Development program hereunder but shall not be required to provide interim (quarterly) reporting nor information as to its future plans, (3) OncoC4 shall not have the right or any obligation (subject to a reasonable transition period to be mutually agreed upon by the Parties) to conduct any further Development of Licensed Products, (4) the license granted to OncoC4 under Section 2.1(b) shall terminate; and (5) BioNTech shall have sole discretion over changes to the CDP; provided, that OncoC4 shall retain its rights under Section 7.8, [***]. Notwithstanding the foregoing, in the event such New Affiliate does not intend to continue such Competing Program (including if such New Affiliate is required under applicable competition Laws to divest or wind down the Competing Program), the Parties shall discuss in good faith and mutually agree on procedures and safeguards to implement during a reasonable period (not to exceed [***] months or a shorter period prescribed by Law, if applicable) following the closing of such Change of Control during which such New Affiliate may divest or wind down the Competing Program as promptly as practicable, such divestment or wind down shall not constitute a breach by OncoC4 of its exclusivity obligations set forth in Section 2.6(a), and clauses (1) through (5) above shall not apply assuming such procedures and safeguards are implemented and such divestment or

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wind down is completed within the mutually agreed period, not to exceed [***] months or a shorter period if prescribed by Law, if applicable, following the closing of such Change of Control. Notwithstanding the foregoing, if BioNTech exercises the Option in accordance with Section 2.2 and this Section 2.6(b)(i) comes into effect, the Parties and the New Affiliate shall discuss in good faith and mutually agree on commercially reasonable terms and conditions to govern their ongoing interactions with respect to ONC-392, AI-025 and AI-061, which terms and conditions shall provide for, at a minimum, the sharing of information between the Parties as required by applicable Law and such other matters as may be necessary for each Party and their Affiliates to comply with applicable Laws.
(ii)If such transaction does not result in a Change of Control of OncoC4, then OncoC4 and its New Affiliate shall have [***] months from the closing date of such transaction to wind down (or otherwise cease or suspend all Exploitation activities) or divest such Competing Program, and its New Affiliate’s conduct of such Competing Program during such [***] month period shall not constitute a breach by OncoC4 of its exclusivity obligations set forth in Section 2.6(a); provided, [***].
(c)BioNTech Competitors. Notwithstanding Section 2.6(a), if a Third Party becomes a New Affiliate of OncoC4 and such New Affiliate is a BioNTech Competitor, then, regardless of whether the New Affiliate is engaged in any Competing Program: (A) such New Affiliate shall not use any Licensed Know-How, [***], BioNTech Technology or any Confidential Information of BioNTech in the conduct of its business or activities; (B) OncoC4 and such New Affiliate shall institute commercially reasonable technical and administrative procedures and safeguards designed to ensure that the requirements set forth in the foregoing clause (A) are met, including by creating “firewalls” between (X) the personnel working under any activities of the New Affiliate and (Y) the personnel working on activities under the CDP; provided, further, that senior management personnel may review and evaluate plans and information regarding the business activities of the New Affiliate in connection with product portfolio decision-making, but shall not disclose information regarding Development, Commercialization, or any Licensed Product under this Agreement to the personnel directly working for the New Affiliate’s activities; and (C) OncoC4 shall continue to co-fund Development under the CDP, but (1) the JSC shall disband, (2) BioNTech shall only be required to provide an annual, high level summary report as to its Development program hereunder but shall not be required to provide interim (quarterly) reporting nor information as to its future plans, (3) OncoC4 shall not have the right or obligation (subject to a reasonable transition period to be mutually agreed upon by the Parties) to conduct any further Development of Licensed Products, (4) the license granted to OncoC4 under Section 2.1(b) shall terminate; and (5) BioNTech shall have sole discretion over changes to the CDP; provided, that OncoC4 shall retain its rights under Section 7.8, and; provided, further, that OncoC4’s co-funding commitment shall not exceed its co-funding obligations as set forth in the last CDP and Joint Development Budget approved by the JSC in accordance with this Agreement (but not pursuant to an exercise by BioNTech of its final decision-making authority after becoming aware of a proposed transaction involving OncoC4 and a BioNTech Competitor) in effect prior to the closing of the effective date of the transaction contemplated under this Section 2.6(c), and BioNTech’s right to amend the CDP shall not include the right to impose additional co-funding or any other obligations on OncoC4. Notwithstanding the foregoing, if BioNTech exercises the Option in accordance with Section 2.2 and this Section 2.6(c) comes into effect, the Parties and the New Affiliate shall discuss in good faith and mutually agree on commercially reasonable terms and conditions to

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govern their ongoing interactions with respect to ONC-392, AI-025 and AI-061, which terms and conditions shall provide for, at a minimum, the sharing of information between the Parties as required by applicable Law and such other matters as may be necessary for each Party and their Affiliates to comply with applicable Laws.
2.7    Upstream Agreements and AI Agreements. If any rights granted to BioNTech under this Agreement are Controlled by OncoC4 pursuant to an Upstream Agreement, [***]. Unless otherwise expressly agreed by the Parties in writing, OncoC4 shall be solely responsible for any payments due to the Third Party licensors under any Upstream Agreement as a result of any sublicense granted to BioNTech hereunder and BioNTech’s or its Affiliate’s or a Sublicensee’s exercise of such sublicense in accordance with the terms therein and herein. Except as otherwise mutually agreed by the Parties in writing or contemplated by this Agreement, OncoC4 shall timely perform its obligations under each of the Upstream Agreements in all material respects and maintain them in full force and effect during the Term (subject to the expiration provisions of each Upstream Agreement), including timely payment of all amounts due to be paid by OncoC4 thereunder. Except as otherwise mutually agreed by the Parties in writing or contemplated by this Agreement, OncoC4 shall not amend any Upstream Agreement or the AI Agreements during the Term in a manner that would or would reasonably be expected to adversely affect BioNTech in any material respect without BioNTech’s advance, written consent. [***] In accordance with the provisions of the [***] License, a copy of the [***] License is attached hereto as Schedule 2.7. As soon as reasonably practicable following the Effective Date (or the date of the joint press release contemplated by Section 9.2(a), if earlier), OncoC4 shall be permitted to disclose this Agreement and BioNTech’s identity with respect to this Agreement to [***], and OncoC4 shall use Commercially Reasonable Efforts to obtain a written waiver or amendment of the [***] License to clarify that BioNTech is not subject to the sublicensing requirements under the [***] License.
2.8    BioNTech Agreements. Unless otherwise mutually agreed by the Parties in writing, and notwithstanding anything contained herein, BioNTech shall be solely responsible for any payments due to Third Parties (a) in respect of BioNTech Products or Other Actives Controlled by Third Parties, or (b) as a result of any sublicense granted to OncoC4 hereunder and OncoC4’s exercise of such sublicense in accordance with the terms hereof, except to the extent otherwise mutually agreed by the Parties in writing and provided in the CDP and Joint Development Budget.
2.9    Transfer of Licensed Know-How. As promptly as reasonably practicable after the Effective Date, OncoC4 will use Commercially Reasonable Efforts to disclose and make available to BioNTech copies or other tangible embodiments of the Licensed Know-How that exists as of the Effective Date, including transfers of the items of Licensed Know-How in the scope and forms or formats and on the timelines to be agreed upon by the Parties within [***] days following the Effective Date. During the Term, OncoC4 will use reasonable efforts to respond to any reasonable requests by BioNTech for additional Licensed Know-How that is Controlled by OncoC4 and relates to the Development and Manufacture of the Licensed Compound or and Licensed Products, in the form such Licensed Know-How is maintained by OncoC4 or as otherwise mutually agreed by the Parties. OncoC4 shall, upon or promptly following the Effective Date, provide to BioNTech a copy of the “data room” made available to BioNTech that OncoC4 established for BioNTech’s review during the negotiation of this Agreement, including its index and all of its contents as of the Effective Date, in an electronic

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format reasonably agreed upon by the Parties; provided, that such format shall be a format supported by OncoC4’s “data room” vendor and shall allow for downloading (if such format is online), copying and printing (for clarity, it is agreed and acknowledged that such copy of the “data room” shall not include the [***] Agreement).
ARTICLE III
DEVELOPMENT
3.1    Development Diligence; Development Responsibilities.
(a)Joint Development.
(i)Joint Clinical Development Plan. OncoC4 and BioNTech shall use Commercially Reasonable Efforts to conduct Development activities with respect to the Licensed Compound and Licensed Products, either as a monotherapy or in combination solely with a PD-1 Product (collectively, the “Mono/PD-1 Combinations”), in each case, in accordance with a joint clinical development plan (the “CDP”) approved by the JSC in accordance with the terms of this Agreement. The CDP shall include the following items for the remainder of the then-current Calendar Year and the following Calendar Year (each, a “Covered Period”): (i) the proposed overall program of Development of Licensed Products in Mono/PD-1 Combinations, including Clinical Trials, and regulatory plans and other elements of obtaining Regulatory Approvals of such Licensed Products in the Field in the Territory, including Development activities for AI-061 until Completion of the first Phase 1 Trial of AI-061 (and if BioNTech exercises the Option, additional Development activities for AI-061, including regulatory plans and other elements of obtaining Regulatory Approval for AI-061); (ii) the anticipated start dates and data availability dates of such Clinical Trials, and anticipated timelines and strategies for filing of applications for Regulatory Approvals in the Territory; (iii) the respective roles and responsibilities of each Party in connection with such joint Development activities (including sponsorship of Clinical Trials); (iv) a detailed budget for all such joint Development (including Manufacturing) activities in the Field in the Territory for the Covered Period (the “Joint Development Budget”), and (v) such other items as may be approved by the JSC. An initial draft of the CDP and estimates for the Joint Development Budget are set forth on Schedule 3.1(a) attached hereto; provided, that the Parties agree and acknowledge that a complete CDP including all elements described above will be negotiated in good faith and approved by the JSC as promptly as practicable (but not more than [***] days) following the Effective Date; provided, further, that except to the extent otherwise approved by the JSC, such complete CDP shall be consistent with the initial draft CDP set forth on Schedule 3.1(a) in all material respects.
(ii)Amendments to the CDP. On an annual basis no later than [***] of each Calendar Year, or by such date or more often as the Parties mutually agree, the Parties shall, through the JSC, prepare amendments to the then-current CDP including a proposed CDP and Joint Development Budget for the immediately following Covered Period, and which amendments shall be finalized, approved, and included into such CDP by the JSC, no later than [***] of each Calendar Year for the next Calendar Year. Each such amended CDP shall specify the items described in Section 3.1(a). Such amended Joint Development Budget shall reflect the Parties’ good faith estimate of the costs of the activities set forth in the CDP and include an updated rolling budget for the Development activities to be performed during the relevant Covered Period (broken down by Calendar Quarter under the CDP), and a forecast of the

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anticipated Joint Development Budgets for each subsequent Calendar Year thereafter through completion of all Development activities set forth in such CDP. Such updated and amended CDP shall reflect any changes (including any transfer of sponsorship of any Clinical Trials to be effected in accordance with this Agreement), re-prioritization of studies within, reallocation of resources with respect to, or additions to, respectively, the then-current CDP and Joint Development Budget. Once approved by the JSC, the amended CDP (including the corresponding amended Joint Development Budget) shall become effective for the applicable period on the date approved by the JSC (or such other date as the JSC shall specify). Any such approved amended CDP (including the corresponding amended Joint Development Budget) shall supersede, respectively, the previous CDP and Joint Development Budget.
(b)BioNTech Development. BioNTech shall have the right (directly, or through its Affiliates and Sublicensees), and shall be solely responsible for all Development activities for the Licensed Compound and Licensed Products in any other form or combination other than the Mono/PD-1 Combinations (collectively, “Other Combinations”), at its own expense, and in accordance with a research and development plan at a summary level of detail (the “BioNTech Development Plan”) prepared by BioNTech and shared with OncoC4 through the JSC. BioNTech shall use Commercially Reasonable Efforts to Develop a Licensed Product in at least one (1) Indication for an Other Combination. Without limiting BioNTech’s obligations set forth above in this Section 3.1(b), within [***] days following the Effective Date, and within [***] days following January 1 of each Calendar Year during the Term, BioNTech shall provide the JSC with a (i) then-current BioNTech Development Plan that summarizes the major research and Development activities reasonably anticipated to be undertaken by or on behalf of BioNTech with respect to the Licensed Compound and Licensed Products outside the CDP and Joint Development Program and (ii) commencing in the Calendar Year following BioNTech’s initial delivery of the BioNTech Development Plan, an annual summary update with respect to its Development activities taken during the prior Calendar Year, which may consist of a PowerPoint presentation or other written elements which would then be shared with all JSC members. BioNTech may update the BioNTech Development Plan at its discretion; provided, that BioNTech shall promptly notify OncoC4 or the JSC of any material adverse changes to the BioNTech Development Plan or the activities thereunder (e.g., a decision to cease Development of a Licensed Product or Indication). BioNTech shall also include in each BioNTech Development Plan any Development of Mono/PD-1 Combinations that it plans to conduct or has conducted outside the Joint Development Program; provided, that, subject to the terms of any written agreement between BioNTech and a Third Party in respect of the PD-1 component of such Mono/PD-1 Combinations (a “BNT PD-1 License”), BioNTech shall first offer to OncoC4 in good faith, by delivery of written notice, the opportunity for OncoC4 to co-fund any and all Development of Mono/PD-1 Combinations under an amended CDP (which offer shall remain open for at least [***] days following BioNTech’s written notice, and during such period the Parties shall discuss in good faith the possibility of adding such Mono/PD-1 Combination to the CDP and BioNTech shall provide or cause to be provided to OncoC4 such information as OncoC4 may reasonably request within the first [***] days following BioNTech’s written notice (provided, that such [***] day period shall not limit the obligation of the Parties to discuss relevant matters in good faith during such [***] day period or prevent OncoC4 from asking reasonable follow-up questions) in respect of such Mono/PD-1 Combination), in each case, prior to pursuing such Development independently or with a Third Party and in accordance with all applicable confidentiality obligations and restrictions hereunder. In the event that as of the date of such written notice to OncoC4, there is a BNT PD-1 License, then, subject to any

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confidentiality obligations to such Third Party, BioNTech will include in its written notice reasonable information pertaining to such BNT PD-1 License, in order for OncoC4 to evaluate whether or not to elect to co-fund any or all Development of the Mono/PD-1 Combinations. Notwithstanding any other provision of this Agreement, if the terms of a BNT PD-1 License prevent OncoC4 from co-funding the Development of a Mono/PD-1 Combination under an amended CDP, and because of such BNT PD-1 License such Development is not conducted under the CDP, the Parties shall discuss in good faith appropriate amendments to Section 7.4(a) so that OncoC4 is not prevented from earning an equitable portion of any Development Milestone Payment(s) as a result of such BNT PD-1 License.
(c)Development Responsibilities. Each Party will conduct its Development activities under this Agreement and the CDP in good scientific manner and in compliance with all applicable Laws, including GLP and GCP, as applicable, current standards for pharmacovigilance practice, and all applicable requirements relating to the protection of human subjects.
3.2    Development Costs.
(a)Joint Development Costs. Except as otherwise provided in this Section 3.2, all Joint Development Costs incurred in accordance with the CDP and Joint Development Budget shall be shared equally (50/50) between BioNTech and OncoC4 in accordance with Section 7.3.
(b)Excess Development Costs. Each Party shall promptly inform the JSC in writing upon such Party determining that it has incurred or is likely to incur Joint Development Costs for a Calendar Year that exceed the portion of the Joint Development Costs allocated to such Party in the Joint Development Budget for such Calendar Year (“Excess Development Costs”). To the extent such Excess Development Costs fall under the definition of “Joint Development Costs,” they shall be treated as Joint Development Costs hereunder and shared equally (50/50) between the Parties. In the event either Party identifies Excess Development Costs, the Parties shall discuss in good faith through the JSC the Joint Development Costs that are necessary and reasonable in order to perform the activities set forth in the CDP and any proposed amendments to the Joint Development Budget.
(c)AI-061 Costs. Notwithstanding anything contained herein or in the CDP or Joint Development Budget, BioNTech’s share of Joint Development Costs for the first Phase 1 Trial of AI-061 shall not exceed [***] unless otherwise mutually agreed by the Parties through the JSC; provided, that OncoC4 may elect to fund Joint Development Costs for AI-061 incurred in accordance with the CDP that BioNTech is not responsible for as a result of this Section 3.2(c) and the Parties shall continue to conduct the activities with respect to AI-061 set forth in the CDP. For clarity, OncoC4 shall have no obligation to fund any such additional Joint Development Costs for AI-061, and if OncoC4 does not elect to fund such additional Joint Development Costs for AI-061, the Parties shall promptly wind down and terminate Development activities in support of AI-061.
(d)BioNTech Development Costs. BioNTech shall be solely responsible for (i) all Development costs incurred by or on behalf of BioNTech in respect of Other Combinations and BioNTech Products; (ii) BioNTech’s share of Joint Development Costs

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incurred in accordance with this Agreement and the CDP; and (iii) all costs incurred by or on behalf of BioNTech in respect of Development outside the Joint Development Program and CDP. Nothing in this Agreement shall be read to prevent BioNTech (and those deriving rights from BioNTech) from Developing any Mono/PD-1 Combinations outside the Joint Development Program and CDP (provided that prior to doing so, in accordance with Section 3.1(b), BioNTech will offer to OncoC4 the opportunity the co-fund the applicable Development under the Joint Development Program).
(e)Covenant of OncoC4. At all times prior to the completion of the activities contemplated by the CDP, OncoC4 and its Affiliates, collectively, shall maintain sufficient cash reserves, liquid assets, or other sources of immediately available funds (in each case, with reputable financial institutions selected by OncoC4 in accordance with industry practice and the exercise of its reasonable business judgment), as reasonably necessary for OncoC4 to fund its share of Joint Development Costs during the following [***] months as such Joint Development Costs are anticipated in a then-current, Joint Development Budget approved by the JSC; provided, that (i) OncoC4 shall have at least [***] months following approval of a new Joint Development Budget or material amendment thereto to acquire such reserves, assets or funds and (ii) upon BioNTech’s reasonable request (not more than once per Calendar Year absent OncoC4’s failure to comply with this Section 3.2(e) or make an undisputed payment under this Agreement or the CDP), OncoC4 shall provide BioNTech with reasonable documentary evidence reasonably satisfactory to BioNTech (acting in good faith) of its compliance with this Section 3.2(e). Without limiting the foregoing, upon BioNTech’s reasonable request (not more than once per Calendar Year without cause), OncoC4 shall disclose to BioNTech the financial institution(s) that hold the assets of OncoC4 and its Affiliates that satisfy the conditions of this Section 3.2(e). BioNTech may comment on such financial institutions and OncoC4 will in good faith take into account and consider BioNTech’s reasonable and timely suggestions regarding OncoC4’s choice of financial institution(s). For the avoidance of doubt, nothing in this Section 3.2(e) shall require OncoC4 or any of its Affiliates to maintain segregated accounts or restricted cash in order to satisfy its obligations hereunder. If OncoC4 is ever not in compliance with this covenant, OncoC4 shall promptly notify BioNTech in writing.
(f)Certain Development Costs Related to AI-025. If (i) BioNTech exercises the Option, (ii) the first product containing AI-025 to receive Regulatory Approval in any Major Market is AI-061, and (iii) a Combination Product Controlled by OncoC4 containing AI-025 and one (1) or more Other Actives subsequently receives Regulatory Approval in the same Major Market, then, only in the case of (i), (ii) and (iii), BioNTech may deduct from the royalties payable to OncoC4 under Section 7.5 with respect to AI-061 an amount equal to [***] of all Joint Development Costs incurred by BioNTech to Develop AI-061 for the Indication subject of such first Regulatory Approval of AI-061 up to the date of such first Regulatory Approval of AI-061.
3.3    Development Records and Reporting.
(a)Records. Each Party shall maintain complete and accurate records of all work conducted by or on behalf of such Party in furtherance of seeking Regulatory Approval for Licensed Products in the Field in the Territory. Such records will be maintained in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes and in accordance with applicable Laws.

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(b)Reporting. Each Party shall periodically provide to the JSC, on a Calendar Quarter basis or more frequently as reasonably requested by the JSC, an update regarding Development activities conducted by or on behalf of such Party with respect to each Licensed Product under the then-current CDP. In addition, each Party shall promptly share with the other Party all material developments and information that it comes to possess relating to the Development or Manufacturing of any Licensed Products and all other data and information that either Party may reasonably request to support the filing of Regulatory Materials in a mutually agreed format, including, without limitation, (i) safety concerns and adverse event reports for Licensed Products, and (ii) study reports and data generated from Clinical Trials of such Licensed Products. Without limiting the generality of the foregoing, each Party shall promptly report to the other Party in writing material developments which are reasonably expected to be materially detrimental to Development, including manufacturing failures.
(c)Clinical Trial Reporting. Each Party agrees that (i) each Clinical Trial conducted pursuant to the CDP or the BioNTech Development Plan that is required to be posted pursuant to applicable Law or applicable industry codes, including the PhRMA Code, on clinicaltrials.gov or any other similar registry shall be so posted, and (ii) all results of such Clinical Trials that are necessary for obtaining a Regulatory Approval for a Licensed Product in the Territory shall be posted on clinicalstudyresults.org and on any other registry with requirements consistent with the registration and publication guidelines of the International Committee of Medical Journal Editors, to the extent required. All data and information posted on clinicaltrials.gov, clinicalstudyresults.org or any other registry pursuant to this Section 3.3(c) shall be subject to prior review and authorization (subject to requirements of applicable Law), pursuant to Sections 9.2(c) and 9.2(e).
3.4    Data Exchange. In addition to its adverse event and safety data reporting obligations set forth in Section 4.3, each Party shall promptly provide the other Party with copies of all data and results and all supporting documentation (e.g., protocols, Investigator’s Brochures, case report forms, analysis plans) Controlled by such Party that are generated by or on behalf of such Party or its Affiliates, Service Provider, Sublicensees, or contractors, if applicable, in the Development of Licensed Products in the Joint Development Program. For such items arising outside the Joint Development Program (i.e., in BioNTech’s independent development not governed by the CDP), the JSC shall discuss in good faith the information to be provided to OncoC4, if any, beyond the required reporting under Section 4.3 to support OncoC4’s activities under the CDP; provided, that in all events, BioNTech shall provide to OncoC4 such items as may be necessary or reasonably advisable for OncoC4 or its Affiliates or sublicensees to satisfy regulatory or other legal requirements.
ARTICLE IV
REGULATORY MATTERS
4.1    Regulatory Submissions and Approvals.
(a)Regulatory Responsibilities. BioNTech will be responsible for all regulatory activities relating to the Licensed Products, including preparing and filing all MAAs and seeking all Regulatory Approvals for the Licensed Products in the Field in the Territory in accordance with the CDP or BioNTech Development Plan, as applicable, except for any

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regulatory activities that are expressly delegated or transferred to OncoC4 in the CDP, as approved by the JSC, or as expressly set forth in this Agreement.
(b)Sponsorship of Clinical Trials and Ownership of Regulatory Materials. As between the Parties, unless otherwise agreed between the Parties through the JSC, OncoC4 shall (i) be the sponsor for Clinical Trials of Licensed Products that are Mono/PD-1 Combinations that are conducted under the CDP; and (ii) own all Regulatory Materials, including INDs and all submissions for the Clinical Trials under subclause (i). Notwithstanding the foregoing, (A) upon BioNTech’s reasonable request, which request may be made any time following the first anniversary of the Effective Date, and the JSC’s good faith discussion, OncoC4 shall transfer or cause to be transferred to BioNTech as promptly as practicable in accordance with applicable Law, sponsorship of any such Clinical Trial for which OncoC4 is the sponsor under the CDP, including any Regulatory Materials related thereto, as so approved by the JSC (for clarity, subject to Section 6.5(a)); and (B) if such sponsorship and Regulatory Materials have not already been transferred to BioNTech pursuant to subclause (A), six (6) months prior to the planned MAA submission for Regulatory Approval of a Licensed Product in a particular Indication, OncoC4 shall transfer or cause to be transferred to BioNTech as promptly as practicable in accordance with applicable Law, sponsorship of any Clinical Trial for which OncoC4 is the sponsor under the CDP (and transfer or make available to the extent not previously delivered or made available) all Regulatory Materials (including but limited to, the INDs) for the applicable Licensed Product. In each case (A) and (B), the Parties shall cooperate to submit such notifications and any other documents or instruments required by the applicable Regulatory Authority to effect the transfer of such sponsorship Regulatory Materials, as applicable. Furthermore, notwithstanding the foregoing, BioNTech will be the sponsor for and will own all Regulatory Materials, including all INDs and submissions for any Clinical Trials (1) conducted under the BioNTech Development Plan, or (2) set forth in the CDP or otherwise approved by the JSC for BioNTech to be the sponsor of, and any Regulatory Approval for the Licensed Products in the Field in the Territory. For the avoidance of doubt, any transfer of sponsorship of a Clinical Trial contemplated hereby shall be conducted under the oversight of the JSC in accordance with ARTICLE VI.
(c)Delegation or Transfer of Responsibilities for Clinical Trials. In the event that BioNTech has exercised its right under this Agreement to transfer sponsorship of any Clinical Trial(s) for which OncoC4 was originally the sponsor under the CDP to BioNTech and the JSC has approved such transfer in accordance with this Agreement (for clarity, subject to Section 6.5(a)), BioNTech may, notwithstanding the transfer of sponsorship thereof, delegate or transfer all or part of its responsibilities with respect to such Clinical Trial to OncoC4, in each case, as discussed and approved by the JSC in accordance with this Agreement (for clarity, subject to Section 6.5(a)), and in such instance the Parties shall promptly enter into an agreement delegating such responsibility in accordance with 21 C.F.R. §312.52, or any equivalent requirement in other jurisdictions or countries outside of the U.S., and shall cooperate to submit any such other notifications or other documents or instruments required by the applicable Regulatory Authority to effect such transfer or delegation of responsibilities.
(d)Right of Reference. Each Party hereby grants to the other Party, and such other Party’s Affiliates and Sublicensees, a right to cross-reference or incorporate by reference any Regulatory Materials and any Regulatory Approval Controlled by such Party for any Licensed Product, and all data and other Know-How included or referenced therein or filed in

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support thereof, subject to the scope of the licenses granted under Section 2.1, for the purpose of the other Party, its Affiliates or any Sublicensee conducting its or their designated regulatory activities, including, where applicable, applying for Clinical Trials and, in BioNTech’s case, seeking or maintaining Regulatory Approvals, in each case, for Licensed Products in the Field in the Territory as permitted under this Agreement and to otherwise enable such Party to fulfill its obligations or in the case of BioNTech exercise its rights hereunder with respect to Licensed Products in the Territory. Notwithstanding anything express or implied in the foregoing, BioNTech grants no right to cross-reference or incorporate by reference any Regulatory Materials to the extent specifically pertaining to any BioNTech Product included in a Combination Product, and unless otherwise mutually agreed by the Parties, OncoC4 shall have no right to apply for any Regulatory Approval for any Licensed Product anywhere in the world.
(e)Regulatory Cooperation. Each Party will share with the other Party any existing or new regulatory information Controlled by such Party (including in relation to any INDs with respect to any Licensed Product) generated or received from Regulatory Authorities with respect to the Development of the Licensed Compound and Licensed Products, and each Party shall reasonably cooperate and support the other Party in all regulatory activities related to the Licensed Compound and Licensed Products in the Field in the Territory. Without limiting the foregoing:
(i)With respect to any Clinical Trial for Licensed Products in any Mono/PD-1 Combination which either (A) OncoC4 Controls and is the sponsor, or (B) BioNTech is the sponsor but has delegated or transferred all or part of its responsibilities with respect to such Clinical Trial to OncoC4, (I) OncoC4 shall promptly share with BioNTech all material information and all written correspondence received by OncoC4 or its Affiliate from a Regulatory Authority (or that otherwise is in OncoC4’s possession or control and for which OncoC4 is not prohibited from sharing with BioNTech pursuant to any agreement with a Third Party) relating to such Clinical Trial, and (II) BioNTech shall have the right to review, comment, amend and approve (not to be unreasonably withheld, conditioned or delayed with respect to any Clinical Trial for which OncoC4 is the sponsor) any submissions or correspondence relating to such Clinical Trial prior to OncoC4 filing with relevant Regulatory Authorities (provided, that with respect to any Clinical Trial for which OncoC4 is the sponsor, OncoC4 will have final decision-making authority with respect to such submissions or correspondence to the extent required by applicable Law or to comply with applicable Law, and nothing contained herein will prevent OncoC4 from making any submission that is necessary in order to comply with applicable Law), and, to the extent permitted by applicable Law and Regulatory Authorities, BioNTech shall have the right but not the obligation to attend all meetings or calls with such Regulatory Authority.
(ii)BioNTech shall keep the JSC and OncoC4 reasonably informed of any material regulatory activities, communications and correspondences with a Regulatory Authority, and shall provide OncoC4 opportunities to review and comment on material regulatory submissions or correspondences, in each case, relating to any Licensed Compound or any Licensed Product, subject to OncoC4’s compliance with its confidentiality obligations or restrictions. BioNTech shall consider OncoC4’s timely comments thereon in good faith. In relation to meetings regarding Mono/PD-1 Combinations BioNTech will provide OncoC4 with reasonable advance notice of any scheduled meeting with any Regulatory Authority relating to regulatory matters for the Licensed Compound or any Licensed Product, and, to the extent

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permitted by applicable Law and Regulatory Authorities, OncoC4 shall have the right but not the obligation to attend any meetings or call with such Regulatory Authority as an observer.
(f)Health Authority Inspections. The Parties will cooperate in good faith with respect to Regulatory Authority inspections of any site or facility where Clinical Trials or Manufacturing of the Licensed Compound or Licensed Products are conducted pursuant to this Agreement (each an “Audited Site”). Subject to applicable Law, OncoC4 will be given a reasonable opportunity to attend any inspection by any Regulatory Authority of the Audited Sites, and the summary or wrap-up meeting with a Regulatory Authority at the conclusion of such inspection. In the event that any Audited Site is found to be non-compliant with one or more of GLP, GCP, GMP or current standards for pharmacovigilance practice, BioNTech will submit to the JSC a proposed recovery plan or Corrective and Preventative Actions (“CAPA”) plan as soon as reasonably practicable after BioNTech, its Affiliates or Sublicensees or their permitted contractor receives notification of such non-compliance from the relevant Regulatory Authority and BioNTech will use reasonable efforts to implement such recovery plan or CAPA promptly after submission. BioNTech agrees, to the maximum extent reasonably possible, to include in any contract or other written arrangement with its permitted contractors a clause permitting OncoC4 to exercise its rights under this Section 4.1(f).
4.2    Recalls, Suspensions, and Withdrawals. Each Party shall promptly notify the other Party (but in no event later than [***]) following its determination that any event, incident or circumstance has occurred that may result in the need for a recall, market suspension or market withdrawal of a Licensed Product and shall include in such notice the reasoning behind such determination and any supporting facts. As between the Parties, BioNTech shall have the final decision-making authority to make the final determination whether to voluntarily implement any such recall, market suspension or market withdrawal during the Term; provided, that prior to any implementation of such a recall, market suspension or market withdrawal, BioNTech shall consult with OncoC4 and shall consider OncoC4’s comments in good faith. If a recall, market suspension or market withdrawal of a Licensed Product is mandated by a Regulatory Authority, as between the Parties, BioNTech shall initiate such a recall, market suspension or market withdrawal in compliance with applicable Law. BioNTech shall be responsible for all costs of any such recall, market suspension, or market withdrawal, except in the event and to the extent that a recall, market suspension or market withdrawal resulted from OncoC4’s material breach of its obligations hereunder or from OncoC4’s or its Representatives fraud, gross negligence or willful misconduct, in which case OncoC4 shall bear its proportionate share of the expense of such recall, market suspension or market withdrawal.
4.3    Pharmacovigilance. Within [***] days after the Effective Date and prior to commencement of any Clinical Trial for a BioNTech Product, the Parties will negotiate in good faith and finalize the actions that the Parties will employ with respect to Licensed Products to protect patients and promote their well-being in a written pharmacovigilance agreement in customary form and substance mutually agreed by the Parties and consistent with this Agreement (the “Pharmacovigilance Agreement”). The Pharmacovigilance Agreement shall delineate the Parties’ responsibilities with respect to pharmacovigilance matters for Licensed Products and include mutually acceptable guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of adverse event reports and any other information concerning the safety of any Licensed Product, including recall and withdrawal responsibilities, processes and procedures. Such guidelines and procedures will be in accordance

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with, and enable the Parties to fulfill, local and national regulatory reporting obligations under applicable Laws. Each Party hereby agrees to comply with its respective obligations under such Pharmacovigilance Agreement and to cause its Affiliates, Sublicensees and contractors to comply with such obligations.
ARTICLE V
MANUFACTURE, SUPPLY AND COMMERCIALIZATION
5.1    Manufacture and Supply for Initial Development.
(a)Supply. During the Term, until completion of the Technology Transfer as set forth in Section 5.2, and subject to the terms and conditions of this Agreement, OncoC4 will, either by itself or via its Affiliates or a Third Party (i) Manufacture the Licensed Compound and Licensed Products (not including any Other Active) and supply the same to BioNTech for use in Development (including Clinical Trials) of Mono/PD-1 Combinations in accordance with the CDP, and (ii) use Commercially Reasonable Efforts to Manufacture the Licensed Compound and Licensed Products (not including any Other Active) and supply the same to BioNTech for use in Development (including Clinical Trials) of Other Combinations for use under the BioNTech Development Plan. Such Manufacture and supply by or on behalf of OncoC4 to BioNTech shall be governed by a written supply agreement to be negotiated in good faith and mutually agreed and entered into by the Parties as promptly as practicable (but not more than [***] days) following the Effective Date (as may be amended by mutual written agreement of the Parties from time to time, the “Supply Agreement”). The Supply Agreement shall be in form and substance customary for a transaction of this type (for clarity, not customary for an arm’s-length Third Party supply arrangement), and include terms and conditions that are in all respects consistent with the terms, conditions, covenants and other arrangements contemplated by this Agreement (including, without limitation, with respect to the sharing of Joint Development Costs and the sharing of liabilities related to the Manufacture of Mono/PD-1 Combinations for purposes of Development in accordance with the CDP), and BioNTech’s responsibility for the cost of Manufacturing for Other Combinations and the Commercialization of Licensed Products. Except as provided under Section 5.1(b) with respect to Joint Development Costs, the cost for Licensed Compound and Licensed Products supplied to BioNTech under the Supply Agreement will be the Fully Burdened Manufacturing Costs for such supply without any mark up. The Parties will mutually agree on a mechanism for the payment or reconciliation of such costs. Following the completion of the Technology Transfer contemplated by Section 5.2, BioNTech, either by itself or via its Affiliates or a Third Party, shall be responsible for all Manufacturing of Licensed Compounds and Licensed Products, including for the supply of the Licensed Compound and Licensed Products to OncoC4 for use by or on behalf of OncoC4 in the Development of Mono/PD-1 Combinations accordance with the CDP. Except as expressly provided in Section 5.1(b), BioNTech will be responsible for the cost of all such Manufacturing.
(b)Manufacturing Costs. The Parties acknowledge and agree that the Fully Burdened Manufacturing Costs for Licensed Compound and Licensed Products for use in the Development of Mono/PD-1 Combinations in accordance with the CDP shall be included in the Joint Development Costs to be shared by the Parties (whether such costs are incurred by OncoC4 after the Effective Date and prior to the completion of the Technology Transfer, or thereafter by BioNTech). [***]

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5.2    Technology Transfer; Further Development and Supply.
(a)Technology Transfer. Subject to Section 5.2(c) with respect to AI-061, upon BioNTech’s written request, and to the extent permitted under applicable Third Party manufacturing agreements, OncoC4 shall (i) assign the manufacturing agreements with its Third Party manufacturer(s) relating to the Manufacture of the Licensed Compound and Licensed Products to BioNTech or its designee, or (ii) cause its Third Party manufacturer(s) of the Licensed Compound and Licensed Products to transfer the Manufacturing process of the Licensed Compound and Licensed Products, including any quality assurance, quality control and release assays Controlled by OncoC4 or its Affiliates or the applicable Third Party manufacturer, to BioNTech or its designated Third Party manufacturer to enable BioNTech or such Third Party manufacturer to Manufacture the Licensed Compound and Licensed Products (clauses (i) and (ii) together, the “Technology Transfer”). The Parties shall conduct the Technology Transfer in accordance with a mutually agreed technology transfer plan and budget, to be negotiated in good faith and mutually agreed by the Parties within [***] months following BioNTech’s written request for the Technology Transfer, which plan shall include (A) detailed activities and timelines for such Technology Transfer, and (B) reasonable on-site support and consultation to be provided by or on behalf of OncoC4. The reasonable FTE Costs and Out-of-Pocket Costs of the Parties incurred in accordance with the Technology Transfer plan and budget in the conduct of such Technology Transfer shall be included in the Joint Development Costs and shared equally (50/50) between the Parties. For clarity, unless otherwise mutually agreed by the Parties in writing, [***] following the completion of such Technology Transfer in accordance with the Technology Transfer plan therefor, OncoC4 and its Affiliates shall have no further obligations or responsibilities with respect to conducting a Technology Transfer of ONC-392 or any other Anti-CTLA-4 Antibody except, if applicable, pursuant to Section 5.2(c).
(b)Further Development and Commercial Supply. Following completion of the Technology Transfer, unless otherwise mutually agreed by the Parties, BioNTech shall be solely responsible for the Manufacture and supply of the Licensed Compound and Licensed Products for all Development and Commercialization in the Field in the Territory, at its own cost, except to the extent that any such Manufacture and supply is for Development activities for Mono/PD-1 Combinations included in the CDP, in which case the Fully Burdened Manufacturing Costs for such supply shall be included in the Joint Development Costs.
(c)Manufacture of AI-025 and AI-061. Unless otherwise mutually agreed by the Parties in writing, the Technology Transfer pursuant to this Section 5.2 shall not include an assignment of agreements for the Manufacturing of AI-025 to BioNTech or its designee but BioNTech shall have the right at any time following Option exercise to receive a technology transfer of the Manufacturing process for AI-025 and AI-061. In that regard, Section 5.2(a) shall apply mutatis mutandis to provide for Technology Transfer of such processes for AI-025 and AI-061, except that OncoC4 shall not be required to assign its manufacturing contracts with respect to AI-025 and AI-061 to BioNTech. OncoC4 shall provide all written permissions, consents, waivers, and instructions as BioNTech may reasonably request to facilitate disclosure and Technology Transfer from OncoC4’s or its Affiliates manufacturer(s) of AI-025 and AI-061 to BioNTech and/or to allow BioNTech to contract with such manufacturer(s). In addition, if BioNTech exercises the Option in accordance with Section 2.2 and Section 7.2, the Parties will discuss in good faith and mutually agree on terms and conditions under which OncoC4 would, itself or through an Affiliate or Third Party, Manufacture and supply AI-025 to BioNTech or

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facilitate a technology transfer of the Manufacturing process for AI-025 to BioNTech or its designee, in either case, to provide for the supply of AI-025 to BioNTech for the further Development and Commercialization of AI-061. For clarity, unless otherwise mutually agreed by the Parties in writing, there shall only be one (1) Technology Transfer under this Section 5.2(c) (to either BioNTech or its designated Third Party manufacturer), and following the completion of such Technology Transfer in accordance with the Technology Transfer plan therefor, OncoC4 and its Affiliates shall have no further obligations or responsibilities with respect to conducting a Technology Transfer of AI-025 or AI-061. Notwithstanding the foregoing, to the extent OncoC4 Manufactures and supplies to BioNTech, either by itself or via its Affiliates or a Third Party, any AI-025 and/or AI-061, OncoC4 shall supply such AI-025 and/or AI-061 at a transfer price equal to or less than OncoC4’s FBMC and otherwise pursuant to the other terms and conditions mutually agreed between the Parties in a supply agreement providing for such Manufacture and supply.
5.3    Commercialization.
(a)Commercialization Diligence. BioNTech will be solely responsible for, at its expense, and will have sole discretion with respect to, Commercializing Licensed Products; provided, that BioNTech (directly, or through its Affiliates, Sublicensees or contractors) will use Commercially Reasonable Efforts to Commercialize [***]. [***]
(b)Commercialization Plan. [***]
(c)Reporting Obligations. No later than [***] of each Calendar Year during the Term, BioNTech will provide OncoC4 with a high-level summary of BioNTech’s Commercialization and Manufacturing activities for each Licensed Product in the Territory performed in the preceding Calendar Year (or updating such summary for activities performed since the last such summary was given hereunder, as applicable), and a high-level summary of the future activities it expects to initiate in the next [***] months after the date of the report. BioNTech shall only be required to commence such summaries as of the date that the JSC disbands. While the JSC continues to meet, BioNTech shall make an annual presentation to the JSC summarizing BioNTech’s Commercialization achievements and plans for the following [***] years. Each such report will include a high-level [***] forecast of estimated worldwide Net Sales, which is not required to be broken down by country, territory, region, nor Licensed Product. In addition, BioNTech will provide OncoC4 with written notice of the First Commercial Sale of each Licensed Product in the Territory as soon as reasonably practicable after such event; provided, however, that BioNTech will inform OncoC4 of such event prior to public disclosure of such event by BioNTech. BioNTech will provide such other information to OncoC4 as OncoC4 may reasonably request with respect to Commercialization of Licensed Products in the Territory and will keep OncoC4 reasonably informed of the material Commercialization activities of BioNTech with respect to such Licensed Products.
(d)OncoC4 Role In Commercialization. Prior to the commercial launch of a Licensed Product in the United States, upon OncoC4’s request to BioNTech, the Parties shall discuss in good faith whether and how OncoC4 might participate in some or all of the Commercialization activities of such Licensed Product in the United States. Additionally, following the first anniversary of the Effective Date, upon OncoC4’s reasonable request to BioNTech (not more than once in any Calendar Year unless otherwise mutually agreed), the

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Parties shall discuss in good faith the potential Commercialization of Licensed Products in China, including whether and how OncoC4 might participate in some or all of such Commercialization activities and any adjustments to the terms and conditions of this Agreement that may be necessary or desirable to make such Commercialization advantageous to both Parties on commercially reasonable terms and conditions that are consistent with the then-applicable policies, procedures and resources of each Party. Any such participation by OncoC4 in Commercialization activities with respect to Licensed Product(s) would be subject to the negotiation and mutual agreement of the Parties in writing on an amendment to this Agreement or an ancillary agreement setting forth the terms and conditions of such participation. Neither Party is required to agree to such an amendment or ancillary agreement and the inability to, or decision not to, enter in such amendment or ancillary agreement shall not be deemed to indicate that BioNTech has not used Commercially Reasonable Efforts.
ARTICLE VI
GOVERNANCE; COLLABORATION STEERING COMMITTEE
6.1    Formation; Purposes and Principles. Within [***] Business Days after the Effective Date, OncoC4 and BioNTech will form a joint steering committee (the “JSC”) to provide oversight and to facilitate information sharing between the Parties with respect to the activities of the Parties under this Agreement. The JSC shall be in existence from the date of its formation until the completion of all then-scheduled activities under the CDP, at which point it shall disband.
6.2    Specific Responsibilities. In addition to its overall responsibility to provide strategic oversight and to facilitate information sharing between the Parties with respect to the activities of the Parties under this Agreement, the JSC will:
(a)review, discuss and approve the CDP and each Joint Development Budget included therein, and any proposed amendments or revisions to the CDP or Joint Development Budget;
(b)oversee and coordinate between the Parties with respect to the Development and Manufacturing activities and interactions with Regulatory Authorities with respect to the Licensed Compound and Licensed Products under the CDP;
(c)coordinate and keep OncoC4 reasonably informed of the BioNTech’s Development, Manufacture and Commercialization activities and interactions with Regulatory Authorities with respect to the Licensed Compound and Licensed Products under the BioNTech Development Plan;
(d)delegate responsibilities to and oversee the activities of any Subcommittees and resolve any disputes raised by the Subcommittees, and
(e)perform such other functions as are assigned to it in this Agreement or as appropriate to further the purposes of this Agreement to the extent agreed to in writing by the Parties.

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6.3    Membership. The JSC will be composed of a total of [***] representatives of each Party, which will be appointed by each of OncoC4 and BioNTech, respectively. Each individual appointed by a Party as a representative to the JSC will be an employee of such Party with sufficient seniority within the applicable Party to provide meaningful input and make decisions arising within the scope of the JSC’s responsibilities, and have knowledge and expertise in the Development or Commercialization of compounds and products similar to the Licensed Products under this Agreement. The JSC may change its size from time to time by consent of its members; provided, that the JSC will consist at all times of an equal number of representatives of each Party, unless otherwise agreed by the Parties in writing. Each Party may replace any of its JSC representatives at any time upon written notice to the other Party, which notice may be given by e-mail, sent to the other Party. The JSC will be co-chaired by one designated representative of each Party, who is a member of the JSC, or alternatively by their designee who has sufficient seniority. Each co-chairperson, or their designee, will alternate being responsible for each meeting for (a) calling and conducting meetings, (b) preparing and circulating an agenda in advance of each meeting; provided, however, that the applicable co-chairperson will include any agenda items proposed by either Party on such agenda, (c) preparing minutes of each meeting that reflect the material decisions made and action items identified at such meetings promptly thereafter, and (d) sending draft meeting minutes to each member of the JSC for review and approval within [***] days after each JSC meeting. Each JSC representative will have [***] Business Days from receipt in which to comment on and to approve or provide comments to the minutes (such approval not to be unreasonably withheld, conditioned or delayed). Each JSC representative will be subject to confidentiality obligations no less stringent than those in Section 8.1.
6.4    Meetings. The JSC will hold meetings [***] every [***] during the Term for so long as the JSC exists (i.e., until it disbands in accordance with Section 6.1), unless the Parties mutually agree in writing to a different frequency. No later than [***] Business Days prior to any meeting of the JSC (or such shorter time period as the Parties may agree), the chairperson will prepare and circulate an agenda for such meeting. Either Party may also call a special meeting of the JSC by providing at least [***] Business Days prior written notice to the other Party if such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, in which event such Party will work with the chairperson of the JSC to provide the members of the JSC no later than [***] Business Day prior to the special meeting with an agenda for the meeting and materials reasonably adequate to enable an informed decision on the matters to be considered. The JSC may meet in person or by audio or video conference as its representatives may mutually agree. Other representatives of the Parties (including relevant Alliance Managers and project managers), their Affiliates, and, only with the advance, written consent of both Parties, Third Parties involved in the Development, Manufacture, or Commercialization of Licensed Products may be invited by the members of the JSC to attend meetings as observers; provided, however, that such representatives are subject to confidentiality obligations no less stringent than those set forth in Section 8.1.
6.5    Decision-Making; Escalation to Senior Officers. The Parties will endeavor in good faith and in compliance with this Agreement to reach unanimous agreement with respect to all matters within the JSC’s authority. Each Party’s representatives on the JSC will collectively have one vote (the “Party Vote”) on all matters before the JSC, and no action or decision will be taken by the JSC without a unanimous Party Vote (i.e., the affirmative Party Vote of each Party). A decision made in accordance with this Section 6.5 shall be deemed to be a decision made by

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the JSC. Should the JSC not be able to reach agreement with respect to a matter at a duly called meeting of the JSC, either Party may refer such matter to the Senior Officers for resolution, and the Senior Officers will attempt to resolve the matter in good faith. If the Senior Officers fail to resolve such matter within [***] days after the date on which the matter is referred to the Senior Officers (unless a longer period is agreed to by the Parties), then:
(a)Subject to Section 2.6(c), BioNTech shall have final decision-making authority on all matters within the JSC’s authority; provided, that [***].
(i)[***]
(ii)If due to the budgetary impact of a Reserved Financial Decision, BioNTech is unable to exercise its final decision-making authority under Section 6.5(a) to add a new Clinical Trial or new Indication to the CDP and Joint Development Program, then, in any event, BioNTech reserves the right to conduct the Clinical Trial or Develop Licensed Products for the Indication outside the CDP and Joint Development Program, and, in that case, notwithstanding anything express or implied in this Agreement, BioNTech shall have the right, subject to the Reduction Floor, to credit an amount equal to [***] of the Joint Development Costs that would have been OncoC4’s responsibility had such Clinical Trial or Development been performed under the CDP against royalties otherwise due hereunder to OncoC4 (in due course as they become due) in respect of the applicable Licensed Product (i.e., royalties payable in respect of the relevant Licensed Product studied in the relevant Clinical Trial or subject of the Development activities conducted by BioNTech outside the CDP) and OncoC4 shall have no right to any Development Milestone Payment in Section 7.4(a) in relation to any Development Milestone Event related to or resulting from such Clinical Trial or Indication, and BioNTech is hereby excused from making such Development Milestone Payments related to such Indications; provided, that BioNTech shall only be excused from making a Development Milestone Payment under this Section 6.5(a)(ii) if OncoC4 has not paid Joint Development Costs in respect of the relevant Clinical Trial or the Indication giving rise to the Development Milestone Payment.
(iii)If due to the budgetary impact of a Reserved Financial Decision, BioNTech is unable to exercise its final decision-making authority under Section 6.5(a) to modify a Clinical Trial or the Development of an Indication that is included in the CDP and Joint Development Program as of the applicable time, then, in any event, BioNTech reserves the right to modify the Clinical Trial or modify the Development of Licensed Products for the Indication outside the CDP and Joint Development Program, and, in that case, notwithstanding anything express or implied in this Agreement, BioNTech shall have the right, subject to the Reduction Floor, to credit an amount equal to [***] of the Joint Development Costs that would have been OncoC4’s responsibility had such Clinical Trial or Development been performed under the CDP against royalties otherwise due hereunder to OncoC4 (in due course as they become due) in respect of the applicable Licensed Product and the given Indication (i.e., royalties payable in respect of the relevant Licensed Product and Indication studied in the relevant Clinical Trial or subject of the Development activities conducted by BioNTech outside the CDP). In such event, the royalties allocable to the relevant Licensed Product and Indication will be calculated in accordance with a methodology reasonably proposed by BioNTech in good faith, taking in account the respective market share of the Indications. If BioNTech conducts a Clinical Trial or Develops an Indication outside the CDP under this Section 6.5(a)(iii), it shall have no impact on any Development Milestone Payment in Section 7.4(a) in relation to any Development Milestone

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Event related to or resulting from such Clinical Trial or Indication, and if any Development Milestone Event occurs with respect to such Clinical Trial or Indication, BioNTech shall be obligated to pay the corresponding Development Milestone Payment in accordance with Section 7.4(a),
(b)Notwithstanding the foregoing or anything contained herein, neither the JSC nor BioNTech through exercise of its final decision-making authority will have the right or authority to (i) amend or waive any of the terms or conditions of this Agreement or otherwise determine any matter outside the authority of the JSC or that expressly requires mutual agreement of the Parties under this Agreement, or (ii) make any determination or take any action solely or specifically related to AI-025 outside the context of AI-061.
6.6    Subcommittees. From time to time during the Term, the JSC may establish and delegate duties to subcommittees (e.g., project teams) (each, a “Subcommittee”) on an “as needed” basis to oversee particular projects or activities. Each Subcommittee will consist of mutually agreed number of representatives from each Party, and will meet from time to time upon mutual agreement between representatives from each Party. The decision-making within a Subcommittee will be by consensus, with each Party’s representatives on the applicable Subcommittee collectively having one (1) vote on all matters brought before the Subcommittee. Each Subcommittee and its activities will be subject to the direction, review and approval of, and will report to, the JSC. In no event will the authority of the Subcommittee exceed that specified for the JSC in Section 6.2. Any matter not resolved by a Subcommittee will be referred to the JSC for resolution. Unless otherwise mutually agreed by the Parties, each Subcommittee will disband upon completion of all the obligations designated by the JSC to such Subcommittee.
6.7    Alliance Managers.
(a)Appointment. Each Party will appoint a person to oversee interactions between the Parties for all matters related to the Development and Commercialization of Licensed Products between meetings of the JSC (each, an “Alliance Manager”). The Alliance Managers will have the right to attend all meetings of the committees as non-voting participants and may bring to the attention of the JSC any matters or issues either Alliance Manager reasonably believes should be discussed and will have such other responsibilities as the Parties may mutually agree in writing. Each Party may replace its Alliance Manager at any time or may designate different Alliance Managers with respect to Development and Commercialization matters, respectively, by notice in writing to the other Party.
(b)Responsibility. Subject to the limitations set forth in Section 6.5, the Alliance Managers will have the responsibility of creating and maintaining a constructive work environment within the JSC and between the Parties for all matters related to this Agreement. Without limiting the generality of the foregoing, each Alliance Manager will:
(i)provide a single point of communication within the Parties’ respective organizations and between the Parties with respect to this Agreement, including any issues that may arise that it may be possible to resolve without (or prior to) escalation to the JSC;
(ii)coordinate cooperative efforts, internal communications and external communications between the Parties with respect to this Agreement; and

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(iii)take such other steps as may be required to ensure that meetings of the JSC occur as set forth in this Agreement, that procedures are followed with respect to such meetings (including working with the co-chairpersons with respect to the giving of proper notice and the preparation and approval of minutes) and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.
ARTICLE VII
FINANCIAL PROVISIONS
7.1    Effective Date Payment. Subject to the terms and conditions of this Agreement, BioNTech will pay OncoC4 a non-refundable, non-creditable, one-time payment in the amount of two hundred million Dollars ($200,000,000), which payment will be due and payable to OncoC4 within [***] days following the date of BioNTech’s receipt of an invoice provided by OncoC4 in accordance with this Agreement upon or after the Effective Date, of which [***] is in consideration for and shall fund the performance by OncoC4 of its activities to research and Develop ONC-392 under the CDP.
7.2    Option Exercise Fee. Following BioNTech’s delivery of an Option Exercise Notice to OncoC4 in accordance with Section 2.2(a), BioNTech will pay to OncoC4 a non-refundable, non-creditable, one-time payment in the amount of [***] (“Option Exercise Fee”) no later than [***] days following the date of BioNTech’s receipt of an invoice provided by OncoC4 in accordance with this Agreement upon or after the date of OncoC4’s receipt of the Option Exercise Notice.
7.3    Joint Development Costs.
(a)Except as otherwise provided in Section 3.2, and subject to this Section 7.3, all Joint Development Costs shall be shared equally (50/50) between BioNTech and OncoC4.
(b)Commencing the first Calendar Quarter of the Term and continuing thereafter so long as a Party incurs Joint Development Costs under the CDP, within [***] days after the end of each Calendar Quarter during which either Party incurs any such Joint Development Costs, such Party shall submit to a finance designee of the other Party a report setting forth a good faith estimate of the Joint Development Costs it incurred in such Calendar Quarter, as detailed in the CDP as approved by the JSC. Within [***] days following the end of such Calendar Quarter, each Party shall update such report to reflect the final amount of Joint Development Costs incurred by such Party in such Calendar Quarter; provided, that if there are any Joint Development Costs incurred in such Calendar Quarter that a Party is unable to timely include in such financial report, then such amount shall be included and reconciled in the financial report in the following Calendar Quarter. Each such report shall specify in reasonable detail the Joint Development Costs incurred and shall include reasonably detailed supporting information. Within [***] days after receipt of such reports, the finance designees from both Parties shall confer and agree in writing on whether a reconciliation payment is due from one Party to the other Party, and if so, the amount of such reconciliation payment, so that the Parties share Joint Development Costs in accordance with this Section 7.3. The Party required to pay such reconciliation payment shall make such payment to the other Party within [***] days after the date of such Party’s receipt of an invoice provided by the other Party upon or after the end of

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such [***] day conferral period; provided, however, that in the event of any good faith disagreement with respect to the calculation of such reconciliation payment, any undisputed portion of such reconciliation payment shall be paid in accordance with the foregoing timetable and any remaining portion subject to a good faith dispute shall be paid within [***] days after the date on which the Parties, using good faith efforts, resolve the dispute and the Party entitled to payment provides an updated invoice for the correct amount. For the avoidance of doubt, no cost or expense shall be counted more than once in calculating Joint Development Costs, even if such cost or expense falls into more than one of the cost categories that comprise Joint Development Costs.
7.4    Milestone Payments.
(a)Mono/PD1 Combination Development Milestone Payments. During the Term, BioNTech will notify OncoC4 (or, with respect to any Clinical Trial sponsored by OncoC4, OncoC4 will notify BioNTech) in writing of the achievement by or on behalf of BioNTech, its Affiliates or Sublicensees, or OncoC4 of any milestone event set forth in this Section 7.4(a) (each, a “Development Milestone Event”): [***] and BioNTech will pay OncoC4 the corresponding non-refundable, non-creditable, milestone payments set forth in the tables below (each, a “Development Milestone Payment”) within [***] days following the date of BioNTech’s receipt of an invoice provided by OncoC4 on or after the date of notice of the achievement of the corresponding Development Milestone Event by BioNTech, its Affiliates or any Sublicensees, or OncoC4. For clarity, each of the Development Milestone Events set forth in Section 7.4(a)(i) below [***] may only be earned one time, by the first Mono/PD-1 Combination to achieve the corresponding Development Milestone Event, and the Development Milestone Events set forth in Section 7.4(a)(ii) below [***] may be earned on a [***]
(i)One-Time Development Milestone Payments. Each of the Development Milestone Payments set forth in the table below [***] may be earned once, upon first achievement of the applicable Development Milestone Event by a Mono/PD-1 Combination. For clarity, the maximum amount of all Development Milestone Payments that may be earned under this Section 7.4(a)(i) is [***] as indicated below.

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Development Milestone Event	Development Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(ii)    Additional Development Milestone Payments. [***].

Development Milestone Event	Development Milestone Payment
[***]	[***]
[***]	[***]

For clarity, [***].
[***]
(b)Sales Milestone Payments. During the Term, BioNTech will pay to OncoC4 each of the non-refundable, non-creditable milestone payments set forth below (each, a “Sales Milestone Payment”) within [***] days after the date of BioNTech’s receipt of an invoice provided by OncoC4 in accordance with this Agreement on or after OncoC4’s receipt of the royalty report hereunder that shows the achievement of the corresponding milestone event below (each, a “Sales Milestone Event”). Each of the milestone payments set forth in this Section 7.4(b) is payable up to one time only, upon the first achievement of such Sales Milestone Event. For clarity, the maximum amount of all Sales Milestone Payments that may be earned under this Section 7.4(b) is [***].

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[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

In the calculation of annual aggregate Net Sales for the purposes of the foregoing milestones, for clarity: [***].
Notwithstanding anything express or implied in this Section, no more than one Sales Milestone Payment shall become due with respect to Net Sales levels in any given Calendar Year. Accordingly, if in a given Calendar Year the Net Sales levels would otherwise achieve multiple Sales Milestone Events, then only the Sales Milestone Event associated with the higher or highest such Sales Milestone Event shall be deemed achieved and the corresponding Sales Milestone Payment shall become due once properly invoiced, and the Sales Milestone Events associated with the lower Net Sales level(s) that would otherwise have been first achieved in such Calendar Year shall be deemed not to have been achieved, and will be eligible to be achieved and incur a Sales Milestone Payment in subsequent Calendar Years (subject always to the operation of this paragraph in subsequent Calendar Years).
7.5    Royalties.
(a)Royalty Rate. Subject to the terms and conditions of this Agreement, with respect to [***], BioNTech will pay to OncoC4 non-refundable, non-creditable royalties at the [***] royalty rates specified in the following table with respect [***]:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

In the calculation of annual aggregate Net Sales for the purposes of the foregoing tiers, for clarity: [***].

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(b)Royalty Term. On a [***], unless terminated earlier by either Party pursuant to this Agreement, royalties will be due under Section 7.5(a) [***].
7.6    Royalty Payments and Reports. Within [***] days after the end of each Calendar Quarter, commencing with the Calendar Quarter during which the First Commercial Sale of a Licensed Product is made anywhere in the Territory, BioNTech will provide to OncoC4 a report setting forth: [***]. Concurrent with the provision of the royalty report, BioNTech will request an invoice from OncoC4 for the royalty payment shown in the royalty report, and shall within [***] days after the receipt of the corresponding invoice from OncoC4 (in the amount shown in the royalty report) pay OncoC4 the royalties due to OncoC4 with respect to Net Sales by BioNTech, its Affiliates and their respective Sublicensees for such Calendar Quarter.
7.7    Royalty Payment Reductions. The royalties payable under Section 7.5 will be subject to the following:
(a)Third Party IP. If BioNTech or its Affiliate or a Sublicensee is a party to, as of the Effective Date or thereafter, enters into a license or settlement agreement with a Third Party for the right under any Patent owned or Controlled by such Third Party [***] – and pursuant to such agreement makes payments (which may include license fees, milestones, and net sales royalties) to such Third Party for such right to Commercialize such Licensed Product under such Patent, then, subject to Section 7.7(f), BioNTech may deduct [***] of such payments actually paid to such Third Party for such right under such Patent in a Calendar Quarter against the royalties due and payable to OncoC4 on the Net Sales for such Licensed Product due in respect of such Calendar Quarter under this Agreement.
(b)Lack of Patent Protection. Subject to Section 7.7(f), if at any time during the Royalty Term, for any Licensed Product in a given country in the Territory, the last-to-expire Valid Claim in any Licensed Patent or [***] Covering such Licensed Product in such country expires or otherwise ceases to be a Valid Claim, then, from the first Calendar Quarter in which this Section 7.7(b) applies, and thereafter for so long as this Section 7.7(b) applies, the applicable royalties in effect with respect to such Licensed Product in such country as specified in Section 7.5(a) will be [***] by [***]. For this purpose, “last-to-expire” means the last to expire or last to continue to qualify as a Valid Claim.
[***]
(c)[***]
(d)Compulsory License. Subject to Section 7.7(f), if a Compulsory License is granted to a Third Party with respect to a Licensed Product in a given country with a royalty rate lower than the applicable royalty rate in such country hereunder, then the royalties payable to OncoC4 with respect to such Licensed Product in such country in an applicable Calendar Quarter shall be reduced to [***]. Notwithstanding Section 7.7(f), if the compulsory licensee receives its grant of rights from BioNTech at royalty rate(s) lower than those of this Agreement, they shall be excluded from the definition of “Sublicensee,” and BioNTech shall pass through the compulsory licensee’s royalties to OncoC4 but shall not owe the higher royalty rate set forth herein on the compulsory licensee’s sales. Moreover, it is understood that the compulsory licensee, even if receiving its governmentally-mandated rights from BioNTech, shall

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notwithstanding anything express or implied contained herein, remain a Third Party who will be deemed not to be a Sublicensee hereunder and whose sales of Licensed Product may give rise to (and be counted towards) the existence of Biosimilar Competition in the applicable country.
(e)Biosimilar Competition. Subject to Section 7.7(f), [***], during the Royalty Term for a Licensed Product in a country, if there is Biosimilar Competition with respect to such Licensed Product in such country, then, from the first Calendar Quarter in which such Biosimilar Competition occurs, and thereafter for each Calendar Quarter for which such Biosimilar Competition exists, the applicable royalties in effect with respect to such Licensed Product in such country as specified in Section 7.5(a) will be [***] by [***].
(f)Cumulative Deductions. Notwithstanding the foregoing, in no event will the deductions set forth in Sections [***], individually or in the aggregate, reduce the royalties otherwise payable to OncoC4 under Section 7.5 with respect to a given Licensed Product in a country in a Calendar Quarter by more than [***] (such percentage, the “Reduction Floor”); provided, however, (i) with respect to a Licensed Product in a country, if Biosimilar Material Competition occurs with respect to such Licensed Product in such country, then, from the first Calendar Quarter in which such Biosimilar Material Competition occurs, and thereafter for each Calendar Quarter for which such Biosimilar Material Competition exists, the Reduction Floor for such Licensed Product in such country shall be decreased from [***] [***] to [***] of the royalties otherwise payable to OncoC4 under Section 7.5 for such Licensed Product in such country in such Calendar Quarter; and (ii) with respect to a Licensed Product in a country, if there is no Valid Claim in any Licensed Patent or [***] Covering such Licensed Product in such country, or if there is Biosimilar Competition in such country, then, from the first Calendar Quarter in which there is no Valid Claim or there is Biosimilar Competition in such country, and thereafter for each Calendar Quarter for which there is no Valid Claim or there is Biosimilar Competition in such country, the applicable Reduction Floor with respect to royalty reductions pursuant to: (X) Third Party payments pursuant to Section 7.7(a); (Y) Development costs as a result of a Reserved Financial Decision pursuant to Section 6.5(a); and (Z) Development costs pursuant to Section 3.2(f), in each case (for clarity, together with all other royalty reductions for such Licensed Product in such country), shall be decreased from [***] to [***] of the royalties otherwise payable to OncoC4 under Section 7.5 for such Licensed Product in such country in such Calendar Quarter, and provided, further, that, if BioNTech is unable to deduct or credit any portion of any royalty deductions or credits set forth in this Agreement not already offset against royalties hereunder in any Calendar Quarter as a result of the applicable Reduction Floor then it shall be able to carry the remaining not-yet-offset deduction(s) forward to future Calendar Quarters and offset them against royalties hereunder. For avoidance of doubt, Development costs deducted pursuant to subclauses (Y) and (Z) may be taken globally and without reference to a specific country.
7.8    Financial Audits.
(a)Record Keeping. BioNTech and its Affiliates will, and will cause their respective Sublicensees to, keep complete, true and accurate books and records in accordance with its Accounting Standards of the items underlying (i) Net Sales and (ii) royalty payments under this Agreement. BioNTech and its Affiliates will, and will cause their respective Sublicensees to keep, such books and records for at least [***] years following the Calendar Quarter to which they pertain. OncoC4 will have the right annually, at its own expense, to have

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an internationally-recognized independent, certified public accountant, selected by OncoC4 and reasonably acceptable to BioNTech (the “Auditor”), review any such records of BioNTech and its Affiliates in the location(s) where such records are customarily maintained by BioNTech upon reasonable prior notice, during regular business hours and under obligations of confidentiality, except to the extent necessary to enforce OncoC4’s rights under this Agreement or if disclosure is required by applicable Law, for the sole purpose of verifying the basis and accuracy of payments made under this Agreement and the content of the reports described in Section 7.6, within the prior [***] Calendar Year period after receipt of such report. The Auditor will have the right to disclose to OncoC4 its conclusions regarding any payment owed under this Agreement. The records for any Calendar Year may be audited no more than once with respect to records covering any specific period of time. BioNTech shall obtain for itself or its Affiliate a commensurate right for it to audit Sublicensees, and either exercise that right itself upon the written request of OncoC4, or allow OncoC4 to hire the Auditor to conduct the audit of the Sublicensee records.
(b)Audit Report. The report prepared by the Auditor, a copy of which will be sent or otherwise provided to each Party by such Auditor at the same time before such report is considered final, will contain the conclusions of such Auditor regarding the audit and will specify that the amounts paid pursuant thereto were correct or, if incorrect, the amount of any underpayment or overpayment, and the specific details regarding any discrepancies. No other information will be provided to OncoC4 without the prior consent of BioNTech unless disclosure is required by Laws, regulation or judicial order, and if so determined by OncoC4, it will, if permitted, give BioNTech prior notice thereof to the extent possible for BioNTech to seek a protective order against or limiting such disclosure. If such report shows any underpayment, then BioNTech will remit to OncoC4, within [***] Business Days after receipt of such report, (i) the amount of such underpayment and (ii) if such underpayment exceeds [***] of the total amount owed for the period then being audited, the actual costs incurred by OncoC4 in conducting such review will be reimbursed. For the avoidance of doubt, payment of the underpayment will be considered a late payment, subject to Section 7.11. If such report shows any overpayment, then BioNTech will have the right to credit the overpaid amount against future payments owed to OncoC4 or, if further payments will not be due hereunder within [***] days, require that OncoC4 reimburse the amount of such overpayment. The Parties mutually agree that the information subject to review under this Section 7.8 is Confidential Information of BioNTech and that OncoC4 will retain and cause the Auditor to retain all such information in confidence in accordance with confidentiality and non-use obligations no less stringent than those contained in Section 8.1.
(c)Each Party shall also have an audit right equivalent to the audit right set forth in Section 7.8(a)-(b) (applied mutatis mutandis) to audit the other Party’s and its Affiliates records with respect to Joint Development Costs, to confirm the accuracy of the Joint Development Costs asserted by the audited Party.
7.9    Tax.
(a)Income Taxes. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly under this Agreement.

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(b)Tax Withholding. Any tax paid or required to be withheld by BioNTech under applicable Laws in effect at the time of payment for the benefit of OncoC4 on account of any royalties or other payments payable to OncoC4 under this Agreement shall be deducted from the amount of royalties or other payments otherwise due. The Parties shall reasonably cooperate with one another to reduce or minimize any such deduction or withholding required by applicable Laws, including by providing any documents, information, forms or other certifications necessary to reduce the amount of such withholding. The Parties shall also reasonably cooperate with one another, in good faith, with respect to all documentation and actions required by the German tax authorities to secure a reduction in the rate of applicable withholding taxes, including (i) obtaining a certificate of exemption from withholding taxes from the German tax authorities, or (ii) to the extent permitted under applicable Law, obtaining a repayment or refund of an amount previously withheld and remitted to the German tax authorities. For clarity, the Parties hereby provide their consent to disclose this Agreement to the German tax authorities for purposes of obtaining such a certificate or a tax refund. If, in accordance with the foregoing, BioNTech withholds any amount, then it will pay to OncoC4 the balance when due, timely remit to the proper taxing authority the withheld amount, and send OncoC4 proof of such remittance within [***] days following OncoC4’s request for such proof of remittance. If and to the extent BioNTech receives from a tax authority a repayment or refund of an amount previously withheld and remitted pursuant to this Section 7.9(b), BioNTech shall notify OncoC4 and pay such repaid or refunded amount to OncoC4 without undue delay.
(c)Notwithstanding the foregoing, BioNTech shall assume the responsibility for, and increase the amount payable hereunder such that OncoC4 receives the amount it would have received but for, any Incremental Withholding (as defined below) in the event that such Incremental Withholding arises as a result of any Withholding Action by or on behalf of BioNTech. For purposes hereof, a “Withholding Action” by or on behalf of BioNTech means any action taken, or caused to be taken, by BioNTech or its Affiliate (including any assignment of this Agreement, in whole or in part) that results or would result in any additional withholding or reduction from payments made hereunder (any such amount withheld or deducted, an “Incremental Withholding”) which would not have resulted absent BioNTech or such Affiliate taking, or causing to be taken, such action.
(d)VAT and Indirect Taxes. All amounts payable under or in connection with this Agreement are exclusive of VAT and Indirect Taxes. Any VAT and Indirect Taxes payable on the consideration shall be paid by BioNTech at the same time as the payment or provision of the consideration to which it relates. If any VAT and Indirect Taxes are paid by OncoC4 to the relevant fiscal authority before such payment is made by BioNTech, BioNTech shall reimburse OncoC4 such VAT and Indirect Taxes within [***] days following receipt of the relevant invoice from OncoC4.
(e)Provision of Documents. OncoC4 is required to provide all invoice and customs related documents to [***] and [***] on a [***] basis.
7.10    Currency of Payments. All amounts payable and calculations under this Agreement will be in Dollars. As applicable, Net Sales and any royalty reductions will be translated into Dollars using the average exchange rates published by the European Central Bank and in accordance with the Accounting Standards (or any other qualified source that is acceptable to both Parties) for the [***] in which such Net Sales occurred, where Accounting

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Standards refers to the Accounting Standards of the Party who owes a payment to the other Party. All payments under this Agreement will be paid in Dollars by wire transfer to an account designated by the receiving Party (which account the receiving Party may update from time to time in writing).
7.11    Payment in Full. Except to the extent permitted under Section 7.9 or 15.11 or otherwise required by applicable Law in effect at the time of payment, each Party will make all payments due hereunder (including any amounts payable pursuant to ARTICLE XI) in full without set-off or counterclaim of any kind.
7.12    Late Payments. Without limiting any other rights or remedies available to either Party hereunder, any late payment by one Party to the other will bear interest, to the extent permitted by Laws, at an annual rate of [***], computed from the date such payment was due until the date the paying Party makes the payment.
7.13    Costs of Upstream Agreements.  In accordance with and without limiting Section 2.7, except as set forth in Section 10.2(k), OncoC4 shall be wholly responsible for any and all payments due pursuant to the Upstream Agreements, including all milestones and royalties due under the Upstream Agreements in respect of Development, Manufacturing (without limiting ARTICLE V), Commercialization, achievements, and sales that occur under or pursuant to a right granted in this Agreement.
7.4    Invoices. Notwithstanding anything contained herein, in the event of any good faith disagreement with respect to the amount or calculation of an amount set forth in an invoice delivered to BioNTech by OncoC4 hereunder, any undisputed portion of the applicable amount shall be paid in accordance with the terms hereof and any remaining portion subject to a good faith dispute shall be paid within [***] days after the date on which the Parties, using good faith efforts, resolve the dispute and, if applicable, OncoC4 provides an updated invoice for the correct remaining amount.
ARTICLE VIII
INTELLECTUAL PROPERTY
8.1    Ownership.
(a)Licensed Know-How and Licensed Patents. Subject only to the rights expressly granted to BioNTech under this Agreement, as between the Parties, OncoC4 will retain all rights, title and interests in and to the Licensed Know-How and Licensed Patents. In addition, each Party shall own any Patent or Know-How created or obtained by or on behalf of such Party independently and outside the scope of the collaboration between the Parties under this Agreement (as such scope may be limited pursuant to Section 2.6).
(b)[***].
(i)Any inventions and Know-How (whether or not patentable) that are conceived, discovered, developed, reduced to practice, or otherwise made, either solely or jointly by or on behalf of (including that arising from contractors’ activities): (A) OncoC4 and its Affiliates on the one hand, or (B) BioNTech, its Affiliates and Sublicensees on the other hand, in

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the course of performing any activities under the CDP, including and any other intellectual property rights therein and thereto [***], and any Patents that claim such [***].
(ii)Subject to the license grants in Section 2.1 [***].
(c)[***].
(i)Any inventions and Know-How (whether or not patentable) that are conceived, discovered, developed, reduced to practice, or otherwise made, either solely or jointly by or on behalf of (A) OncoC4 and its Affiliates on the one hand, or (B) BioNTech, its Affiliates and Sublicensees on the other hand, [***].
(ii)Any inventions and Know-How (whether or not patentable) that are conceived, discovered, developed, reduced to practice, or otherwise made, either solely or jointly by or on behalf of (A) OncoC4 and its Affiliates on the one hand, or (B) BioNTech, its Affiliates and Sublicensees on the other hand, in each case, in the course of performing their respective activities under this Agreement, [***].
(d)[***]. Any inventions and Know-How (whether or not patentable) that are conceived, discovered, developed, reduced to practice, or otherwise made, either solely or jointly by or on behalf of (A) OncoC4 and its Affiliates on the one hand, or (B) BioNTech, its Affiliates and Sublicensees on the other hand, in each case, in the course of performing their respective activities under this Agreement, [***].
(e)Assignment Obligation. Each Party will cause its Affiliates, sublicensees, and its and their directors, officers, employees, consultants, contractors, and agents to assign to such Party all of such individuals’ right, title, and interest in and to the [***] that are conceived, discovered, developed, reduced to practice, or otherwise made by such individual, together with all Patents claiming such [***]. OncoC4 shall and hereby does assign to BioNTech all right, title and interest in and to all [***]. BioNTech shall and hereby does assign to OncoC4 all right, title and interest in and to all [***].
8.2    Patent Prosecution.
(a)Licensed Patents and [***].
(b)[***]
(c)Cooperation in Prosecution. Each Party will, and will cause its Affiliates to, reasonably cooperate, with the other Party with respect to [***], including transferring copies of relevant files and records relating to Prosecution of such Patents, providing any necessary powers of attorney, complying with any applicable duty of candor or disclosure with a patent office and executing any other required documents or instruments for such Prosecution.
(d)Patent Term Extension. If elections with respect to obtaining patent term extension or supplemental protection certificates or their equivalents in any country (collectively, “Patent Extension”) with respect to [***] become available, the Parties will discuss in good

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faith and seek to mutually agree on which [***] to extend; provided, that if the Parties cannot agree in good faith[***].
(e)Data Exclusivity, Purple Book and Patent Register Listings. With respect to data exclusivity periods (such as those periods listed in the Purple Book (including any available pediatric extensions) or periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83, and all equivalents in any country), (i) with respect to the Licensed Products, the Parties will coordinate, and each Party shall, in consultation with the other Party and after consideration in good faith of such other Party’s comments, seek and maintain all such data exclusivity periods that may be available for any of the Licensed Products, and determine which Licensed Patents, [***], if any, will be listed with the applicable Regulatory Authorities for any Licensed Product in its field, including all so-called “Patent Register” listings required by certain Governmental Authorities, and all similar listings in any other relevant countries.
(f)Upstream Agreements. Notwithstanding anything contained herein, this Section 8.2 shall not apply to any Licensed Patents that OncoC4 Controls pursuant to an Upstream Agreement to the extent that there are any conflicts between the provisions hereof and the applicable Upstream Agreement, in which case, the terms and conditions of the applicable Upstream Agreement shall control with respect to the Prosecution of such Licensed Patents. To the extent that OncoC4 is required to make any payments to a Third Party licensor under an Upstream Agreement with respect to any Prosecution of any Licensed Patents thereunder, BioNTech shall reimburse OncoC4 for such payments within [***] days after receipt of an undisputed invoice from OncoC4 in accordance with this Agreement regarding the same; provided, that if these costs are due because of OncoC4’s exercise of its step-in rights, then OncoC4 shall be solely responsible for those costs.
8.3    Third Party Infringement.
(a)Notice. Each Party will promptly notify the other in writing of any (i) suspected, threatened or actual infringement by a Third Party of any Licensed Patent [***];(ii) suspected, threatened or actual unauthorized disclosure, use or misappropriation of any Licensed Know-How or [***] by a Third Party, or (iii) any actual or threatened allegations of alleged patent invalidity, unenforceability or non-infringement of a Licensed Patent [***] in connection with a Biosimilar Application, or any other similar patent certification by a Third Party, and any foreign equivalent thereof, in each case ((i) – (iii)), of which it becomes aware, and will provide the other Party with full particulars and all evidence in such Party’s possession or control supporting such infringement, unauthorized use or misappropriation, or allegations or certifications (each, an “IP Notice”).
(b)[***]
(c)[***]
(d)[***]
(e)[***]

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(f)Biosimilar Applications.
(i)If either Party receives a copy of an application submitted to the FDA under subsection (k) of Section 351 of the PHSA (a “Biosimilar Application”) naming a Licensed Product as a reference product or otherwise becomes aware that such a Biosimilar Application has been filed (including by the receipt of information disclosed pursuant to Section 351(l)(2) of the PHSA, or in an instance described in Section 351(l)(9)(C) of the PHSA), either Party will, within ten (10) Business Days thereafter, notify the other Party so that the other Party may seek permission to view the application and related confidential information from the filer of the Biosimilar Application under Section 351(l)(1)(B)(iii) of the PHSA. If either Party receives any equivalent or similar certification, information or notice in any other jurisdiction in the Territory naming a Licensed Product, either Party will, within ten (10) Business Days thereafter, notify and provide the other Party with copies of such communication.
(ii)Solely with respect to a Biosimilar Application referring to a Licensed Product in the Field, regardless of the Party that is the “reference product sponsor” for purposes of such Biosimilar Application, (A) [***] to designate pursuant to Section 351(l)(1)(B)(ii) of the PHSA the outside counsel and in-house counsel who will receive confidential access to the Biosimilar Application, (B) [***] to (1) list any Licensed Patents, [***] and any other Patents, as required pursuant to Section 351(l)(3)(A), Section 351(l)(5)(b)(i)(II), or Section 351(l)(7) of the PHSA, (2) respond to any communications with respect to such lists from the filer of the Biosimilar Application, and (3) negotiate with the filer of the Biosimilar Application as to whether to utilize a different mechanism for information exchange than that specified in Section 351(l) of the PHSA; and (C) [***], to identify Licensed Patents, [***] and any Patents, and to respond to communications under any equivalent or similar listing in any other jurisdiction in the Territory in accordance with Section 8.2(f). [***]
(g)Cooperation. In any Action under Section 8.3, each Party will, and will cause its Affiliates to, reasonably cooperate with the other Party, in good faith, relative to the efforts to protect the Licensed Patents [***] and will join such suit as a party, if requested by the other Party. Furthermore, the Party initiating any Action pursuant to Section 8.3(b) or Section 8.3(c) will consider in good faith all reasonable and timely comments from the other Party on any proposed arguments asserted or to be asserted in litigation related to the enforcement or defense of any such Patents. [***]
(h)Upstream Agreements. Notwithstanding anything contained herein, [***] are subject to the applicable terms and conditions of such Upstream Agreement with respect to any such Licensed Patents, as applicable.
(i)Expenses. Subject to Section 8.3(j) and unless otherwise expressly provided for under this Section 8.3, [***].
(j)Allocation of Recoveries. Any settlements, damages or monetary awards recovered by either Party pursuant to any Action under this Section 8.3 with respect to the Licensed Patents [***] will, [***].
8.4    Claimed Infringement. Each Party will promptly notify the other Party if a Third Party brings any Action alleging patent infringement by BioNTech or OncoC4 or any of their respective

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Affiliates or Sublicensees with respect to the Development, Manufacture or Commercialization of any Licensed Product (any such Action, an “Infringement Claim”) in the Territory. [***]
8.5    Common Legal Interest/Joint Defense. All information exchanged between the Parties regarding the prosecution and maintenance, and enforcement and defense, of Licensed Patents [***] under this ARTICLE VIII will be deemed Confidential Information of the disclosing Party. In addition, the Parties acknowledge and agree that, with regard to such prosecution and maintenance, and enforcement and defense, the interests of the Parties as collaborators and licensor and licensee are to obtain the strongest patent protection possible, and as such, are aligned and are legal in nature. Notwithstanding anything contained herein, to the extent a Party has a good faith belief that any information required to be disclosed by such Party to the other Party under this ARTICLE VIII is protected by attorney-client privilege or any other applicable legal privilege or immunity, such Party will not be required to disclose such information except under circumstances designed to preserve such privilege, and the Parties will in good faith cooperate to agree upon a procedure (including entering into a specific common legal interest/joint defense agreement, disclosing such information on a “for counsel eyes only” basis or similar procedure) under which such information may be disclosed without waiving or breaching such privilege or immunity.
8.6    Patent Marking. If required by law, BioNTech will mark, and will cause all of its Affiliates and Sublicensees to mark, Licensed Products with all Licensed Patents in accordance with applicable Law, which marking obligation will continue for as long as required under applicable Law.
8.7    Extension of Rights to BioNTech Affiliate, Sublicensee. BioNTech shall be entitled to extend its rights in this ARTICLE VIII to, or exercise its rights and perform its obligations in this Article by, an Affiliate or a Sublicensee, notwithstanding anything express or implied in this Article.
8.8    Additional Third Party Intellectual Property. Other than the Patents and Know-How that are Controlled by OncoC4 pursuant to the Upstream Agreements, during the Term, if OncoC4 becomes aware of Patents or Know-How of any Third Party that it believes may be useful to license for purposes of Development and/or Commercialization of Licensed Compound(s) and/or Licensed Product(s), OncoC4 shall notify the JSC or a patent subcommittee thereof or a committee consisting of patent counsel for each Party, of such Patents and Know-How (as applicable) for BioNTech’s consideration. [***]
8.9    Bankruptcy; Intellectual Property. All rights and licenses granted under or pursuant to this Agreement by a bankrupt Party to the other Party are, and shall be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code and any similar law or regulation in any other country, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that all intellectual property rights licensed hereunder, are part of the “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code subject to the protections afforded

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the non-terminating Party under Section 365(n) of the Bankruptcy Code, and any similar law or regulation in any other country. [***]
ARTICLE IX
CONFIDENTIALITY AND PUBLICITY
9.1    Confidential Information.
(a)Confidentiality Obligation. During the Term and for a period of [***] years after any termination or expiration of this Agreement, each Party agrees to, and will cause its Representatives to: (i) keep in confidence and not disclose the other Party’s Confidential Information to any Third Party without the prior written consent of the disclosing Party, except as expressly permitted pursuant to this Agreement; and (ii) not use for any purpose, except to exercise its rights or perform its obligations under this Agreement, any Confidential Information of the other Party, without the prior written consent of the disclosing Party. The existence and terms of this Agreement are the Confidential Information of each Party, with each Party treated as the receiving Party.
(b)Permitted Disclosures. Each Party agrees that it and its Affiliates will provide or permit access to the other Party’s Confidential Information only to the receiving Party’s employees, consultants, advisors and Sublicensees, and to the employees, consultants and advisors of the receiving Party’s Affiliates (collectively, “Representatives”), in each case, of all the foregoing in this Section 9.1(b), on a need to know basis (meaning they need to know the information for purposes of performing the Party’s obligations under this Agreement or exercising its rights under this Agreement), who are subject to obligations of confidentiality and non-use with respect to such Confidential Information no less stringent than the obligations of confidentiality and non-use of the receiving Party pursuant to this Section 9.1 (but of duration customary in confidentiality agreements entered into for a similar purpose). Each Party will remain responsible for any failure by its Affiliates or Sublicensees, and its and its Affiliates’ respective employees, consultants and advisors, to treat such Confidential Information as required under this Section 9.1 as if such Affiliates, employees, consultants, advisors and Sublicensees were parties directly bound to the requirements of this Section 9.1.
(c)Confidentiality Limitation. Notwithstanding anything herein, each Party may use and disclose the other Party’s Confidential Information and the terms of this Agreement as follows: (i) by BioNTech or its Affiliates under appropriate written confidentiality and non-use obligations no less stringent than those in this Agreement (but of duration customary in confidentiality agreements entered into for a similar purpose), to bona fide potential or actual collaborators, licensors, Sublicensees, licensees, or strategic partners and, on a need to know basis, to employees, directors, agents, consultants, and advisers of any such Third Parties, (ii) by OncoC4 or its Affiliates under appropriate written confidentiality and non-use obligations no less stringent than those in this Agreement (but of duration customary in confidentiality agreements entered into for a similar purpose), to permitted contractors, sublicenses and Service Providers and, on a need to know basis, to employees, directors, agents, consultants, and advisers of any such Third Parties, (iii) by either Party to its financial advisors, attorneys and accountants, to bona fide actual or potential acquisition partners, financing sources, investors and underwriters on a need to know basis, in each case, under appropriate confidentiality and non-use obligations (which may include professional ethical obligations) no less stringent than those in this

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Agreement (but of duration customary in confidentiality agreements entered into for a similar purpose); provided, however, that each Party will remain responsible for any failure by any of the foregoing individuals or entities to treat such Confidential Information as required under Section 9.1 as if such individuals or entities were parties directly bound to the requirements of this Section 9.1, or (iv) as required by any court or other governmental body or as otherwise required by applicable Laws (including any such disclosures as are required by a Regulatory Authority in connection with seeking Regulatory Approval, Pricing and Reimbursement Approval, import authorization for any Licensed Product in the Territory, or the rules or regulations of the United States Securities and Exchange Commission or similar Regulatory Authority in a country other than the United States or of any stock exchange or listing entity); provided, that except for disclosures of Confidential Information to any Regulatory Authority, notice is promptly given to the other Party and the disclosing Party cooperates with reasonable requests from the other Party to seek a protective order or other appropriate remedy to protect the Confidential Information. Notwithstanding anything to the contrary contained in this ARTICLE IX, Confidential Information that is permitted or required to be disclosed will remain otherwise subject to the confidentiality and non-use provisions of Section 9.1(b) and this Section 9.1(c) if it does not as a result of any of the foregoing disclosures become public. If either Party concludes that a copy of this Agreement must be filed with the United States Securities and Exchange Commission or similar Regulatory Authority in a country other than the United States, then such Party will, a reasonable time (and in no event less than [***] Business Days) prior to any such filing, provide the other Party with a copy of such agreement showing any provisions hereof as to which the Party proposes to request confidential treatment, will provide the other Party with an opportunity to comment on any such proposed redactions and to suggest additional redactions, and will take such other Party’s reasonable comments into consideration before filing such redacted version of the Agreement and use Commercially Reasonable Efforts to have terms identified by such other Party afforded confidential treatment by the applicable Regulatory Authority provided that such confidential treatment is reasonably available for the terms requested.
(d)Secrecy of Licensed Know-How. Without limiting the generality of Section 9.1(a), during the Term each Party will protect, and will cause its Affiliates and its Sublicensees and its and their respective officers, directors, employees, and agents to protect, the secrecy and confidentiality of the Licensed Know-How and unpublished Licensed Patents [***] using at least the same degree of care as it uses to prevent the disclosure of its own other confidential information of like importance and in any event a reasonable duty of care.
9.1    Publicity. The Parties acknowledge that in some cases it may be desirable to publicly disclose results and significant Developments regarding a Licensed Product in the Field in the Territory, and such disclosures shall be permitted in the circumstances described in this Section 9.2. Such disclosures may include achievement of milestones, significant events in the Development process with respect to Licensed Products, or Commercialization activities with respect to Licensed Products.
(a)Except for disclosures permitted in accordance with Section 9.1(b), whenever either Party elects to make any public disclosure regarding this Agreement, including any milestones, significant events in the Development or Commercialization of the Licensed Products in the Territory, it will first notify the other Party of such planned press release or public announcement and provide a draft for review no less than [***] Business Days in advance

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of issuing such press release or making such public announcement (or, with respect to press releases and public announcements that are required by applicable Laws, with as much advance notice as possible under the circumstances if it is not possible to provide notice no less than [***] Business Days in advance). Each Party will have the right to review any such planned press release or public announcement proposed by the other Party with respect to Licensed Products in the Territory, or that includes Confidential Information of the other Party. The reviewing Party will attempt to provide to the other Party its feedback as to whether it approves or withholds its consent as soon as reasonably possible, typically no later than [***] Business Days after its receipt thereof. A Party desiring to make such public disclosure may issue such press release or public announcement without such prior review by the other Party if (1) the contents of such press release or public announcement have all previously been made public other than through a breach of this Agreement by such Party, and (2) such press release or public announcement is consistent with the previously issued press release or other publicly available information. In addition, the non-disclosing Party will have the right to review, but not approve, any press release or public announcement that the proposing Party determines is required by applicable Laws based on the advice of counsel, which public disclosures are subject to Section 9.2. Notwithstanding the foregoing, the Parties have agreed to issue a joint press release in substantially the form attached hereto as Schedule 9.2(a) on a date to be mutually agreed by the Parties.
(b)The principles to be observed in such disclosures will include accuracy, compliance with applicable Laws and regulatory guidance documents, reasonable sensitivity to potential negative reactions of Regulatory Authorities and the need to keep investors informed regarding the business of the Party making such public disclosure. Nothing in this Section 9.2 will restrict a Party from making a disclosure required by Laws as reasonably determined by such Party’s counsel, including disclosures in clinical trial registries and those required by any Laws relating to the public sale of securities (as provided in Section 9.1(c)); provided, however, that such disclosure will include no more Confidential Information than the amount required by such applicable Laws, and the Parties will use reasonable efforts to seek confidential treatment of Confidential Information to be included in such disclosures.
(c)Except with the prior written approval of BioNTech or otherwise in accordance this ARTICLE IX, OncoC4 shall have no right to publish or present the results of the Joint Development Program. In the event that BioNTech proposes to publish or present the results of the Joint Development Program, including any oral presentation or abstract, such publication or presentation will be subject to the prior review by OncoC4 for patentability and the inclusion of Confidential Information. BioNTech will provide to OncoC4 the opportunity to review any proposed abstracts, manuscripts or summaries of presentations that cover the results of the Joint Development Program. OncoC4 will respond in writing promptly and in no event later than [***] Business Days after receipt of the proposed material with either approval of the proposed material or a specific statement of concern, based upon either the need to seek patent protection or removal of OncoC4’s Confidential Information. OncoC4 may also express any concern it may have regarding competitive disadvantage arising from the proposal. In the event of any such concern provided in accordance with this Section 9.2(c), BioNTech agrees not to submit such publication or to make such presentation that contains such information for a period of [***] days in order to provide time to seek patent protection or otherwise resolve such concern. In addition, BioNTech will remove from such proposed publication any Confidential

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Information of OncoC4 as requested by OncoC4 that is not also the Confidential Information of BioNTech.
(d)BioNTech will not submit or publish any article or other publication to or with any scientific journal or other publisher that requires, as a condition of publication, that BioNTech agrees to make available to the publisher or Third Parties any written materials that are the subject of the publication without prior written consent of OncoC4 before making such materials available to the publisher, such consent not to be unreasonably withheld, delayed or conditioned. BioNTech will reasonably consider in good faith OncoC4’s timely communicated requests and concerns with respect to any publication proposed by BioNTech. All publications made by BioNTech relating to any Licensed Product or Licensed Compound will be prepared, presented, and published in accordance with generally accepted pharmaceutical industry customs and guidelines, including with respect to attribution.
(e)Notwithstanding any other provision of this Agreement, OncoC4 and its Affiliates shall have the right to publish the results or summaries of results of Clinical Trials (including meta-analysis or observational studies) conducted by or on behalf of OncoC4 or its Affiliates with respect to a Licensed Compound or Licensed Products as contemplated by Section 3.3(c) to the extent required under applicable Laws or applicable industry codes; provided, that OncoC4 will provide BioNTech a reasonable opportunity to review any proposed publication under this Section 9.2(e) prior to its publication for patentability and the inclusion of Confidential Information not required to be published or disclosed under appliable Laws or industry codes. BioNTech will respond in writing promptly and in no event later than [***] Business Days after receipt of material proposed to be published under this Section 9.2(e) with either approval of the proposed material or a specific statement of concern, based upon either the need to seek patent protection or removal of BioNTech Confidential Information that is not required to be published or disclosed under appliable Laws or industry codes. In the event of any such concern provided in accordance with this Section 9.2(e), OncoC4 agrees not to submit the applicable information for publication for a period of [***] days in order to provide time for BioNTech to seek patent protection or otherwise resolve such concern. In addition, OncoC4 will remove from such proposed publication any Confidential Information of BioNTech as requested by BioNTech or required to be published under applicable Law or industry codes. Subject to prior review by BioNTech and the express terms of this Section 9.2(e), BioNTech may not prevent OncoC4 from publishing the results or summaries of results of Clinical Trials conducted by or on behalf of OncoC4 or its Affiliates to the extent required by applicable Laws or applicable industry codes, and publications made by OncoC4 in accordance with this Section 9.2(e) shall not be a breach of OncoC4’s obligations of confidentiality or non-use under this Agreement.
9.3    Equitable Relief. Given the nature of the Confidential Information and the competitive damage that could result to a Party upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages will not be a sufficient remedy for any breach of this ARTICLE IX. In addition to all other remedies, a

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Party will be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this ARTICLE IX.
ARTICLE X
REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS
10.1    Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Execution Date and the Effective Date:
(a)Organization. It is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.
(b)Authority. It has full right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement, it has the right to grant to the other the licenses and sublicenses granted pursuant to this Agreement, and this Agreement and the performance by such Party of this Agreement do not violate such Party’s charter documents, bylaws or other organizational documents.
(c)Consents. Except for any Regulatory Approvals, Regulatory Materials, manufacturing approvals or similar approvals necessary for the Development, Manufacture or Commercialization of Licensed Products, all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons required to be obtained by it in connection with the execution, delivery and performance of this Agreement have been obtained.
(d)No Conflict. It is not under any obligation, contractual or otherwise, to any Person that would materially affect the diligent and complete fulfillment of obligations under this Agreement and the execution and delivery of this Agreement by such Party, and the performance of such Party’s obligations under this Agreement (as contemplated as of the Execution Date) and the licenses and sublicenses to be granted by such Party pursuant to this Agreement (i) do not conflict with or violate any requirement of Laws applicable to such Party, (ii) do not conflict with or violate any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to such Party, and (iii) do not conflict with, violate, breach or constitute a default under, or give rise to any right of termination, cancellation or acceleration of, any contractual obligations of such Party or any of its Affiliates.
(e)Enforceability. This Agreement is a legal and valid obligation binding upon it and is enforceable against it in accordance with its terms, subject to the general principles of equity and subject to bankruptcy, insolvency, moratorium, judicial principles affecting the availability of specific performance and other similar Laws affecting the enforcement of creditors’ rights generally.

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10.2    Additional Representations, Warranties and Covenants of OncoC4. OncoC4 represents, warrants or covenants to BioNTech, as applicable, that, as of the Execution Date and the Effective Date:
(a)Licensed Patents. All Licensed Patents existing as of the Execution Date are listed on Schedule 1.68. Except as set forth on Schedule 1.68, OncoC4 is either the sole and exclusive owner of or has sufficient rights to grant the rights licensed to BioNTech hereunder with respect to such Licensed Patents, all of which are free and clear of any claims, liens, charges or encumbrances (subject to the Upstream Agreements, where applicable). To OncoC4’s knowledge, all Licensed Patents have been filed and prosecuted in good faith in the patent offices in accordance with applicable Laws.
(b)Listed Patents. As of the Execution Date and the Effective Date, the Listed Patents are the only Licensed Patents and are the only Patents Controlled by OncoC4 or any Affiliate of OncoC4 that Claim a Licensed Compound or Licensed Product. As of the Execution Date and the Effective Date, OncoC4 Controls the Listed Patents with respect to Licensed Compound and Licensed Product. The issued Listed Patents are to the best of OncoC4’s knowledge valid and enforceable; the pending Listed Patents have been prosecuted in good faith and in accordance with all legal duties of the applicant imposed by patent Laws.
(c)Third Party Challenges. To OncoC4’s knowledge, there are no claims, judgments, or settlements against, or amounts with respect thereto, made against OncoC4 or any of its Affiliates relating to the Licensed Patents or the Licensed Know-How. No claim or litigation has been received by OncoC4 or its Affiliates or, to OncoC4’s knowledge, threatened by any Person (i) alleging that the Licensed Patents are invalid or unenforceable, (ii) challenging OncoC4’s Control of the Licensed Patents (i.e., alleging that a Third Party has a right or interest in or to the Licensed Patents or Licensed Know-How) or (iii) alleging misappropriation of the Know-How of any Third Party used in the Development, Manufacture or Commercialization of Licensed Products by or on behalf of OncoC4 prior to the Effective Date.
(d)Non-Infringement of Third Party IP. To OncoC4’s knowledge, the (i) Development and Manufacture of the Licensed Compound and Licensed Product, as conducted by OncoC4 and its Affiliates prior to the Effective Date did not infringe any Patent or misappropriate any Know-How of any Person (in the case of pending Patents, evaluating them as if issued) and (ii) Commercialization of Licensed Compound and Licensed Product as contemplated in the CDP as of the Effective Date will not infringe the Patent of any Third Party. No written claim of infringement or alleged infringement of the Patents that is Controlled by or misappropriation of the Know-How that is Controlled by any Third Party has been received by OncoC4, or to OncoC4’s knowledge, threatened, against OncoC4 or any of its Affiliates with respect to the Development or Manufacture of the Licensed Compound or Licensed Product. To OncoC4’s knowledge, no Patents owned by a Third Party currently Claim Licensed Compound or Licensed Product, nor their use in any field.
(e)No Infringement Notices to Third Parties. OncoC4 has not given written notice to any Third Party asserting infringement by such Third Party of all or any portion of the Licensed Patents and OncoC4 is not aware of any such infringement.

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(f)No Non-Suit Agreements. OncoC4 has not entered into any agreement with a Third Party pursuant to which OncoC4 has agreed not to pursue any infringement by such Third Party of the Licensed Patents.
(g)Absence of Litigation. Except as otherwise disclosed to BioNTech prior to the Execution Date, there are no judgments or settlements against or owed by OncoC4 or its Affiliates, or, to OncoC4’s knowledge, pending litigation against OncoC4 or its Affiliates, or litigation threatened against OncoC4 or its Affiliates, in each case, related to any Listed Patents, Licensed Know-how, Licensed Compound or Licensed Product, including any such litigation relating to any Regulatory Materials Controlled by OncoC4 or its Affiliates as of the Execution Date and the Effective Date.
(h)Inventors. Each Person who has or has had any ownership rights in or to any Licensed Patents purported to be owned solely by OncoC4, has assigned and has executed an agreement assigning its entire right, title, and interest in and to such Licensed Patents to OncoC4.
(i)Upstream Agreements. The Upstream Agreements are in full force and effect in accordance with their terms; OncoC4 is not in breach of any Upstream Agreement and knows of no breach of any Upstream Agreement by the other party(ies) thereto; and except as set forth on Schedule 1.105, OncoC4 has neither sent, provided, nor received any notice of breach or intent to terminate any Upstream Agreement. The copies of the Upstream Agreements made available to BioNTech by OncoC4 in due diligence in connection with this Agreement were true, accurate and complete, including all amendments thereto. During the Term, OncoC4 will not knowingly breach any Upstream Agreement, will not terminate any Upstream Agreement, and will not modify or amend any Upstream Agreement in any manner that would limit, restrict or otherwise adversely affect in any material respect the rights granted to BioNTech hereunder, in each case, without obtaining BioNTech’s prior written consent. During the Term, OncoC4 will not exercise, waive, release, or assign any rights under any Upstream Agreement in any manner that would limit, restrict or otherwise adversely affect in any material respect the rights granted to BioNTech hereunder, in each case, without obtaining BioNTech’s prior written consent. Except as set forth on Schedule 10.2(i), OncoC4 and its Affiliates are not parties to any agreement with a Third Party with respect to Licensed Compounds, Licensed Products, Licensed Patents or Licensed Know-How, that is not included in the Upstream Agreements, other than (i) routine agreements relating to Clinical Trials entered into by OncoC4 or its Affiliates in the ordinary course of business (including ordinary course agreements with clinical investigators), (ii) routine confidentiality and non-disclosure agreements entered into by OncoC4 or its Affiliates in the ordinary course of business, and (iii) routine assignment agreements with employees that fully and completely assign rights in Licensed Patents or Licensed Know-How to OncoC4 and impose no limitations, restrictions, terms, or conditions that would in any way limit OncoC4’s Control thereof; provided, that OncoC4 shall be responsible for any and all payments to such employees pursuant to any such agreement.
(j)[***]. All matters and disputes between [***], on the one hand, and OncoC4 (either directly or as successor in interest to [***]) or any of OncoC4’s Affiliates, on the other hand, related in any way to the Listed Patents and Licensed Know-How have been fully and finally settled and all settlement and other agreements related to such matters and disputes are included in the Upstream Agreements. Aside from the Upstream Agreements and the agreements set forth on Schedule 10.2(j), there are no other agreements between [***], on the

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one hand, and OncoC4 (either directly or as successor in interest to [***]) or any of OncoC4’s Affiliates, on the other hand. [***] has not asserted any cause of action against OncoC4, any of its Affiliates, nor, to OncoC4’s knowledge, any of the named inventors on the Listed Patents, that has not been fully and finally settled by one or more Upstream Agreements, and there are no other persons who should be named on the Listed Patents, under applicable patent Laws, who have an obligation to assign their interests in the Listed Patents to [***].
(k)[***].
(i)All license and other agreements between [***], on the one hand, and OncoC4 (either directly or as successor in interest to [***]) or any of OncoC4’s Affiliates, on the other hand, related to Licensed Compound(s), Licensed Product(s), any component of either of the foregoing (other than an Other Active), or the manufacturing process for any Licensed Compound(s), Licensed Product(s), or any component of either of the foregoing (including any cell lines or other biological materials used in such a process, including those that are proprietary to [***] or any [***] Affiliate) are set forth on Schedule 10.2(k).
(ii)OncoC4 shall use Commercially Reasonable Efforts to amend or receive a written waiver, or cause their Affiliate to receive such written waiver, under the [***] License, as soon as reasonably practicable, and in any event within [***] months, following the Effective Date, to allow for sublicensing through multiple tiers thereunder and the transfer of the licensed cell line to a Third Party manufacturer. In the event that OncoC4 or its Affiliate cannot obtain such amendment or written waiver, at BioNTech’s election, BioNTech may either (A) enter into a direct license with [***] or (B) request that OncoC4 or its Affiliate promptly grant (and OncoC4 or its Affiliate shall so promptly grant) a direct (sub)license under the [***] License to any Third Party reasonably requested by BioNTech in accordance with the terms of the [***] License in order to allow BioNTech to complete a technology transfer or otherwise exercise its rights hereunder. In the event that BioNTech elects to enter into a direct license with [***] pursuant to subclause (A) (i.e., in the event that OncoC4 cannot obtain an amendment or written waiver under the [***] License to allow for sublicensing through multiple tiers thereunder and the transfer of the licensed cell line to a Third Party manufacturer), such direct license shall be deemed a necessary Third Party license pursuant to Section 7.7(a) and any payments thereunder would be deductible against royalties in accordance with Section 7.7(a).
(iii)Notwithstanding Section 7.13, royalty payments to [***] under the [***] License and Technology Transfer costs payable to [***] in accordance with Section 5.2(a) will be shared [***] between BioNTech and OncoC4.
(l)The [***] Agreement.
(i)The clinical trial [***] conducted pursuant to the [***] Agreement (the “[***]”) (A) would not reasonably be expected to adversely impact the Joint Development Program hereunder and (B) no results from such clinical trial are available as of the Execution Date and the Effective Date.
(ii)As soon as reasonably practicable following the Effective Date, OncoC4 shall be permitted to disclose BioNTech’s identity with respect to this Agreement and the [***] to [***] and OncoC4 shall use Commercially Reasonable Efforts to obtain a written

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waiver or amendment of the [***] Agreement to enable OncoC4 to (A) share the Joint Clinical Data (as defined in the [***] Agreement) thereunder with BioNTech and (B) keep BioNTech reasonably apprised of any planned patent filings under the [***] Agreement. Notwithstanding any other provision of this Agreement, OncoC4 shall be responsible for [***] of all Joint Development Costs associated with the [***] until such time that BioNTech has obtained access to such Joint Clinical Data. Promptly following the execution of any such waiver or amendment of the [***] Agreement, OncoC4 will provide a copy thereof to BioNTech along with a copy of the [***] Agreement.
(iii)[***]
(m)Compliance. OncoC4 will and will cause its Affiliates to comply in all material respects with all applicable Laws in exercising its rights and fulfilling its obligations under this Agreement. Without limiting the foregoing, OncoC4 will conduct its Development, Manufacturing and, where applicable and subject to Section 5.3(d), Commercialization activities relating to the Licensed Compound and Licensed Product(s) in accordance with applicable Laws (including data privacy Laws, current international regulatory standards, and including, as applicable, GMP, GLP and GCP), and will cause all applicable contractors hereunder to comply with such applicable Laws.
(n)Data. OncoC4 has accurately and completely disclosed to BioNTech all material data known OncoC4 with respect to Licensed Compounds and Licensed Products. The data provided by OncoC4 to BioNTech in due diligence in connection with this Agreement prior to the Execution Date and the Effective Date are accurate and complete in all material respects and OncoC4 has not omitted to include in such due diligence disclosures any data or information necessary to understand or make not misleading the data and information that were disclosed in due diligence.
(o)[***] Patents. Following the Effective Date, OncoC4 shall not, directly or indirectly, Prosecute outside the United States any Patent that was licensed to OncoC4 pursuant to the [***] License.
(p)Record of Ownership. For any Listed Patents owned by OncoC4 or an Affiliate of OncoC4 for which the public record reflects as of the Effective Date a record owner that is not either (i) OncoC4 and/or (ii) an Affiliate of OncoC4, including all such Listed Patents that as of the Effective Date reflect [***] and/or any other [***] entity as the record owner, OncoC4 shall cause itself and/or its Affiliate to be properly recorded as the record owner in the public record in accordance with applicable requirements of Law and procedures of the relevant patent office(s), as promptly as practicable, and shall provide evidence of such recording to BioNTech promptly thereafter.
(q)No Government Funding. Except as set forth on Schedule 10.2(q), the inventions claimed or covered by the Licensed Patents (i) were not conceived, discovered, developed, or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof, (ii) are not a “subject invention” as that term is described in 35 U.S.C. § 201(f), and (iii) are not otherwise subject to the provisions of the 35 U.S.C. §§ 200-212.

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10.3    Additional Representations, Warranties and Covenants of BioNTech. BioNTech represents, warrants and covenants to OncoC4 that, as of the Execution Date and the Effective Date:
(a)BioNTech will and will ensure that its Affiliates and Sublicensees comply in all material respects with all applicable Laws in exercising their rights and fulfilling their obligations under this Agreement. Without limiting the foregoing, BioNTech will conduct its Development, Manufacturing and Commercialization activities relating to the Licensed Compound and Licensed Product(s) in accordance with applicable Laws (including data privacy Laws, current international regulatory standards, and including, as applicable, GMP, GLP and GCP), and will cause all permitted contractors and Sublicensees hereunder to comply with such applicable Laws.
(b)Without limiting the generality of Section 10.3(a), BioNTech will comply with all applicable Laws concerning bribery, money laundering, or corrupt practices or which in any manner prohibit the giving of anything of value to any official, agent, or employee of any government, political party, or public international organization, candidate for public office, health care professional, or to any officer, director, employee, or representative of any other organization specifically including the U.S. Foreign Corrupt Practices Act, and the UK Bribery Act, in each case, in connection with the activities conducted pursuant to this Agreement. BioNTech will require any contractors, Sublicensees, or other Persons that provide services to BioNTech in connection with this Agreement to comply with BioNTech’s obligations under this Section 10.3(b).
10.4    No Debarment. Each Party represents and warrants that neither it nor any of its or its Affiliates’ employees or agents performing under this Agreement has ever been, or is currently: (a) debarred under 21 U.S.C. § 335a or by any Regulatory Authority; (b) excluded, debarred, suspended, or otherwise ineligible to participate in federal health care programs or in federal procurement or non-procurement programs; (c) listed on the FDA’s Disqualified and Restricted Lists for clinical investigators; or (d) convicted of a criminal offense that falls within the scope of 42 U.S.C. § 1320a-7(a), but has not yet been excluded, debarred, suspended, or otherwise declared ineligible. Each Party further covenants that if, during the Term of this Agreement, it becomes aware that it or any of its or its Affiliates’ employees or agents performing under this Agreement is the subject of any investigation or proceeding that could lead to that Party becoming a debarred entity or individual, an excluded entity or individual or a convicted entity or individual, such Party will promptly notify the other Party.
10.5    Investigations. Each Party agrees to provide reasonable cooperation in any investigation that may be conducted by or on behalf of the other Party related to business in connection with this Agreement. Upon notice of an intended investigation, the Party receiving such notice will provide, in a reasonable time, to the other Party or to a Third Party engaged by such other Party: (a) access to the relevant persons; and/or (b) access to relevant documents and data (e.g., invoices and requests for expense reimbursement, supporting receipts and substantiation, and original entry records for charges and payments).
10.6    No Other Warranties. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE X, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR

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OTHERWISE, INCLUDING WARRANTIES OF TITLE, NON-INFRINGEMENT OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY WITH RESPECT TO THE LICENSED PRODUCT, VALIDITY, ENFORCEABILITY, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE FOREGOING, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT EITHER PARTY WILL BE ABLE TO SUCCESSFULLY ADVANCE THE LICENSED COMPOUND OR ANY LICENSED PRODUCT, OR DEVELOP, OBTAIN REGULATORY APPROVAL FOR, MANUFACTURE OR COMMERCIALIZE THE LICENSED COMPOUND OR ANY LICENSED PRODUCT, OR, IF COMMERCIALIZED, THAT ANY PARTICULAR SALES LEVEL OR PROFIT OF ANY LICENSED PRODUCT WILL BE ACHIEVED.
ARTICLE XI
INDEMNIFICATION; DAMAGES
11.1    Indemnification by OncoC4. OncoC4 will defend, indemnify and hold harmless BioNTech, its Affiliates and their respective directors, officers, employees and agents (each, a “BioNTech Indemnified Party”) from, against and in respect of any and all Losses incurred or suffered by any BioNTech Indemnified Party to the extent resulting from Actions brought by a Third Party (a “Third Party Action”) arising out of: (a) any breach by OncoC4 or its Affiliates or sublicensees under this Agreement; (b) the negligence or intentional misconduct of OncoC4 or any of its Affiliates, sublicensees, or contractors, or any of their respective directors, officers, employees and agents, in performing OncoC4’s obligations under this Agreement; (c) any claims, including claims for payment owed or alleged to be owed by OncoC4, under (i) any agreement between OncoC4 and a Third Party entered into prior to the Effective Date to the extent such claims relate to pre-Effective Date activities or result from or relate to the terms of this Agreement (for clarity, not including the Exploitation by or on behalf of the Parties of the Licensed Compound or Licensed Products after the Effective Date as contemplated by this Agreement) or (ii) an Upstream Agreement, in each case ((i) and (ii)), including any such claims related to joint ownership over intellectual property rights; or (d) the [***] License; provided, however, that OncoC4’s obligations pursuant to this Section 11.1 will not apply to the extent such Losses result from any events or activities described in Section 11.2 for which BioNTech has an obligation to indemnify any OncoC4 Indemnified Party. In addition, OncoC4 will indemnify BioNTech Indemnified Parties for [***] of their Losses arising out of Third Party Actions resulting from the Joint Development Program, but excluding those Third Party Actions arising out of the causes set forth in Section 11.1(a) or (b) or Section 11.2(a), (b), or (c) (“Shared CDP Liability Claims”).
11.2    Indemnification by BioNTech. BioNTech will defend, indemnify and hold harmless OncoC4, its Affiliates and their respective directors, officers, employees and agents (each, a “OncoC4 Indemnified Party”) from, against and in respect of any and all Losses incurred or suffered by any OncoC4 Indemnified Party to the extent resulting from Third Party Actions arising out of: (a) any breach by BioNTech or its Affiliates or Sublicensees under this Agreement; (b) the negligence or intentional misconduct of BioNTech or any of its Affiliates, Sublicensees, or contractors, or any of their respective directors, officers, employees and agents, in performing BioNTech’s obligations or exercising BioNTech’s rights under this Agreement, or (c) BioNTech’s or its Affiliates’ or Sublicensees’ Exploitation (other than as part of the Joint Development Program) of the Licensed Compound or Licensed Products in the Field in the

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Territory; provided, however, that BioNTech’s obligations pursuant to this Section 11.2 will not apply to the extent such Losses result from any events or activities described in Section 11.1 for which OncoC4 has an obligation to indemnify any BioNTech Indemnified Party. In addition, BioNTech will indemnify, defend and hold harmless OncoC4 Indemnified Parties for [***] of their Losses arising out of Third Party Actions resulting from the Joint Development Program, but excluding those Third Party Actions arising out of the causes set forth in Section 11.1(a) or (b) or Section 11.2(a), (b), or (c).
11.3    Claims for Indemnification.
(a)Notice.  An Indemnified Party entitled to indemnification under Section 11.1 or Section 11.2 will give prompt written notification to the Indemnifying Party from whom indemnification is sought of the commencement of any Action by a Third Party for which indemnification may be sought (a “Third Party Claim”) or, if earlier, upon the assertion of such Third Party Claim by a Third Party; provided, however, that failure by an Indemnified Party to give notice of a Third Party Claim as provided in this Section 11.3(a) will not relieve the Indemnifying Party of its indemnification obligation under this Agreement, except and only to the extent that such Indemnifying Party is materially prejudiced as a result of such failure to give notice.
(b)Defense. Within [***] Business Days after delivery of a notice of any Third Party Claim in accordance with Section 11.3(a), the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party may control such defense (with counsel reasonably selected by the Indemnified Party and approved by the Indemnifying Party, such approval not to be unreasonably withheld). The Party not controlling such defense may participate therein at its own expense.
(c)Cooperation. The Party controlling the defense of any Third Party Claim will keep the other Party advised of the status and material developments of such Third Party Claim and the defense thereof and will reasonably consider recommendations made by the other Party with respect thereto. The other Party will reasonably cooperate with the Party controlling such defense and its Affiliates and agents in defense of the Third Party Claim, with all out-of-pocket costs of such cooperation to be borne by the Party controlling such defense.
(d)Settlement. The Indemnified Party will not agree to any settlement of such Third Party Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld, conditioned or delayed. The Indemnifying Party will not, without the prior written consent of the Indemnified Party, which will not be unreasonably withheld, conditioned or delayed (unless such compromise or settlement involves (i) any admission of legal wrongdoing by the Indemnified Party, (ii) any payment by the Indemnified Party that is not indemnified under this Agreement, or (iii) the imposition of any equitable relief against the Indemnified Party (in which case, (i) through (iii), the Indemnified Party may withhold, condition or delay its consent to such settlement in its sole discretion)), agree to any settlement of such Third Party Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with

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respect thereto or that imposes any liability or obligation on the Indemnified Party (other than a monetary obligation on the Indemnifying Party).
(e)Mitigation of Loss. Each Indemnified Party will take and will procure that its Affiliates take all such reasonable steps and actions as are necessary or as the Indemnifying Party may reasonably require in order to mitigate any Third Party Claims (or potential losses or damages) under this ARTICLE XV. Nothing in this Agreement will or will be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.
11.4    Insurance. Each Party, at its own expense, will maintain liability insurance in an amount consistent with industry standards during the Term, but in no event will such insurance be in an aggregate amount less than [***] per occurrence/annual aggregate during the Term. In addition, during the Commercialization of any Licensed Product and for a period of at least [***] years thereafter, BioNTech will maintain product liability insurance in accordance with industry standards. Each Party will maintain Clinical Trial insurance in compliance with all applicable Laws pertaining to the jurisdictions in which such Clinical Trials are conducted. Each Party will provide certificate(s) of insurance evidencing such coverages to the other Party upon written request.
ARTICLE XII
LIMITATION OF LIABILITY
12.1    No Consequential or Punitive Damages. EXCEPT AS SET FORTH IN SECTION 12.2, NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS OR THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, INCLUDING ANY LOST PROFITS ARISING OUT OF THIS AGREEMENT, IN EACH CASE, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.
12.2    Exclusion from Liability Limitation. THE LIMITATIONS AND DISCLAIMER SET FORTH IN SECTION 12.1 WILL NOT APPLY TO A CLAIM: (A) FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; (B) FOR A BREACH OF SECTION 8.1 OR ARTICLE IX; OR (C) FOR INDEMNIFIABLE LOSSES PURSUANT TO SECTION 11.1 OR SECTION 11.2 TO THE EXTENT SUCH DAMAGES ARE AWARDED TO A THIRD PARTY.
ARTICLE XIII
TERM AND TERMINATION
13.1    Term. Unless terminated earlier in accordance with this ARTICLE XIII, and except with respect to ARTICLE I, ARTICLE XIV, ARTICLE XV, and Sections 2.6, 9.1, 9.2, 9.3, 10.1, 10.2, 10.3, 10.6 and 13.1, all of which shall become effective on the Execution Date, this Agreement will become effective as of the Effective Date and will continue in full force and effect until the last to expire Royalty Term in all countries in the Territory for all Licensed Products (the “Term”). If at any time there are no longer any Licensed Patents nor [***]

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pending or issued, and no Royalty Term is then in effect in any country with respect to any Licensed Product, the Term shall expire.
13.2    Paid-Up License Upon Expiration of Royalty Term. Upon the expiration of the Royalty Term for a Licensed Product in a given country in the Territory, the Exclusive License granted to BioNTech pursuant to Section 2.1(a) will become perpetual, irrevocable, non-exclusive, fully paid-up, and royalty free with respect to such Licensed Product in such country.
13.3    Early Termination.
(a)Termination for Material Breach. Upon any material breach of this Agreement by OncoC4 or BioNTech (the Party so allegedly breaching, the “Allegedly Breaching Party”), the other Party (the “Non-Breaching Party”) will have the right, but not the obligation, to terminate this Agreement in its entirety by providing (i) at least [***] days’ written notice to the Allegedly Breaching Party with respect to any breach of any payment obligation under this Agreement or (ii) at least [***] days’ written notice to the Allegedly Breaching Party with respect to any other breach, which notice will, in each case (A) expressly reference this Section 13.3(a) and state that it is a notice of material breach under this Section 13.3(a), (B) reasonably describe the alleged breach which is the basis of such termination, and (C) clearly state the Non-Breaching Party’s intent to terminate this Agreement if the alleged breach is not cured within the applicable cure period. For material breaches not capable of cure within [***] days that may be alleged, but excluding breaches in the form of a failure to pay an amount due or a breach of Section 2.6, 3.2(e) or 15.17, the [***] day cure period shall be extended to such longer reasonable period as in which it is possible for the Allegedly Breaching Party to cure if it provides written notice within the [***] days of its intent and plan to cure and subsequently proceeds to use Commercially Reasonable Efforts to carry out such plan (as it may be updated based upon circumstances subsequently encountered); provided, that such extended cure period shall not exceed [***] days following the notice of breach under this Section 13.3(a) and following such [***] day period the Non-Breaching Party shall have the right, but not the obligation, to terminate this Agreement on at least [***] days’ prior written notice. The termination, if not disputed, will become effective at the end of the notice period (or if applicable such extended cure period) unless the Allegedly Breaching Party cures such breach during such notice period; provided, however, that (i) Non-Breaching Party may, by notice to the Breaching Party, propose a later date for such termination in order to facilitate an orderly transition of activities relating to Licensed Products in which case Section 13.4(c) shall apply mutatis mutandis, and (ii) if the termination is disputed, then the notice and cure periods under this Section 13.3(a) and the right of the Parties to terminate this Agreement shall be tolled, and otherwise this Agreement and the Parties’ rights hereunder (including the Exclusive License and if still in effect the Option) shall remain in full force and effect, in each case, pending the outcome of dispute resolution in accordance with this Agreement, at which time this Agreement either will or will not terminate based upon the results of the dispute resolution (i.e., in accordance with the arbitral award). In no event shall this Agreement be terminated by a termination under this Section 13.3(a) while dispute resolution with respect to whether a Party is entitled to terminate under this Section 13.3(a) is ongoing.
(b)Termination by BioNTech. BioNTech will have the right to terminate this Agreement in its entirety for convenience, for any reason or for no reason, at will, on no less than [***] months’ prior written notice to OncoC4.

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(c)Termination for Bankruptcy. This Agreement may be terminated, to the extent permitted by applicable Laws, by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy, reorganization, liquidation or receivership proceeding such right to terminate will only become effective if the Party subject to such proceeding consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.
13.4    Effects of Termination for BioNTech Fault or by BioNTech At Will. The following shall be the effects of termination only for the following terminations: (X) by OncoC4 under Section 13.3(a) (BioNTech uncured material breach), Section 13.3(c) (BioNTech bankruptcy) or (Y) by BioNTech under Section 13.3(b) (at will).
(a)Effects of Termination Generally. Upon the effective date of termination, the Parties’ rights, licenses, and obligations under this Agreement will terminate and neither Party will have any further rights or obligations under this Agreement from and after the effective date of termination, except as set forth in this Section 13.4 and Sections 13.6-13.8.
(b)Reversion of Rights. All rights that OncoC4 granted hereunder to BioNTech pursuant to the Exclusive License for Licensed Compounds and Licensed Products will terminate and revert to OncoC4. All Licensed Single Products and Combination Products, provided that such Combination Products were Developed under the CDP that on or prior to the effective date of termination were undergoing active Development or Commercialization are “Reversion Products;” provided, however, that the Reversion Products shall exclude all BioNTech Products or Combination Products containing BioNTech Product(s).
(c)Winding Down of Activities. If there are any on-going Development or Commercialization activities with respect to Licensed Compounds or Licensed Products at termination of this Agreement, the Parties will negotiate in good faith and adopt a plan to wind-down, discontinue and terminate such activities in an orderly fashion or, at OncoC4’s election in the case of Reversion Product(s), promptly transition such activities to OncoC4 or its designee, in each case, with due regard for patient safety and the rights of any subjects that are participants in any Clinical Trials, and take any actions the Parties deem reasonably necessary or appropriate to avoid any human health or safety problems and comply with all applicable Laws.
(d)[***]
(e)[***]
(f)Inventory. Upon termination of this Agreement, OncoC4 will have the right to purchase all of BioNTech and its Affiliates’ remaining inventory of Reversion Products held as of the effective date of termination of this Agreement at a price equal to BioNTech’s Fully Burdened Manufacturing Cost (excluding any portion of such costs previously paid by OncoC4 through its payment of its share of Joint Development Costs).
(g)Further Assistance. At OncoC4’s sole cost and expense, BioNTech will (i) provide any other assistance or take any other actions, in each case reasonably requested by

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OncoC4, as necessary to transfer to OncoC4 the Development, Manufacture or Commercialization of the Reversion Product(s) and (ii) execute all documents as may be reasonably requested by OncoC4 in order to give effect to this Section 13.4.
(h)Third Party Agreements. Upon OncoC4’s request, BioNTech agrees to discuss in good faith for a reasonable period of time (not less than [***] days) whether BioNTech would be willing to assign to OncoC4, in whole or in part, BioNTech’s and its Affiliates’ right, title and interest in and to any agreements between BioNTech or any of its Affiliates and Third Parties that relate to the Development, Manufacture or Commercialization of any Reversion Product(s).
(i)Return of Confidential Information. Within [***] Business Days after the effective date of termination (but not expiration) of this Agreement in its entirety, each Party will, and cause its Affiliates to (i) destroy, all tangible items solely comprising, bearing or containing any Confidential Information of the other Party that are in such first Party’s or its Affiliates’ possession or Control, and provide written certification of such destruction, or (ii) return all tangible items of the other Party’s Confidential Information to such other Party, as such other Party may direct, at the first Party’s expense; provided, however, that in any event, (A) each Party may retain copies of the Confidential Information of the other Party to the extent necessary to perform its obligations or exercise its rights that survive termination of this Agreement; (B) each Party may retain one copy of the Confidential Information of the other Party for its legal archives; and (C) each Party may retain Confidential Information contained in electronically stored backup files or other media created by or on behalf of the receiving Party in accordance with its standard or routine archiving and back-up procedures.
(j)Cooperation. Each Party will cause its Affiliates, Sublicensees and contractors to comply with the obligations in this Section 13.4.
(k)Sublicensee Rights. In the event of termination by OncoC4 pursuant to Section 13.3(a), any Sublicensee of rights to Mono/PD-1 Combinations, only, that is in good standing as of the effective date of termination shall have the right, by written notice to OncoC4 given within [***] days after the date that such Sublicensee learns of the termination of this Agreement, to become a direct licensee of OncoC4 on terms and conditions substantially similar to those set forth in this Agreement, but only for the scope of Sublicense rights that were granted to such Sublicensee in its Sublicense and the scope of Reversion Products rights that are returned or granted to OncoC4 hereunder, and only to the extent BioNTech assigns, licenses and transfers to OncoC4 all rights, assets and information as is necessary in order for OncoC4 to fully perform and fully comply with any and all terms and conditions of such Sublicense in all respects (large and small).
13.5.    Effects of Termination for OncoC4 Fault. The following shall be the effects of termination only for the following terminations: by BioNTech under Section 13.3(a) (OncoC4 uncured material breach) or 13.3(c) (OncoC4 bankruptcy):
(a)The Exclusive License and (if still in effect) the Option shall survive (in accordance with its terms).

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(b)All rights of reference and access granted BioNTech in or in accordance with this Agreement shall survive.
(c)All diligence obligations of BioNTech shall terminate and shall not survive, and BioNTech shall have no further diligence obligations in relation to Licensed Compounds and Licensed Products, or of any kind, express or implied, notwithstanding anything in this Agreement, at law, or equity.
(d)Subject to Section 13.6 and Section 13.8, BioNTech’s obligations to pay Development Milestone Payments shall terminate and shall not survive termination of this Agreement, but BioNTech’s obligations to pay royalties and Sales Milestone Payments hereunder in due course as they come due shall survive, except that all royalty payment and Sales Milestone Payment amounts that would have been due in the absence of the termination shall be reduced by [***] (and, for clarity, Section 7.7(f) shall not negate such [***] reduction; rather in this circumstance, Section 7.7(f) shall apply to calculate the amount that would have been due in the absence of the termination, and the reduction under this Section 13.5(d) shall apply after that).
(e)OncoC4 shall have no further right or obligation (except as expressly provided in this Section 13.5) to participate in the Joint Development Program nor the activities that were provided for in the CDP, and OncoC4 shall have no further responsibility for any portion of Joint Development Costs incurred following, or otherwise allocable to any activity conducted after, the effective date of termination of this Agreement, provided, however, that OncoC4 shall continue to be responsible for its otherwise applicable share of Joint Development Costs, subject to the CDP and Joint Development Budget last approved by the JSC in accordance with this Agreement (but not pursuant to an exercise by BioNTech of its final decision-making authority after a notice of termination) as of the effective date of termination, during a [***] wind-down period following the effective date of termination, and BioNTech shall be entitled to offset OncoC4’s share of such costs against payments due hereunder pursuant to BioNTech’s surviving royalty payment obligations. OncoC4 shall reasonably cooperate with BioNTech in any transition activities reasonably requested by BioNTech to transfer activities that OncoC4 or its Affiliate were performing under the Joint Development Program as of the effective date of termination to BioNTech or its Affiliate.
(f)The Parties’ obligations under ARTICLE IX shall survive for [***] years after the effective date of termination, and for clarity information disclosed by either Party in connection with its surviving rights and obligations under this Agreement may qualify as Confidential Information as defined herein.
(g)Effective upon the effective date of termination, OncoC4 hereby assigns to BioNTech all right, title, and interest otherwise held by OncoC4 and its Affiliates in the [***] and Know-How Controlled by OncoC4 or its Affiliate that is necessary for BioNTech to Exploit Licensed Products that were actively being Developed or Commercialized at the time of the termination of this Agreement (but not including any rights with respect to any Other Active contained in a Combination Product) (and solely with respect to the Know-How, limited to the manner in which the Licensed Products were being Developed or Commercialized at the time), all Regulatory Materials in respect of such Licensed Products otherwise held by OncoC4 and its Affiliates, all inventories of such Licensed Products and Licensed Compounds for use therein

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(but not including any Other Active contained in a Combination Product), and all contracts (to the extent assignable) for the Manufacture or Development of such Licensed Products and Licensed Compounds for use therein (but not including any Other Active contained in a Combination Product) that BioNTech elects by written notice after having [***] days to review such contracts to take assignment of (and OncoC4 shall provide copies of such contracts that BioNTech has the right to elect assignment of, subject to applicable confidentiality restrictions, within [***] days after the effective date of termination). OncoC4 shall execute and deliver to BioNTech any documents and instruments reasonably requested by BioNTech to evidence or record such assignment or to file for, prosecute, cause to issue, or enforce any of the assigned rights and/or properties, in each case, in accordance with this Section 13.5(g).
(h)BioNTech shall have the exclusive [***].
(i)OncoC4’s obligations hereunder to maintain in full force and effect and fully perform the Upstream Agreements, including making all payments due thereunder, as described in Section 2.7, shall survive, but only to the extent relating to Licensed Products actively Developed or Commercialized at the time of the termination of this Agreement. In addition, upon BioNTech’s request, on an Upstream Agreement-by-Upstream Agreement basis, OncoC4 agrees to discuss in good faith for a reasonable period of time (not less than [***] days) whether OncoC4 would be willing to assign to BioNTech OncoC4’s and its Affiliates’ right, title and interest in and to any such Upstream Agreement.
(j)All other rights and obligations of the Parties, except as provided in Sections 13.6 and 13.7, shall terminate.
13.6.    Accrued Obligations. Expiration or termination of this Agreement for any reason will not release either Party from any obligation or liability which, on the effective date of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination.
13.7.    Survival. The provisions set forth in the following Sections, as well as, to the extent applicable, any other Sections or defined terms referred to in such Sections or Articles or necessary to give them effect, will survive any expiration or termination of this Agreement: Sections 4.2, 7.9, 7.10, 7.13, 8.1, 8.2 (solely with respect to Joint Patents) and 8.3 (solely with respect to Joint Patents), 8.5, 8.9, 9.1 (for the time period set forth therein), 9.3, 10.6, 13.2 (solely in the event of expiration and on a Licensed Product-by-Licensed Product and country-by-country basis), 13.4 and 13.5 (each, to the extent applicable), 13.6-13.8 (inclusive); ARTICLE VII (for the time period set forth therein), ARTICLE XI (provided that Section 11.4 shall survive solely for the time period set forth therein), ARTICLE XII, ARTICLE XIV and ARTICLE XV (except for Sections 15.17 and 15.18); and all Schedules or Exhibits that are referenced in a surviving provision. Furthermore, any other provisions required to interpret the Parties’ rights and obligations under this Agreement, including applicable definitions in ARTICLE I, will survive to the extent required.
13.8.    Non-Exclusive Remedies. All of the effects of termination (for clarity, not expiration) set forth in this ARTICLE XIII are in addition to any other rights and remedies that

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may be available to the Parties under this Agreement or applicable Law, and such effects of termination will not be construed to limit any such rights or remedies.
ARTICLE XIV
DISPUTE RESOLUTION
14.1.    Dispute Resolution; Escalation. The Parties recognize that disputes as to certain matters arising out of or in connection with this Agreement may arise from time to time. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising out of or in connection with this Agreement in an expedited manner by mutual cooperation. To accomplish this objective, except as specified in Section 13.4(d) any and all disputes between the Parties arising out of or in connection with this Agreement (including any dispute or failure to disagree arising at the JSC or dispute regarding Section 15.17) will first be referred to the Senior Officers for resolution and the Senior Officers will attempt to resolve the matter in good faith. If the Senior Officers fail to resolve such matter within fifteen (15) Business Days after the date on which the matter is referred to the Senior Officers (unless a longer period is agreed to by the Parties), then either Party may submit the dispute for final resolution by binding arbitration in accordance with Section 14.2.
14.2.    Arbitration. Except as set forth in this Section 14.2 or otherwise expressly provided in this Agreement (including matters that expressly require the mutual agreement of the Parties), each dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof that is not resolved pursuant to Section 14.1 within the time from set forth therein will at the written request of either Party be referred to and finally resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “Rules”). Each Party will within [***] Business Days after the institution of the arbitration proceedings appoint one (1) arbitrator and the third arbitrator to be selected by mutual agreement of the two (2) arbitrators appointed by the Parties, and each arbitrator will have significant experience in the biopharmaceutical industry. If the two initial arbitrators are unable to select a third arbitrator within [***] Business Days after the selection of the second arbitrator, then the third arbitrator will be appointed in accordance with the Rules. The foregoing arbitration proceedings may be commenced by either Party by written notice to the other Party. Unless otherwise agreed by the Parties, all such arbitration proceedings will be held in New York, New York; provided, however, that proceedings may be conducted by telephone conference call with the consent of the Parties and the arbitrator(s). All arbitration proceedings will be conducted in the English language. The arbitrators will consider grants of equitable relief and orders for specific performance as co-equal remedies along with awards of monetary damages. The arbitrators will have no authority to award punitive damages. The allocation of expenses of the arbitration, including reasonable attorney’s fees, will be determined by the arbitrators, or, in the absence of such determination, each Party will pay its own expenses and will share equally the expenses of the third arbitrator. The Parties hereby agree that the arbitrators have authority to issue rulings and orders regarding all procedural and evidentiary matters that the arbitrators deem reasonable and necessary with or without petition therefore by the Parties as well as the final ruling and judgment. Except for any appeals process provided for by AAA at the time, to which each Party hereby consents, and any court appeals available under applicable law (including New York State and U.S. federal law), all rulings by the arbitrators will be final. Notwithstanding any contrary provision of this Agreement, any Party may seek equitable measures of protection in the

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form of attachment of assets or injunctive relief (including specific performance and injunctive relief) in any matter relating to the proprietary rights and interests of either Party from any court of competent jurisdiction. The provisions of this Section 14.2 may be enforced and judgment on the award (including equitable remedies) granted in any arbitration hereunder may be entered in any court having jurisdiction over the award or any of the Parties or any of their respective assets. Except to the extent necessary to confirm an award or as may be required by Laws, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination. Nothing in this Section 14.2 will preclude either Party from seeking interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding. Notwithstanding the Parties’ agreement to arbitrate, unless the Parties agree in writing in any particular case, claims and disputes between the Parties relating to or arising out of, or for which resolution depends in whole or in part on a determination of the interpretation, scope, validity, enforceability or infringement of, Patents or Trademarks relating to any Licensed Products will not be subject to arbitration under this Agreement, and the Parties may pursue whatever rights and remedies may be available to them under law or equity, including litigation in a court of competent jurisdiction, with respect to such claims and disputes.
14.3.    Jury Waiver. EACH PARTY, TO THE EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES TO ARBITRATE AS SET FORTH IN SECTION 14.2 (ARBITRATION). THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
ARTICLE XV
MISCELLANEOUS
15.1.    Assignment; Successors.
(a)Assignment.
(i)General. This Agreement and the rights and obligations of each Party under this Agreement will not be assignable, delegable, transferable, pledged or otherwise disposed of by either Party without the prior written consent of the other Party; provided, however, that either Party may assign or transfer this Agreement together with all of its rights and obligations hereunder, without such consent (but with written notice to the other Party) (A) to an Affiliate or (B) to a successor in interest in connection with the transfer or sale of all or substantially all of its business or assets to which this Agreement relates, or in the event of its merger or consolidation, reorganization or similar transaction, subject to the assignee agreeing in writing to be bound by the terms and conditions of this Agreement. Any assignment in violation of this Section 15.1(a)(i) will be null and void.

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(ii)Securitization. Notwithstanding anything to the contrary in Section 15.1(a)(i) or elsewhere in this Agreement, following the earlier of (A) substantial completion by or on behalf of OncoC4 of all material Development activities to be conducted by OncoC4 under the CDP, and (B) the First Commercial Sale of a Licensed Product, OncoC4 may assign to a Third Party its right to receive milestone payments and/or royalty payments owed under ARTICLE VII (such assignment, a “Securitization Transaction”) without the prior written consent of BioNTech. In connection with a contemplated Securitization Transaction, OncoC4 may disclose to Third Parties Confidential Information to the extent reasonably necessary to enable the evaluation of the Securitization Transaction opportunity (provided that such Third Parties are under obligations of confidentiality and non-use with respect to such Confidential Information that are no less stringent than those in this Agreement (but of duration customary in confidentiality agreements entered into for a similar purpose)). As part of any consummated Securitization Transaction, OncoC4 may delegate its right to receive royalty reports and to conduct audits under Section 7.6 and Section 7.8 to the counterparty in such Securitization Transaction, and to allow such counterparty to exercise its rights under such Sections, and such delegation, exercise of rights, and disclosure of Confidential Information to any such counterparty (provided that such counterparty (1) is not a BioNTech Competitor and (2) is under obligations of confidentiality and non-use with respect to such Confidential Information that are no less stringent than those in this Agreement (but of duration customary in confidentiality agreements entered into for a similar purpose)) shall not be a breach by OncoC4 of its obligations under this Agreement.
(b)Successors. Any permitted assignment of the rights and obligations of a Party under this Agreement will be binding on, and inure to the benefit of and be enforceable by and against, the successors and permitted assigns of the assigning Party. The permitted assignee or transferee will assume all obligations of its assignor or transferor under this Agreement. Any assignment or attempted assignment by either Party in violation of the terms of this Section 15.1(b) will be null, void and of no legal effect.
(c)Change of Control of OncoC4. Notwithstanding anything herein, neither OncoC4 nor any of its Affiliates will be deemed to Control any Know-How, Patent, Regulatory Material, Regulatory Approval or other property right that is Controlled by a Third Party described in the definition of “Change of Control,” or such Third Party’s Affiliates (other than an Affiliate of OncoC4 existing prior to the Change of Control), (i) prior to the closing of such Change of Control, except to the extent that any such Know-How, Patent, Regulatory Material, Regulatory Approval or other property right was conceived, discovered, developed, reduced to practice, or otherwise made by such Third Party prior to such Change of Control using or incorporating any Know-How, Patent, Regulatory Material, Regulatory Approval or other property right Controlled by OncoC4 or any of its Affiliates existing prior to such Change of Control, or (ii) after such Change of Control to the extent that such Know-How, Patent, Regulatory Material, Regulatory Approval or other property right is conceived, discovered, developed, reduced to practice, or otherwise made by such Third Party or its Affiliates (other than OncoC4 or its Affiliates existing prior to the Change of Control) after such Change of Control without using or incorporating any Know-How, Patent, Regulatory Material, Regulatory Approval or other property right Controlled by OncoC4 or any of its Affiliates existing prior to such Change of Control.

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(d)Change of Control of BioNTech. Notwithstanding anything herein, neither BioNTech nor any of its Affiliates will be deemed to Control any Know-How, Patent, Regulatory Material, Regulatory Approval or other property right that is Controlled by a Third Party described in the definition of “Change of Control,” or such Third Party’s Affiliates (other than an Affiliate of BioNTech existing prior to the Change of Control), (i) prior to the closing of such Change of Control, except to the extent that any such Know-How, Patent, Regulatory Material, Regulatory Approval or other property right was conceived, discovered, developed, reduced to practice, or otherwise made by such Third Party prior to such Change of Control using or incorporating any Know-How, Patent, Regulatory Material, Regulatory Approval or other property right Controlled by BioNTech or any of its Affiliates existing prior to such Change of Control, or (ii) after such Change of Control to the extent that such Know-How, Patent, Regulatory Material, Regulatory Approval or other property right is conceived, discovered, developed, reduced to practice, or otherwise made by such Third Party or its Affiliates (other than BioNTech or its Affiliates existing prior to the Change of Control) after such Change of Control without using or incorporating any Know-How, Patent, Regulatory Material, Regulatory Approval or other property right Controlled by BioNTech or any of its Affiliates existing prior to such Change of Control.
15.2.    Choice of Laws. Except as expressly provided herein, this Agreement will be governed by and interpreted under [***], without regard to any conflicts of law principles thereof. Any dispute, controversy, claim or difference of any kind whatsoever arising out of or in connection with this Agreement will be resolved exclusively in accordance with Section 14.2; provided, however, that all questions concerning (a) ownership of Patents under this Agreement will be determined in accordance with Section 8.1 and (b) the construction or effect of Patents will be determined in accordance with the Laws of the country or other jurisdiction in which the particular patent or patent application within such Patents has been filed or granted, as the case may be. Any communication or proceedings resulting from disputes under this Agreement will be in English language. The Parties agree to exclude the application to this Agreement of the United Nations Conventions on Contracts for the International Sale of Goods (1980).
15.3.    Notices. Any notice or report required or permitted to be given or made under this Agreement by one Party to the other will be in writing and will be deemed to have been delivered (a) upon personal delivery (upon written confirmation of receipt), (b) when received by the addressee, if sent by an internationally recognized overnight courier that maintains records of delivery, or registered or certified mail, postage prepaid, return receipt requested and (c) in the case of notices provided by email (which notice will be followed by an additional notice pursuant to clause (a) or (b) above if the notice is of a default under this Agreement), upon completion of transmission, with transmission confirmed, to the addressee’s email address below (or at such other addresses as may have been furnished in writing by a Party to the other as provided in this Section 15.3). For clarity, this Section 15.3 is not intended to govern day-to-day business

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communications between the Parties in performing their obligations under the terms of this Agreement.

If to OncoC4:	OncoC4, Inc. 9640 Medical Center Drive Rockville, MD 20850 Attention: [***] Email: [***]
with copies (which shall not constitute notice) to:	Goodwin Procter LLP 1900 N Street, NW Washington, DC 20036 Attention: [***] Email: [***]

If to BioNTech:	BioNTech SE Attention: [***] An der Goldgrube 12 55131 Mainz Germany Email: [***]
15.4.    Severability. In the event that one or more provisions of this Agreement is held invalid, illegal or unenforceable in any respect, then such provision will not render any other provision of this Agreement invalid or unenforceable, and all other provisions will remain in full force and effect and will be enforceable, unless the provisions that have been found to be invalid or unenforceable will substantially affect the remaining rights or obligations granted or undertaken by either Party. The Parties agree to attempt to substitute for any invalid or unenforceable provision a provision which achieves to the greatest extent possible the economic objectives of the invalid or unenforceable provision.
15.5.    Integration. This Agreement, together with all schedules and exhibits attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all previous arrangements between the Parties with respect to the subject matter hereof, whether written or oral, including, effective as of the Execution Date, the Mutual Non-Disclosure Agreement between the Parties dated [***] (provided that from and after the Execution Date all information disclosed or exchanged under such agreement will be treated as if disclosed hereunder; for clarity such MNDA shall continue to govern the Parties rights and obligations prior to the Effective Date, with respect to the information exchanged thereunder). In the event of a conflict between the CDP or any schedules or attachments to this Agreement, on the one hand, and this Agreement, on the other hand, the terms of this Agreement will govern.

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Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement.
15.6.    Waivers and Amendments. The failure of any Party to assert a right under this Agreement or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. The exercise by any Party of any right or election under the terms or covenants herein will not preclude or prejudice any Party from exercising the same or any other right it may have under this Agreement, irrespective of any previous action or proceeding taken by the Parties hereunder. Notwithstanding the authority granted to the JSC under this Agreement, (a) no waiver will be effective unless it has been given in writing and signed by the Party giving such waiver, and (b) no provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.
15.7.    Independent Contractors; No Agency. Neither Party will have any responsibility for the hiring, firing or compensation of the other Party’s or such other Party’s Affiliates’ employees or for any employee benefits with respect thereto. No employee or representative of a Party or its Affiliates will have any authority to bind or obligate the other Party for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on such other Party, without such other Party’s written approval. For all purposes, and notwithstanding any other provision of this Agreement, each Party’s legal relationship under this Agreement to the other Party will be that of independent contractor, and the relationship between the two Parties will not constitute a partnership, joint partnership, joint venture, or agency, including for all tax purposes, except as otherwise required by applicable Law.
15.8.    Affiliates, Sublicensees, and Contractors. To the extent that this Agreement imposes obligations on Affiliates, Sublicensees or contractors of a Party, such Party will cause its Affiliates and its Sublicensees and contractors to perform such obligations, as applicable. Either Party may use one or more of its Affiliates, Sublicensees or contractors to perform its obligations and duties or exercise its rights under this Agreement, solely to the extent permitted and as specified in this Agreement; provided, however, that (a) each such Affiliate, Sublicensee or contractor will perform any such obligations delegated to it in compliance with the applicable terms and conditions of this Agreement as if such Affiliate, Sublicensee or contractor were a party hereto, (b) the performance of any obligations of a Party’s by its Affiliates, Sublicensees or contractors will not diminish, reduce or eliminate any obligation of such Party under this Agreement, (c) each Party will terminate promptly any contractor, and will give the other Party notice of such termination, in the case of any material breach of this Agreement by a contractor and (d) subject to such Party’s assignment to an Affiliate pursuant to Section 15.1, such Party will remain liable under this Agreement for the prompt payment and performance of all of its obligations under this Agreement. Subject to this Section 15.8, if a Party exercises its rights and performs its obligations under this Agreement through one or more of its Affiliates, “OncoC4” will be interpreted to mean “OncoC4 or its Affiliates” and “BioNTech” will be interpreted to mean “BioNTech or its Affiliates” where necessary to give each Party’s Affiliates the benefit of the rights provided to such Party in this Agreement and the ability to perform its obligations under this Agreement.
15.9.    No Third Party Beneficiary Rights. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and

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their successors and permitted assigns, and they will not be construed as conferring any rights on any other Third Party. This Agreement is not intended to and will not be construed to give any Third Party any interest or rights (including any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby, other than, to the extent provided in ARTICLE XI, the Indemnified Parties.
15.10.    Non-exclusive Remedy. Except as expressly provided herein, the rights and remedies provided herein are cumulative and each Party retains all remedies at law or in equity, including the Parties’ ability to receive legal damages or equitable relief, with respect to any breach of this Agreement. Neither Party will be required (but, for clarity, will have the right as specified in this Agreement) to terminate this Agreement due to a breach of this Agreement by the other Party.
15.11.    Right of Offset; Recoupment. Every liability hereunder of a Party to the other Party is subject to and conditioned upon the recoupment of any and all liabilities owing from the other Party to the first Party, so as to establish a net liability.
15.12.    Interpretation. The Article and Section headings used herein are for reference and convenience only, and will not enter into the interpretation of this Agreement. Except as otherwise expressly specified, (a) references to an Article, Section or Exhibit means an Article or Section of, or a Schedule or Exhibit to this Agreement and all subsections thereof, unless another agreement is specified; (b) references in any Section to any clause are references to such clause of such Section; (c) references to any agreement, instrument, or other document in this Agreement refer to such agreement, instrument, or other document as originally executed or, if subsequently amended, replaced, or supplemented from time to time, as so amended, replaced, or supplemented and in effect at the relevant time of reference thereto; (d) references to “Laws” mean such Laws as in effect as of the relevant time, including all rules and regulations promulgated thereunder and any successor Laws in effect as of the relevant time, including all then-current amendments thereto; (e) words in the singular or plural form include the plural and singular form, respectively; (f) unless the context requires a different interpretation, the word “or” has the inclusive meaning that is typically associated with the phrase “and/or”; (g) the terms “including,” “include(s),” all other conjunctions of the verb “to include,” “such as,” “e.g.” and “for example” mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation”; (h) whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified, and if a period of time is specified and dates from a given day or Business Day, or the day or Business Day of an act or event, it is to be calculated exclusive of that day or Business Day; (i) “monthly” means on a calendar month basis, (j) “quarter” or “quarterly” means on a Calendar Quarter basis; (k) “annual” or “annually” means on a Calendar Year basis; (l) “year” means a 365 day period, or 366 day period in the event of a leap year, unless Calendar Year is specified; (m) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement; (n) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa); (o) references to drugs or pharmaceutical products or therapies include biological products or therapies; (p) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits or Schedules); (q) neither Party or its Affiliates will be deemed to be acting “on behalf of” the other Party under this Agreement, except to the extent expressly otherwise provided; (r) provisions that require that a Party, or the JSC hereunder

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“agree,” “consent” or “approve” or the like will be deemed to require that such agreement, consent or approval be specific and in writing in a written agreement, letter or approved minutes, but, except as expressly provided herein, excluding e-mail and instant messaging; (s) the words “will” and “shall” will be construed to have the same meaning and effect; and (t) conjugates of a defined term shall have the meaning that correlates to the such conjugate as compared to the defined term.
15.13.    Further Assurances. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be consistent with this Agreement and reasonably necessary to carry out its provisions, including working collaboratively to correct and clerical, typographical, or other similar errors in any document that is to be recorded under this Agreement. Neither Party shall be required under this provision to grant any license or other right not set forth elsewhere in this Agreement.
15.14.    Ambiguities; No Presumption. Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties hereto and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption will apply against any Party as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement will not be construed against any Party under any rule of construction that requires language to be construed against the Party having authorized the provision, irrespective of which Party may be deemed to have authored the ambiguous provision.
15.15.    Export Control. This Agreement is made subject to any restrictions required by applicable Laws concerning the export of products or technical information from the U.S. or other countries which may be imposed upon or related to the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technology licensed to it or other technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, except in compliance with U.S. export Laws and regulations.
15.16.    Execution in Counterparts. This Agreement may be executed in counterparts, each of which, when so executed and delivered, will be deemed to be an original, and all of which counterparts, taken together, will constitute one and the same instrument even if both Parties have not executed the same counterpart. Signatures delivered by electronic transmission, including in portable document format (.pdf) sent by electronic mail or by any other electronic means (e.g., DocuSign) agreed by the Parties, will have the same effect as physical delivery of the paper document bearing the original signatures, and will be deemed original signatures.
15.17.    BioNTech ABC Clause.
(a)OncoC4 agrees that it will not undertake any activities which will result in a violation of any applicable laws, regulations, and applicable industry and professional codes,

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including but not limited to applicable local and extraterritorial anti-bribery, anti-corruption and anti-money laundering laws (collectively “PROHIBITED CONDUCT”) in connection with the provision of professional services by OncoC4 to BioNTech for or on BioNTech’s behalf.
(b)In particular, OncoC4 agrees (i) Not to make any offer, payment, or promise to pay money or provide anything of value to a GOVERNMENT OFFICIAL (as defined below) or any other individual and/or legal entity whether directly or indirectly, for the purpose of improperly influencing any act and/or decision of, and/or for securing any improper advantage; (ii) Not to accept, receive, agree to accept and/or receive a payment and/or anything of value from any individual for undue favorable treatment in obtaining, retaining, and/or directing business for, and/or to obtain any undue special concession on behalf of OncoC4 and/or BioNTech; (iii) Not to facilitate any payments to any GOVERNMENT OFFICIAL to expedite a routine government action and/or other official act.
(c)The term “GOVERNMENT OFFICIAL” shall be read broadly and includes (i) individuals acting on behalf of governments on a national, regional and local level (such as elected officials, customs officials, tax officials, etc.); (ii) individuals acting on behalf of government-owned or government-controlled enterprises (such as doctors and staff of public hospitals and universities, etc.); (iii) individuals acting for political parties or as or on behalf of candidates for public office; and (iv) individuals acting on behalf of public international organizations (such as the WHO, World Bank, OECD, etc.).
(d)OncoC4 agrees that if it becomes aware or has reason to suspect that any person or legal entity acting on OncoC4’s and/or BioNTech’s behalf has engaged in any activities which will result in a violation of any applicable laws, such as local and extraterritorial anti-bribery and anti-corruption Laws, regulations, and applicable industry and professional codes related to the Agreement, then the OncoC4 will immediately report such knowledge or suspicion via the following email address: [***]
(e)OncoC4 agrees to provide reasonable cooperation in any investigation that may be conducted by or on behalf of BioNTech related to business in connection with the Agreement. Upon notice of an intended investigation, OncoC4 will provide, in a reasonable time, to BioNTech or to a third party engaged by BioNTech: (a) access to the relevant persons; and/or (b) access to relevant documents and data (e.g., invoices and requests for expense reimbursement, supporting receipts and substantiation, and original entry records for charges and payments).
(f)OncoC4 acknowledges that the obligations under this ABC Clause (Section 15.17) apply to all its Affiliates, employees, Service Providers and subcontractors. OncoC4 will bind subcontractors who act for or on its behalf under the Agreement by respective contractual clauses encompassing all provisions of this ABC Clause.
(g)Notwithstanding anything else in this Agreement or any other right BioNTech may have, a breach of any of the provisions included in this ABC Clause by OncoC4 shall give BioNTech the right to immediately terminate this Agreement for cause.
15.18.    Antitrust Filings. Each of BioNTech and OncoC4 agrees to prepare and make appropriate filings under the U.S. Hart-Scott-Rodino Antitrust Improvements Act (“HSR Act”)

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and other antitrust requirements relating to this Agreement and the transactions contemplated hereby as soon as reasonably practicable, but in any event within [***] Business Days after the Execution Date, at each Party’s own cost and expense. The Parties agree to cooperate in the antitrust clearance process (including (i) keeping the other Party informed of any material communication received in connection with such filings and providing a copy to the other Party if such communication is in writing and (ii) permitting the other Party or its counsel to review in advance, and in good faith consider the views of the other Party or its counsel concerning any submission, filing or communication and the documents submitted therewith intended to be given the U.S. Federal Trade Commission (“FTC”) or the Antitrust Division of the U.S. Department of Justice (“DOJ”)) and to furnish promptly to the FTC, the DOJ and any other agency or authority, any information reasonably requested by them in connection with such filings. Subject to Section 13.1, the rights and obligations of the Parties under this Agreement shall not become effective until the waiting period provided by the HSR Act, or any other timeline required by another relevant agency or authority, shall have terminated or expired without any action by any government agency to challenge the transaction (the date of such termination or expiration shall be the “Effective Date” of this Agreement). Notwithstanding any other provision of this Agreement, each of the representations and warranties made by the Parties in ARTICLE X as of the Execution Date and as of the Effective Date, as indicated in ARTICLE X, shall be true and correct in all respects as of the Execution Date and true and correct in all material respects as of the Effective Date. In the event that antitrust clearance from the FTC, DOJ or any other required agency or authority is not obtained within [***] days after the Execution Date, or such other date as the Parties may mutually agree, this Agreement may be terminated by either Party on written notice to the other. In the event a provision of this Agreement needs to be deleted or substantially revised in order to obtain regulatory clearance of this transaction, the Parties will negotiate in good faith in accordance with Section 15.4.
[signature page follows]

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IN WITNESS WHEREOF, each Party has caused this License and Collaboration Agreement to be executed by their respective duly authorized officers as of the Execution Date.

BioNTech SE                        BioNTech SE

By: /s/ Sean Marett                    By: /s/ Jens Holstein
Name:    Sean Marett                    Name:    Jens Holstein
Title:    CBO and CCO                Title:    CFO

OncoC4, Inc.

By: /s/ Yang Liu
Name:    Yang Liu
Title:    President and CEO

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Schedule 1.5
AI-025 Amino Acid Sequence

[***]

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Schedule 1.8
Description of AI-061

[***]

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Schedule 1.14
[***]

[***]

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Schedule 1.25
CD80/CD86 Compound

[***]

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Schedule 1.64
ONC-392 Backup Molecules

[***]

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Schedule 1.68
Listed Patents

[***]

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Schedule 1.75
Expert Valuation Procedure
In the event that the Parties cannot reach consensus regarding the calculation of Net Sales of a Combination Product in a country in accordance with Section 1.75 within the [***] days following BioNTech’s request for negotiation, then the matter shall be resolved as set forth below, by a reputable, independent Third Party who is an expert with at least [***] years of experience in pharmaceutical product valuation (the “Neutral Expert”):
(a)To initiate resolution by a Neutral Expert, either Party shall send the other Party a written notice that it wishes to resolve the dispute by a Neutral Expert. The date of receipt by the other Party of such written notice is the “Notice Date.”
(b)Within [***] Business Days following the Notice Date, each Party shall notify the other Party in writing of its appointed expert meeting the qualifications for the Neutral Expert stated above (each, a “Representative Expert”). The Representative Experts for each Party shall jointly appoint the Neutral Expert within [***] Business Days thereafter.
(c)Within [***] Business Days after the appointment of the Neutral Expert, each Party shall submit to the other Party and the Neutral Expert a written summary regarding its position with respect to the dispute. Contemporaneously with the submission of its written summary regarding its position, each Party shall provide the other Party and the Neutral Expert with copies of all documents it relied upon in its written summary; provided, that each Party may redact any portion of such documents which are covered by an applicable privilege or do not relate to the subject matter of this Agreement.
(d)Within [***] Business Days following receipt of the other Party’s written summary regarding its position, each Party may submit an opposition statement of no more than five (5) pages in length (excluding exhibits and declarations). Neither Party will be allowed to conduct any discovery. Neither Party may have any communications (either written or oral) with the other Party’s Representative Expert or the Neutral Expert other than for the sole purpose of engaging the expert panel or as expressly permitted in this Schedule 1.75; provided, that oral presentations and follow-up written submissions may be made to the Neutral Expert at the Neutral Expert’s request. The Neutral Expert may consult in writing with the Representative Experts regarding the submissions made by either Party; provided, that both Representative Experts are aware of such consultation and provided an opportunity to respond. Evaluating each Party’s written submissions, the Neutral Expert shall, within [***] Business Days following receipt of the written opposition statement, select in total, either BioNTech’s submission or OncoC4’s submission. Such decision shall be final, binding and not appealable.
(e)The Party whose submission is not selected shall be solely responsible for the expenses and fees of the Neutral Expert and the reasonable costs and fees of the other Party’s Representative Expert.
(f)The existence of the dispute, any negotiations, submissions, and the rulings shall be deemed to be Confidential Information of both Parties.

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Schedule 1.77
ONC-392 Amino Acid Sequence

[***]

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Schedule 1.105
Upstream Agreements

[***]

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Schedule 2.1(b)
Permitted Subcontractors

[***]

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Schedule 2.7
[***] License

[***]

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Schedule 3.1(a)
Initial CDP
[***]

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Schedule 9.2(a)
Joint Press Release
[***]

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Schedule 10.2(i)
Third-Party Agreements

[***]

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Schedule 10.2(j)
[***] Agreements

[***]

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Schedule 10.2(k)
[***] Agreements

[***]

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Schedule 10.2(q)
Government Funding

[***]

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Schedule 13.4(d)
Mediation & “Baseball” Arbitration for Reversion Products

1.If the Parties are unable to mutually agree on and enter into a Reversion Agreement within [***] days following the effective date of termination and either Party refers the matter to be resolved in accordance with this Schedule 13.4(d) or they otherwise mutually agree, the matter will first be referred to the Senior Officers for resolution. The Senior Officers will attempt to resolve the matter in good faith. If the Senior Officers fail to resolve the matter within [***] Business Days after the date on which the matter is referred to the Senior Officers (unless a longer period is agreed to by the Parties), then either Party may, by written notice to the other Party, submit the matter for resolution by mediation as follows:
2.The matter shall be submitted within [***] Business Days following receipt of such notice for mediation, for non-binding mediation conducted in accordance with the Rules of the American Arbitration Association, and to bear equally the costs of such mediation (including any fees or expenses of the applicable mediator); provided, however, that each Party shall bear its own costs in connection with such mediation. The Parties agree to participate in good faith in such mediation for a period of [***] Business Days or such longer period as the Parties may mutually agree following receipt of the notice for mediation (the “Mediation Period”).
3.In connection with such mediation, the Parties shall cooperate with the American Arbitration Association and with one another in selecting a mediator, being a judge or attorney, with ten (10) years’ experience in the development and commercialization of biopharmaceutical products, who is independent of each Party (i.e., not a current or former employee, consultant, officer, or director, or current stockholder, of either Party or their respective Affiliates, and who does not otherwise have any current or previous business relationship with either Party or their respective Affiliates) and in scheduling the mediation proceedings during the applicable Mediation Period.
4.The Parties further agree that all information, whether oral or written, provided in the course of any such mediation by any of the Parties, their agents, employees, experts, and attorneys, and by the applicable mediator and any employees of the mediation service, is confidential, privileged, and inadmissible for any purpose, including impeachment, in any litigation, arbitration or other proceeding involving the Parties; provided, that any information that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in such mediation.
5.If the Parties cannot reach resolution for any reason, including, but not limited to, the failure of either Party to agree to enter into mediation or agree to any compromise on the Reversion Agreement proposed by the mediator, on and following the expiration of the Mediation Period, then either Party may, by written notice to the other Party, submit the matter for final resolution by binding “baseball” arbitration as follows:
6.The Parties will discuss and endeavor in good faith to select and agree upon a mutually acceptable single neutral arbitrator, being a judge or attorney, with at least ten (10) years’ experience in the development and commercialization of biopharmaceutical products, who is independent of each Party (i.e., not a current or former employee, consultant, officer, or director, or current stockholder, of either Party or their respective Affiliates, and who does not otherwise have any current or previous business relationship with either Party or their respective Affiliates), within [***] days following the end of the Mediation Period; provided, that if the Parties are unable or fail to agree upon the arbitrator within such [***] day period, the arbitrator shall be appointed by the American Arbitration Association (or any successor entity thereto) within [***] days thereafter. Except as otherwise mutually agreed by the Parties, the arbitration shall be conducted in accordance with the American Arbitration Association’s Final Offer

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Arbitration Supplementary Rules, or the equivalent successor rules then in effect to the extent consistent with and modified by this Schedule 13.4(d).
7.Within [***] Business Days after the selection of the arbitrator (or such other time as the Parties mutually agree), each Party will submit to the arbitrator and the other Party such Party’s proposed form of Reversion Agreement and a memorandum in support thereof, not exceeding ten (10) pages in length. Within [***] days after receiving each Party’s proposal, the arbitrator will, as final and binding, either (i) select one of the two proposed Reversion Agreements (without modification) provided by the Parties or (ii) introduce a Reversion Agreement containing the terms, conditions, and elements of both of the [***] Reversion Agreement proposed by the Parties; provided, that such proposed Reversion Agreement represents compromise positions between the two Reversion Agreements proposed by the Parties, in each case that the arbitrator believes, in order of priority, is: (i) most closely in accordance with the terms and conditions of the Agreement and the intent of the Parties in entering into the Agreement, (ii) most fair and equitable to both Parties under the circumstances, and (iii) most commercially reasonable. The arbitrator may combine elements of each Parties’ proposed Reversion Agreement, so long as the arbitrator’s proposed Reversion Agreement does not introduce new positions that are not a compromise between the proposals made by either Party in each Party’s proposed Reversion Agreement, or award any other relief or take any other action. Absent fraud or manifest error, the decision of the arbitrator will be final and binding on the Parties, and the Parties shall promptly execute and enter into a Reversion Agreement in the form selected by the arbitrator.
8.Each Party shall pay its own costs and expenses in connection with the arbitration and shall be responsible for [***] of the fees and expenses of the arbitrator. The Parties agree that the arbitrator’s decision may be enforced in any court of competent jurisdiction.